As filed with the Securities and Exchange Commission on January 29, 2010

Investment Company Act File No. 811-21162

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	|X|
Amendment No. 29 (Check appropriate box or boxes)	|X|

BLACKROCK CORE PRINCIPAL
PROTECTED FUND
Of BlackRock Principal Protected Trust
(Exact Name Of Registrant As Specified In Charter)

55 East 52nd Street, New York, New York 10055
(Address of Principal Executive Offices)

(800) 441-7762
(Registrant’s Telephone Number, Including Area Code:)

Anne F. Ackerley
BlackRock Principal Protected Trust
55 East 52nd Street
New York, New York 10055
(Name and Address of Agent for Service)

Copies to:

Counsel for the Trust:
Joel H. Goldberg, Esq.
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019-6099

Howard B. Surloff, Esq.
BlackRock Advisors, LLC
55 East 52nd Street
New York, New York 10055

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant on behalf of its series, BlackRock Core Principal Protected Fund (the “Fund”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, shares of beneficial interest of the Fund are not currently being offered for sale within the meaning of Section 5 of the Securities Act of 1933, as amended (sometimes referred to herein as the “Securities Act” or the “1933 Act”) as a result, no amendment to the Fund’s Registration Statement under that Act is being made. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of the Fund.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.

BlackRock Principal Protected Trust (the “Trust”) is an open-end management investment company that was organized on July 15, 2002 as a statutory trust under the laws of the State of Delaware. The Trust originally consisted of three series: the Fund, BlackRock Basic Value Principal Protected Fund and BlackRock Fundamental Growth Principal Protected Fund. BlackRock Basic Value Principal Protected Fund and BlackRock Fundamental Growth Principal Protected Fund were liquidated in November 2009. BlackRock Advisors, LLC (“BlackRock” or the “Manager”) manages the Fund’s investments subject to the oversight of the Board of Trustees of the Trust (the “Board of Trustees” or the “Board” or the “Trustees”). This Registration Statement relates solely to the shares of the Fund.

Shares of the Fund will not be offered during the Guarantee Period, except in connection with reinvestment of dividends and distributions.

The Guarantee Period began on February 28, 2003 (commencement of operations) and is scheduled to continue for a period of seven years and to conclude on March 1, 2010 (the “Guarantee Maturity Date”). The Board has voted to approve the liquidation of the Fund on or about the Guarantee Maturity Date. During the Guarantee Period, the Fund will seek long term capital growth to the extent permitted by a strategy that seeks to use investments in U.S. Treasury bonds, including zero coupon bonds, and other fixed income instruments, to protect the original principal value of the Fund (less redemptions, cash distributions and dividends and extraordinary expenses) at the Guarantee Maturity Date.

The Fund undertakes (the “Payment Undertaking”) that on the Guarantee Maturity Date, each shareholder will be entitled to redeem his or her shares for an amount no less than the initial value of that shareholder’s account, less extraordinary expenses (the “Guaranteed Amount”), provided that all dividends and distributions received from the Fund have been reinvested and no shares have been redeemed. The Fund has entered into a Financial Guarantee Agreement (the “Financial Guarantee Agreement”) with Ambac Assurance Corporation (“Ambac”). In connection with the Fund’s entering into the Financial Guarantee Agreement with Ambac, Ambac has issued an unconditional and irrevocable financial guarantee insurance policy (the “Policy”) pursuant to which Ambac will pay the Fund an amount sufficient to ensure that each shareholder’s account can be redeemed for an amount equal to his or her Guaranteed Amount should the Fund be unable to satisfy its Payment Undertaking with respect to such Guaranteed Amount. Ambac is a Wisconsin domiciled stock insurance company.

A shareholder’s Guaranteed Amount will be reduced, as more fully described below, if the shareholder takes any dividends or distributions in cash instead of reinvesting them in additional shares of the Fund, redeems any shares before the Guarantee Maturity Date, or if there are extraordinary expenses incurred by the Fund that are not covered by the Fund’s Payment Undertaking and/or the Policy.

The Board has voted to approve the liquidation of the Fund (the “Liquidation”). As a result, all of the assets of the Fund will be liquidated on or about the Guarantee Maturity Date (the “Liquidation Date”), and the Fund will be terminated. If you hold shares in the Fund as of the close of business on the Liquidation Date, you will be entitled to receive a “Liquidating Distribution.” The Liquidating Distribution will represent a distribution in cash from the Fund equal to the net asset value of your shares. If you are eligible to receive the Liquidating Distribution, you will receive it without the need for further action on your part. As of January 27, 2010, the value of an investor’s account, less redemptions and distributions, is above the Guaranteed Amount, so the warranty coverage has not been triggered.

As a shareholder of the Fund, you are free to redeem or exchange your shares at any time up to the close of business on the day prior to the Liquidation Date or wait to receive the Liquidating Distribution. Shareholders will not have to pay any sales load, commission, contingent deferred sales charge (“CDSC”) or similar fee in connection with the Liquidation. Shareholders also can exchange their shares of the Fund without incurring a CDSC. See Part B of this Registration Statement for more details. If you wish to continue investing with BlackRock, you may obtain prospectuses for other BlackRock investment funds by calling 800-441-7762 or by accessing the BlackRock website at www.blackrock.com.

PART A

January 28, 2010

BLACKROCK CORE PRINCIPAL PROTECTED FUND

     Responses to items 1, 2, 3, 4 and 13 have been omitted pursuant to Paragraph 2(b) of Instruction B of the general instructions to Form N-1A.

Item 5. Management.

     (a) Investment Adviser(s)

The Fund’s investment manager is BlackRock Advisors, LLC (“BlackRock” or the “Manager”). The Fund’s sub-adviser is BlackRock Investment Management, LLC. Where applicable, BlackRock refers also to the Fund’s sub-adviser.

     (b) Portfolio Managers

Name	Portfolio Manager of the Fund Since	Title
Bob Doll, CFA, CPA	2003	Vice Chairman of BlackRock, Inc.
Daniel Hanson, CFA	2008	Managing Director of BlackRock, Inc.
Debbie Jelilian	2009	Managing Director of BlackRock, Inc.

Item 6. Purchase and Sale of Fund Shares.

     (a) Purchase of Fund Shares

The Fund does not currently offer its shares for sale.

     (a) Sale of Fund Shares

You may redeem shares of the Fund each day the New York Stock Exchange (“NYSE”) is open. To sell shares you should contact your financial intermediary or financial professional, or, if you hold your shares through the Fund, you should contact the Fund by phone at (800) 441-7762, by mail (c/o BlackRock Funds, P.O. Box 9819, Providence, Rhode Island 02940-8019), or by the Internet at www.blackrock.com/funds.

Item 7. Tax Information.

The Fund’s dividends and distributions may be subject to federal income taxes and may be taxed as ordinary income or capital gains, unless you are a tax-exempt investor or are investing through a retirement plan, in which case you may be subject to federal income tax upon withdrawal from such tax deferred arrangements.

Item 8. Financial Intermediary Compensation.

If you purchase shares of the Fund through a broker-dealer or other financial intermediary, the Fund and BlackRock Investments, LLC, the Fund’s distributor, or its affiliates may pay the intermediary for the sale of Fund shares and other services. These payments may create a conflict of interest by influencing the broker-dealer or other financial intermediary and your individual financial professional to recommend the Fund over another investment. Ask your individual financial professional or visit your financial intermediary’s website for more information.

Item 9. Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings.

     (a) Investment Objective

During the Guarantee Period, the Fund will seek long term capital growth to the extent permitted by a strategy that seeks to use investments in U.S. Treasury bonds, including zero coupon bonds, and other fixed income instruments, to protect the original principal value of the Fund (less redemptions, cash distributions and dividends and extraordinary expenses) at the Guarantee Maturity Date.

     (b) Implementation of Investment Objective

Guarantee Period

Outlined below are the main strategies the Fund uses in seeking to achieve its objective during the Guarantee Period.

Under normal market conditions, during the Guarantee Period the Fund’s assets are allocated between a:

  Core Component, consisting primarily of equity securities of large cap companies, and a

  Protection Component, consisting primarily of U.S. Treasury bonds, including zero coupon bonds.

Core Component — The Fund invests all of the assets allocated to the Core Component in the Master Large Cap Core Portfolio (the “Master Portfolio”) of the Master Large Cap Series LLC (the “Master LLC”) a mutual fund whose investment objective is to seek long term capital growth. All investments of the assets of the Core Component will be made at the Master LLC level. The investment results of the Core Component will correspond directly to the investment results of the Master Portfolio in which it invests. For simplicity, when describing the Core Component, this Prospectus uses the term “Fund” to include the Master Portfolio.

Under normal circumstances, the Fund invests at least 80% of the assets of the Core Component in equity securities of large cap companies the Manager selects from among those that are, at the time of purchase, included in the Russell 1000® Index. Companies removed from the Russell 1000® Index, after purchase by the Fund, will continue to be considered to have large market capitalizations for purposes of the 80% investment policy. The size of companies in the Russell 1000® Index changes with market conditions and the composition of the Index. The Manager uses a multi-factor quantitative model to look for companies within the Russell 1000® Index that, in its opinion, are consistent with the investment objective of the Fund.

The Fund employs a blended investment strategy for the Core Component that emphasizes a mix of both growth and value investing techniques and will seek to outperform the Russell 1000® Index.

In selecting securities from the Fund’s benchmark universe, the Manager uses a proprietary multi-factor quantitative model. The factors used by the model include stock valuation, quality of earnings and potential future earnings growth. The Manager looks for strong relative earnings growth, earnings quality and good relative valuation. A company’s stock price relative to its earnings and book value among other factors is also examined – if the Manager believes that a company is overvalued, it will not be considered as an investment for the Fund. After the initial screening is done, the Manager relies on fundamental analysis, using both internal and external research, to optimize its quantitative model to choose companies the Manager believes have strong, sustainable earnings growth with current momentum at attractive price valuations.

Because the Fund generally will not hold all the stocks in the Russell 1000® Index, and because the Fund’s investments may be allocated in amounts that vary from the proportional weightings of the various stocks in that index, the Fund is not an “index” fund. In seeking to outperform the Fund’s benchmark, however, the Manager reviews potential investments using certain criteria that are based on the securities in the Russell 1000® Index. These criteria currently include the following:

  Relative price to earnings and price to book ratios

  Stability and quality of earnings

  Earnings momentum and growth

  Weighted median market capitalization of the Fund’s portfolio

  Allocation among the economic sectors of the Fund’s portfolio as compared to the Russell 1000® Index

  Weighted individual stocks within the Russell 1000® Index

These criteria are explained in more detail in Part B of this Registration Statement.

The Fund may sell a security if, for example, the price of the security has increased to a level targeted by the Fund, if the Manager determines that the issuer of the security no longer meets the criteria established by the Manager for the purchase of the security, or if the Manager believes there is a more attractive investment opportunity for the funds invested.

Protection Component — The Manager seeks investments for the Protection Component that have financial characteristics that will, at any point in time, closely resemble those of a portfolio of zero coupon bonds that mature at or near the Guarantee Maturity Date. The Fund will seek to maintain the duration of the Protection Component approximately equal to the period remaining in the Guarantee Period. The Protection Component will consist primarily of securities issued or guaranteed by the U.S. Government and its agencies or instrumentalities, which may include zero coupon U.S. Treasury bonds. The Fund also may invest in STRIPS (which are securities that are created by the Federal Reserve Bank by separating the interest and principal components of an outstanding U.S. Treasury or agency bond and selling them as individual securities), futures on U.S. Treasury securities, money market instruments and corporate bonds or other debt instruments.

Asset Allocation — The Manager uses a proprietary mathematical formula to determine, on an ongoing basis, the percentage of assets allocated to the Core Component and to the Protection Component. The formula evaluates a number of factors, including, but not limited to:

  the market value of the Fund’s assets as compared to the aggregate Guaranteed Amount;

  the prevailing level of interest rates;

  equity market volatility; and

  the length of time remaining until the Guarantee Maturity Date.

The formula was used to determine the initial allocation between the Core Component and the Protection Component on the first day of the Guarantee Period and is used on an ongoing basis to evaluate the allocation of Fund assets. Because market conditions and the level of interest rates are subject to change and the Fund evaluates its asset allocation on an ongoing basis, it is impossible to say with any certainty how much of the Fund’s assets will be allocated to a particular component over any period of time. In general, as the market value of the Core Component rises, more assets are allocated to the Core Component, and as the market value of the Core Component declines, more assets are allocated to the Protection Component. In the event of a significant decline in the equity market, the formula may allocate all or substantially all of the Fund’s assets to the Protection Component. If this happens, such allocation to the Protection Component may be irreversible. Conversely, at times, changes in market conditions and in the level of interest rates could cause the formula to allocate all or substantially all of the Fund’s assets to the Core Component. As of December 31, 2009, 87.76% of the Fund’s assets were allocated to the Protection Component.

The formula may require the Fund to have a higher portfolio turnover rate as compared to other mutual funds.

The Fund’s Payment Undertaking and the Policy

The Fund undertakes that on the Guarantee Maturity Date, each shareholder will be entitled to redeem his or her shares for no less than such shareholder’s Guaranteed Amount. While the Fund seeks to provide investors with the upside earnings potential available in rising equity markets to the extent assets are allocated to the Core Component, the Fund also seeks to provide protection against a falling equity marketplace by allocating a portion of its assets to the Protection Component and by purchasing the Policy. To the extent that assets are allocated to the Protection Component, rather than the Core Component, during the Guarantee Period, the Fund’s ability to participate in upward equity market movements will be reduced. The Fund purchased the Policy from Ambac pursuant to the Financial Guarantee Agreement to insure that if the Fund cannot satisfy its Payment Undertaking with respect to the Guaranteed Amount on the Guarantee Maturity Date, each shareholder will be entitled to redeem his or her shares for an amount not less than the initial value of that shareholder’s account (less extraordinary expenses not covered by the Fund’s Payment Undertaking or the Policy), provided that all dividends and distributions received from the Fund have been reinvested and no shares have been redeemed. This amount is referred to as the Guaranteed Amount. The Financial Guarantee Agreement requires the Manager to comply with certain agreed upon investment parameters in an attempt to limit the Fund’s risk. These investment parameters are designed to reduce, but do not eliminate, the risk that the Fund’s assets will be insufficient to allow the Fund to redeem shares at not less than the aggregate Guaranteed Amount at the Guarantee Maturity Date. If the Fund fails to comply with the agreed-upon investment parameters or otherwise fails to comply with certain restrictions set forth in the Financial Guarantee Agreement, all of the Fund’s assets may be reallocated to the Protection Component.

The Fund will pay to Ambac, under the Financial Guarantee Agreement, an annual fee equal to 0.625% of the average daily net assets of the Fund during the Guarantee Period. If the value of the Fund’s assets on the Guarantee Maturity Date is insufficient to result in the value of each shareholder’s account being at least equal to his or her Guaranteed Amount, Ambac will pay to the Fund an amount sufficient to insure that each shareholder’s account can be redeemed for an amount equal to his or her Guaranteed Amount. In the event the Fund is unable to satisfy its Payment Undertaking with respect to the Guaranteed Amount, a shareholder’s ability to receive the Guaranteed Amount depends on the financial condition of Ambac. As of January 25, 2010, Ambac has a Caa2 rating from Moody’s Investors Service, Inc. (“Moody’s”) with a developing outlook and a CC rating from Standard & Poor’s Rating Services (“S&P”) with a developing outlook. If Ambac becomes insolvent or its credit deteriorates substantially, payment under the Policy may not be made or may become unlikely. In such event, the Fund could take a variety of actions, including replacing the Policy or entering into a different insurance or principal protection arrangement. In such circumstances, shareholders could suffer a loss of principal.

Under certain circumstances, including if Ambac’s rating is at or below A1 by Moody’s or A+ by S&P, the Trust may terminate Ambac’s Policy by notice to Ambac. If the Trust terminates the Policy, Ambac will have no liability under the Policy. Upon such a termination, the Trust will notify the Fund’s shareholders that the Ambac Policy has been terminated and that Ambac as been released of all liability under the Policy.

Ambac, a guarantor of public finance and structured finance obligations, has a CC financial strength rating with a developing outlook by S&P, and a Caa2 financial strength rating with a developing outlook from Moody’s. These ratings reflect multiple downgrades in Ambac’s financial strength ratings from June 2008 through August 2009. Ambac is the principal operating subsidiary of Ambac Financial Group, Inc. (“AFG”).

Ambac has not participated in the organization of the Fund or the preparation of this Prospectus, and makes no representation regarding the advisability of an investment in the Fund. In addition to the description of Ambac provided herein, a description of Ambac, its business, condition and performance and insurance regulatory matters is included in AFG’s most recent Annual Report on Form 10-K and other subsequent reports filed with the Securities and Exchange Commission (“SEC”) by AFG. Information about Ambac can be found in Part B of this Registration Statement and in the reports filed with the SEC by AFG.

Other Strategies. In addition to the main strategies discussed above, the Fund may use certain other investment strategies with respect to the Core Component during the Guarantee Period.

The Fund may invest the assets of the Core Component in securities of foreign issuers that are represented by American Depositary Receipts, or “ADRs.”

The Fund may invest in investment grade convertible securities, preferred stocks, illiquid securities, and U.S. Government debt securities (i.e., securities that are direct obligations of the U.S. Government). There are no restrictions on the maturity of the debt securities in which the Fund may invest the assets of the Core Component.

The Fund also may lend portfolio securities of the Core Component and may invest uninvested cash balances in affiliated money market funds.

As a temporary measure for defensive purposes, the Fund may invest the assets of the Core Component without limit in cash, cash equivalents or short-term U.S. Government securities. These investments may include high quality, short-term money market instruments such as U.S. Treasury and agency obligations, commercial paper (short-term, unsecured, negotiable promissory notes of a domestic or foreign company), short-term debt obligations of corporate issuers and certificates of deposit and bankers’ acceptances. Investment in these securities also may be used to meet redemptions. Short-term investments and temporary defensive positions may limit the potential for the Fund to achieve its objective of long-term capital growth.

     (c) Risks

Investment Risks

This section contains a summary discussion of the main risks of investing in the Fund. As with any fund, there can be no guarantee that the Fund will meet its objective or that the Fund’s performance will be positive for any period of time.

Guarantee Period

Outlined below are the main risks of investing in the Fund during the Guarantee Period.

Risks Associated with the Fund’s Payment Undertaking and the Policy

The Fund undertakes that on the Guarantee Maturity Date shareholders will be able to redeem their shares at their Guaranteed Amount, provided that all dividends and distributions received from the Fund have been reinvested and no shares have been redeemed. The Fund’s Payment Undertaking is backed by the Policy issued by Ambac. It is possible that the Fund will be unable to satisfy its Payment Undertaking with respect to the Guaranteed Amount. In addition, it is also possible that the financial position of Ambac may deteriorate and Ambac would be unable to satisfy its obligations under the Policy. In such event, shareholders will receive their pro rata portion of the Fund’s net asset value if they redeem their shares on the Guarantee Maturity Date. The Policy is solely the obligation of Ambac. The Fund is not guaranteed or insured by BlackRock or its affiliates, the United States Government, or any other person (other than Ambac in connection with its issuance of the Policy). Furthermore, the Policy issued by Ambac is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of New York Insurance Law. Consequently, in the event of the insolvency of Ambac, the Fund would not be able to bring a claim against the Property/Casualty Insurance Security Fund.

The terms of the Financial Guarantee Agreement (executed in connection with the Policy) require the Manager to comply with certain agreed-upon investment parameters in an attempt to limit the Fund’s risk. These investment parameters are designed to reduce, but do not eliminate, the risk that the Fund’s assets will be insufficient to allow the Fund to redeem shares at not less than the Guaranteed Amount. In addition, these investment parameters limit the manner in which the Fund may be managed during the Guarantee Period, and thus limit the Manager’s ability to respond to changing market conditions. If the Fund fails to comply with the agreed-upon investment parameters or otherwise fails to comply with restrictions set forth in the Financial Guarantee Agreement, Ambac may elect to cause the Fund to reallocate all of its assets to the Protection Component.

Restrictions Under Financial Guarantee Agreement — Pursuant to the Financial Guarantee Agreement among the Fund, the Manager and Ambac, the Manager and the Fund have agreed to comply with certain risk management restrictions that limit the Fund’s allocation of assets to the Core Component. This limitation is designed to reduce, but does not eliminate, the risk that the Fund’s assets will be insufficient to allow the Fund to redeem shares at not less than the aggregate Guaranteed Amount on the Guarantee Maturity Date. The Financial Guarantee Agreement limits the manner in which the Fund may be managed during the Guarantee Period, which may limit the Manager’s ability to respond to changing market conditions during the Guarantee Period. If the Fund fails to comply with the agreed-upon investment parameters or otherwise fails to comply with certain restrictions set forth in the Financial Guarantee Agreement, the Fund may be required to reallocate all of its assets to the Protection Component. Use of the Protection Component reduces the Fund’s ability to participate as fully in upward equity market movements, and therefore represents some loss of opportunity compared to a portfolio that is more heavily invested in equities.

Risks Associated With Asset Allocation Process — If Fund assets are largely invested in the Protection Component, the Fund’s exposure to equity markets will be reduced and the Fund will be more highly correlated with bonds. If during the Guarantee Period the equity markets experience a major decline, the Fund’s assets may become largely or entirely invested in the Protection Component. In fact, if the value of the Core Component were to decline significantly (whether within a short period of time or over a protracted period), a complete and irreversible reallocation to the Protection Component may occur. In this circumstance, the Fund would not participate in any subsequent recovery in the equity markets. Investment in the Protection Component during the Guarantee Period reduces the Fund’s ability to participate as fully in upward equity market movements, and therefore represents some loss of opportunity compared to a portfolio that is more heavily invested in equities. In addition, the terms of the Financial Guarantee Agreement prescribe certain investment parameters within which the Fund must be managed during the Guarantee Period. Accordingly, the Financial Guarantee Agreement could limit the Manager’s ability to alter the allocation of Fund assets during the Guarantee Period in response to changing market conditions.

The asset allocation process may result in additional transaction costs such as brokerage commissions. This process can have an adverse effect on the performance of the Fund during periods of increased equity market volatility. In addition, a high portfolio turnover rate may increase the Fund’s transaction costs, which would adversely affect performance. Also, an investor may receive taxable gains from portfolio transactions by the Fund.

Limitations on Guaranteed Amount — If a shareholder may need access to his or her money at any point prior to the Guarantee Maturity Date or if a shareholder prefers to receive dividends and distributions in cash, such shareholder should consider the appropriateness of investing in the Fund. Redemptions made for any reason prior to the Guarantee Maturity Date will be made at the Fund’s then current net asset value, which could result in the redeeming shareholder receiving less than the Guaranteed Amount. In addition, a shareholder’s Guaranteed Amount will be reduced by any redemptions made, and by any dividends and distributions such shareholder receives in the form of cash, prior to the Guarantee Maturity Date. If the Fund incurs extraordinary expenses that are not covered by the Fund’s Payment Undertaking or the Policy, a shareholder’s Guaranteed Amount also will be reduced. Examples of such extraordinary expenses may include legal fees or other costs of litigating a claim brought against the Fund.

Risk of Default — In the event the Fund is unable to satisfy its Payment Undertaking with respect to the Guaranteed Amount, a shareholder’s ability to receive the Guaranteed Amount depends on the financial condition of Ambac. The Policy is solely an obligation of Ambac. Consequently, an investment in the Fund involves a risk of loss if Ambac is placed in bankruptcy or receivership, or is otherwise unable to pay, or defaults on, its obligations under the Policy. In such event, the Fund could take a variety of actions, including replacing the Policy or entering into a different insurance or principal protection arrangement. In such circumstances, shareholders could suffer a loss of principal.

Taxable Income — The Fund will distribute any net gains and income (including accrued but unpaid income on zero coupon bonds) to shareholders at least annually. Such distributions are taxable to shareholders even if the distributions are reinvested in the Fund. Shareholders who do not reinvest distributions, however, will be subject to a reduction in their Guaranteed Amount.

Redemptions of shares during the Guarantee Period will decrease the Guaranteed Amount to which a shareholder is entitled. If a shareholder redeems shares in the Fund, he or she will then hold fewer shares at the then current Guaranteed Amount per share, thereby reducing the overall Guaranteed Amount for the shareholder. A redemption made from the Fund prior to the Guarantee Maturity Date will be made at the Fund’s then current net asset value, less any applicable deferred sales charge, which may be higher or lower than the net asset value at the Fund’s commencement of operations.

The Guaranteed Amount per share will decline as dividends and distributions are made to shareholders. If a shareholder automatically reinvests dividends and distributions in additional shares of the Fund, the shareholder’s total Guaranteed Amount will remain the same because he or she will hold a greater number of shares at a reduced Guaranteed Amount per share following payment of a dividend or distribution. The result is to preserve the total Guaranteed Amount to which he or she was entitled before the dividend or distribution was made. If a shareholder elects to receive any dividends or distributions in cash, however, he or she will hold the original number of shares at the reduced Guaranteed Amount per share following payment of a dividend or distribution. This will reduce the Guaranteed Amount to which such shareholder was entitled before the dividend or distribution was made.

Example. Assume a shareholder reinvests dividends and distributions. The number of shares such shareholder owns in the Fund will increase at each date on which a dividend or distribution is declared. Although the number of shares in the account increases, and the Guaranteed Amount per share decreases, the shareholder’s overall Guaranteed Amount does not change.

Assume a shareholder made an initial investment of $20,000 in Investor A Shares of the Fund at the offering price of $10.55 (which includes the 5.25% front end sales charge and a $5.35 processing fee). Such shareholder now has $18,944.65 invested in the Fund and holds 1,894.47 shares. The shareholder’s initial Guaranteed Amount is $18,944.65, since the sales charge and processing fee are not covered by the Guarantee. Assume it is now December 31, 2003 and the Fund declares a dividend of $0.15 per share. Also, assume that the net asset value is $11.25 per share at the end of the day on December 31, 2003.

To recalculate the shareholder’s Guaranteed Amount per share:

1.	Determine the value of the shareholder’s dividend. The total dividend will equal the per share dividend multiplied by the number of shares owned the day before the dividend is declared. In the example, 1,894.47 shares are multiplied by $0.15 per share to arrive at $284.17.

2.	Determine the number of shares that will get added to the shareholder’s account when the dividend is reinvested. The additional shares equal the value of the dividend divided by the ending net asset value per share on the day the dividend was declared. In the example, $284.17 divided by $11.25 or 25.26 shares.

3.	Adjust the shareholder’s account for the additional shares. Add 1,894.47 and 25.26 to arrive at the new share balance of 1,919.73 shares.

4.	Determine the shareholder’s new Guaranteed Amount per share. Take the original Guaranteed Amount and divide by the new share balance. In the example, $18,944.65 is divided by 1,919.73 shares to arrive at the new Guaranteed Amount per share of $9.8684.

5.	Your Guaranteed Amount still equals $18,944.65.

The same process applies for the recalculation of the Guaranteed Amount per share for Investor B and Investor C Shares. Again, assume a shareholder made an initial investment of $20,000 in Investor B or Investor C Shares at the offering price of $10. Such shareholder now has $20,000 invested in the Fund and holds 2,000 shares. The shareholder’s initial Guaranteed Amount is $20,000. Let us further assume it is December 31, 2003 and the Fund declares a dividend of $0.15 per share. Also assume that the net asset value is $11.25 per share at the end of the day on December 31, 2003.

1.	Following the example above, we first multiply the 2,000 shares held by the Investor B or Investor C shareholder by $0.15 per share to arrive at $300.

2.	To determine the number of shares added to your account when your dividend is reinvested we divide the amount of the dividend ($300) by the ending net asset value per share on the day the dividend was declared. In our case, $300 is divided by $11.25. This results in 26.67 shares.

3.	Next, your account is adjusted for your additional shares. Adding 2,000 and 26.67 you arrive at your new share balance of 2,026.67 shares.

4.	To determine your new Guaranteed Amount per share take your original Guaranteed Amount and divide by your new share balance. In this example we divide $20,000 by 2026.67 shares to arrive at a new Guaranteed Amount per share of $9.8684.

5.	Your Guaranteed Amount still equals $20,000.

If a shareholder does not reinvest dividends and distributions in additional shares of the Fund, such dividends and distributions will be treated as a redemption of the shares that would have otherwise been purchased through the proceeds of the dividend or distribution, and the Guaranteed Amount will be reduced.

Although shareholders can perform this calculation themselves, the Fund will recalculate the Guaranteed Amount per share whenever the Fund declares a dividend or makes a distribution. It is possible that the Fund’s calculations may differ from a shareholder’s calculations, for example, because of rounding or the number of decimal places used. In each case, the Fund’s calculations will control.

Core Component Risks

The main risks of the Core Component are as follows:

Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Fund invests will go down in value. Selection risk is the risk that the securities selected by the Manager may underperform the stock market, or other securities selected by other funds. This means you may lose money.

Protection Component Risks

The main risks of the Protection Component are as follows:

Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Fund invests will go down in value. Selection risk is the risk that the securities selected by the Manager may underperform the bond market, or other securities selected by other funds. This means you may lose money.

Interest Rate and Zero Coupon Bond Risk — The main risk associated with investing in bonds is interest rate risk. Interest rate risk is the risk that prices of fixed income securities generally increase when interest rates decline and decrease when interest rates increase. Prices of longer-term securities generally change more in response to interest rate changes than prices of shorter-term securities. The Fund may lose money if short term or long term interest rates rise sharply or otherwise change in a manner not anticipated by the Manager.

The Fund seeks to maintain the duration of the Protection Component approximately equal to the period remaining in the Guarantee Period. As the Fund draws nearer to the Guarantee Maturity Date, the duration of the Protection Component will be reduced. As a result, the Fund will be more susceptible to the risk of rising interest rates early in the Guarantee Period, when its bond portfolio is likely to have a longer duration. For example, a portfolio with a duration of seven years generally would decline seven percent if interest rates were to rise one percent. By contrast, a bond portfolio with a duration of three years would generally only decline three percent if interest rates rose one percent.

The market value of a bond portfolio containing a significant amount of zero coupon bonds (and which may include STRIPS) generally is more volatile than the market value of a portfolio of fixed income securities with similar maturities that pay interest periodically. With bonds issued by certain U.S. Government agencies or instrumentalities or U.S. Government sponsored enterprises (e.g., Federal National Mortgage Association or Federal Home Loan Mortgage Corporation), there is a risk that the issuer will default on the payment of principal or interest. These securities are often not guaranteed by the full faith and credit of the United States.

Additional Core Component Risks:

In addition to the main risks set forth above, during the Guarantee Period the Fund may be subject to certain other risks associated with its investments or investment strategies, including:

Derivatives — The Fund’s use of derivatives may reduce the Fund’s returns and/or increase volatility. Volatility is defined as the characteristic of a security, an index or a market to fluctuate significantly in price within a short time period. A risk of the Fund’s use of derivatives is that the fluctuations in their values may not correlate perfectly with the overall securities markets. Derivatives are also subject to counterparty risk, which is the risk that the other party in the transaction will not fulfill its contractual obligation. In addition, some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The possible lack of a liquid secondary market for derivatives and the resulting inability of the Fund to sell or otherwise close a derivatives position could expose the Fund to losses and could make derivatives more difficult for the Fund to value accurately. The Fund could also suffer losses related to its derivatives positions as a result of unanticipated market movements, which losses are potentially unlimited. Finally, the Manager may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause the Fund’s derivatives positions to lose value. When a derivative is used as a hedge against a position that the Fund holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Fund’s hedging transactions will be effective. The income from certain derivatives may be subject to Federal income tax.

When Issued and Delayed Delivery Securities and Forward Commitments — The Fund may purchase or sell securities that it is entitled to receive on a when issued basis. The Fund may also purchase or sell securities on a delayed delivery basis or through a forward commitment. When issued and delayed delivery securities and forward commitments involve the risk that the security the Fund buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Fund loses both the investment opportunity for the assets it has set aside to pay for the security and any gain in the security’s price.

Borrowing and Leverage Risk — The Fund may borrow for temporary or emergency purposes, including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions. Borrowing may exaggerate changes in the net asset value of Fund shares and in the return on the Fund’s portfolio. Borrowing will cost the Fund interest expense and other fees. The costs of borrowing may reduce the Fund’s return. Certain derivative securities that the Fund may buy or other techniques that the Fund may use may create leverage, including, but not limited to, when issued securities, forward commitments and futures contracts and options.

Securities Lending — The Fund may lend securities with a value up to 33 1/3% of the Core Component’s total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Fund.

Depositary Receipts — The Fund may invest in securities of foreign issuers in the form of depositary receipts or other securities that are convertible into securities of foreign issuers. ADRs are receipts typically issued by an American bank or trust company that evidence underlying securities issued by a foreign corporation. European Depositary Receipts (issued in Europe) and Global Depositary Receipts (issued throughout the world) each evidence a similar ownership arrangement. The Fund may invest in unsponsored depositary receipts. The issuers of unsponsored depositary receipts are not obligated to disclose information that is, in the United States, considered material. Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the depositary receipts. Depositary receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted.

Foreign Securities Risk — Securities traded in foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments often involve special risks not present in U.S. investments that can increase the chances that the Fund will lose money. In particular, the Fund is subject to the risk that because there may be fewer investors on foreign exchanges and a smaller number of securities traded each day, it may be more difficult for the Fund to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

Foreign Economy Risk — The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investments in their capital markets or in certain industries. Any of these actions could severely affect securities prices or impair the Fund’s ability to purchase or sell foreign securities or transfer the Fund’s assets or income back into the United States, or otherwise adversely affect the Fund’s operations.

Other potential foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing legal judgments in foreign courts and political and social instability. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the Fund’s investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and take into account with respect to the Fund’s investments.

Currency Risk — Securities and other instruments in which the Fund invests may be denominated or quoted in currencies other than the U.S. dollar. For this reason, changes in foreign currency exchange rates can affect the value of the Fund’s portfolio.

Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Governmental Supervision and Regulation/Accounting Standards — Many foreign governments do not supervise and regulate stock exchanges, brokers and the sale of securities to the same extent as such regulations exist in the United States. They also may not have laws to protect investors that are comparable to U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on material non-public information about that company. In addition, some countries may have legal systems that may make it difficult for the Fund to vote proxies, exercise shareholder rights, and pursue legal remedies with respect to its foreign investments. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Fund management to completely and accurately determine a company’s financial condition.

Certain Risks of Holding Fund Assets Outside the United States — The Fund generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit the Fund’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund than for investment companies invested only in the United States.

Settlement Risk — Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments.

At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for the Fund to carry out transactions. If the Fund cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Fund cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party; the Fund could be liable for any losses incurred.

Investment in Other Investment Companies — The Fund may invest in other investment companies, including exchange traded funds. As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if the Fund acquires shares of investment companies, shareholders bear both their proportionate share of expenses in the Fund (including management and advisory fees) and, indirectly, the expenses of the investment companies.

     (d) Portfolio Holdings.

For a discussion of the Fund’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement.

  Item 10. Management, Organization, and Capital Structure.

     (a)(1) Investment Adviser

BlackRock Advisors, LLC, the Fund’s Manager, manages the Fund’s investments and its business operations subject to the oversight of the Trust’s Board of Trustees. The Manager is a wholly owned subsidiary of BlackRock, Inc. The Manager’s address is 100 Bellevue Parkway, Wilmington, Delaware 19809.

The Manager has the responsibility for making all investment decisions for the Fund. The Fund pays the Manager a fee at the annual rate of 0.75% of the Fund’s average daily net assets. The Manager also manages the Master Portfolio’s investments and its business operations subject to the oversight of the Board of Directors of the Master LLC. The Fund, as a shareholder of the Master Portfolio, will indirectly bear a proportionate share of any management fees and other expenses paid by the Master Portfolio. The Master Portfolio pays the Manager a fee at the annual rate of 0.50% of the Master Portfolio’s average daily net assets not exceeding $1 billion and 0.45% of the Master Portfolio’s average daily net assets in excess of $1 billion but not exceeding $5 billion and 0.40% of the Master Portfolio’s average daily net assets in excess of $5 billion. The Manager has contractually agreed to waive its management fee by the amount of management fees the Fund pays the Manager indirectly through its investment in the Master Portfolio. In addition, in the event the Fund is required under the terms of the Financial Guarantee Agreement to reallocate all of its assets to the Protection Component, the Manager has contractually agreed to reduce its fee to an annual rate of 0.25% for the remainder of the Guarantee Period. Additionally in such an event, the fee for the Policy will be reduced to 0.15% per annum.

For the fiscal period ended September 30, 2009, the Master Portfolio paid a fee to the Manager, net of any applicable waivers, equal to 0.47% of the Master Portfolio’s average daily net assets.

For the fiscal period ended September 30, 2009, the Fund paid a fee to the Manager, net of any applicable waivers, equal to 0.70% of the Fund’s average daily net assets.

The Manager has a sub-advisory agreement with BlackRock Investment Management, LLC, (the “Sub-Adviser”) an affiliate, under which the Manager pays a fee for services it receives. The Sub-Adviser is responsible for the day-to-day management of the Fund’s portfolio. The Manager pays the Sub-Adviser a monthly fee at an annual rate equal to a percentage of the management fee received by the Manager under the management agreement.

A discussion of the basis for the Board of Trustees’ approval of the management agreement and sub-advisory agreement is available in the Fund’s annual shareholder report for the fiscal period ended September 30, 2009.

The Manager was organized in 1994 to perform advisory services for investment companies. The Sub-Adviser is a registered investment adviser and commodity pool operator organized in 1999. The Manager and its affiliates had approximately $3.346 trillion in investment company and other portfolio assets under management as of December 31, 2009.

From time to time a manager, analyst, or other employee of the Manager or its affiliates may express views regarding a particular asset class, company, security, industry, or market sector. The views expressed by any such person are the views of only that individual as of the time expressed and do not necessarily represent the views of the Manager or any other person within the BlackRock organization. Any such views are subject to change at any time based upon market or other conditions and the Manager disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for the Fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of the Fund.

Conflicts of Interest

The investment activities of BlackRock and its affiliates (including BlackRock, Inc. and PNC Financial Services Group, Inc. (“PNC”) and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)) and of BlackRock, Inc.’s significant shareholders, Merrill Lynch, and its affiliates, including Bank of America Corporation (“BAC”) (each a “BAC Entity”), and Barclays Bank PLC and its affiliates, including Barclays PLC (“Barclays”) (each a “Barclays Entity”) (for convenience the BAC Entities and Barclays Entities are collectively referred to in this section as the “Entities” and each separately is referred to as an “Entity”) in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Fund and its shareholders. BlackRock and its Affiliates or the Entities provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Fund. BlackRock and its Affiliates or the Entities are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Fund. One or more Affiliates or Entities act or may act as an investor, investment banker, research provider, investment manager, financier, advisor, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests, in securities, currencies and other instruments in which the Fund directly and indirectly invests. Thus, it is likely that the Fund will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which an Affiliate or an Entity performs or seeks to perform investment banking or other services. One or more Affiliates or Entities may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Fund and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the Fund. The trading activities of these Affiliates or Entities are carried out without reference to positions held directly or indirectly by the Fund and may result in an Affiliate or an Entity having positions that are adverse to those of the Fund. No Affiliate or Entity is under any obligation to share any investment opportunity, idea or strategy with the Fund. As a result, an Affiliate or an Entity may compete with the Fund for appropriate investment opportunities. The results of the Fund’s investment activities, therefore, may differ from those of an Affiliate or an Entity and of other accounts managed by an Affiliate or an Entity, and it is possible that the Fund could sustain losses during periods in which one or more Affiliates or Entities and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible. In addition, the Fund may, from time to time, enter into transactions in which an Affiliate or an Entity or its other clients have an adverse interest. Furthermore, transactions undertaken by Affiliate-advised clients may adversely impact the Fund. Transactions by one or more Affiliate- or Entity-advised clients or BlackRock may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Fund. The Fund’s activities may be limited because of regulatory restrictions applicable to one or more Affiliates or Entities, and/or their internal policies designed to comply with such restrictions. In addition, the Fund may invest in securities of companies with which an Affiliate or an Entity has or is trying to develop investment banking relationships or in which an Affiliate or an Entity has significant debt or equity investments. The Fund also may invest in securities of companies for which an Affiliate or an Entity provides or may some day provide research coverage. An Affiliate or an Entity may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Fund or who engage in transactions with or for the Fund, and may receive compensation for such services. The Fund may also make brokerage and other payments to Affiliates or Entities in connection with the Fund’s portfolio investment transactions.

Under a securities lending program approved by the Board of Trustees, the Fund has retained an Affiliate of the Manager to serve as the securities lending agent for the Fund to the extent that the Fund participates in the securities lending program. For these services, the lending agent may receive a fee from the Fund, including a fee based on the returns earned on the Fund’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which the Fund may lend its portfolio securities under the securities lending program.

The activities of Affiliates may give rise to other conflicts of interest that could disadvantage the Fund and its shareholders. BlackRock has adopted policies and procedures designed to address these potential conflicts of interest. See Part B of this Registration Statement for further information.

     (a)(2) Portfolio Managers

The Core Component is managed by a team of financial professionals led by Bob Doll, CFA, CPA, and Daniel Hanson, CFA. Debbie Jelilian, the Fund’s other portfolio manager, oversees the Fund’s asset allocation process and manages the allocation between the Core Component and the Protection Component. The portfolio managers are jointly and primarily responsible for the day-to-day management of the Fund.

Portfolio Manager	Primary Role	Since	Title and Recent Biography
Bob Doll, CFA, CPA	Jointly and primarily responsible for the day-to-day management of the Fund and the selection of its investments.	2003

Vice Chairman and Global Chief Investment Officer for Equities of BlackRock, Inc. since 2006; Member of the Operating and Leadership Committees of BlackRock, Inc., and head of its US Large Cap Series equity team since 2006; President and Chief Investment Officer of Merrill Lynch Investment Managers L.P. (“MLIM”) and its affiliate, Fund Asset Management, L.P., from 2001 to 2006; President and member of the Board of the funds advised by MLIM and its affiliates from 2005 to 2006.

Daniel Hanson, CFA	Jointly and primarily responsible for the day-to-day management of the Fund and the selection of its investments.	2008	Managing Director of BlackRock, Inc. since 2009; Director of BlackRock, Inc. from 2007 to 2008; Vice President of BlackRock, Inc. in 2006; Vice President of MLIM from 2003 to 2006.

Debbie Jelilian	Responsible for the allocation of the Fund’s assets between the Basic Value Component and Protection Component.	2009	Managing Director of BlackRock, Inc. since 2009; Director of BlackRock, Inc. from 2006 to 2008; Director of MLIM from 1999 to 2006.

The Fund’s Protection Component is not actively managed.

For more information about the portfolio managers compensation, other accounts they manage and their ownership of Fund shares, please see Part B of this Registration Statement.

     (a)(3) Legal Proceedings

Not applicable.

     (b) Capital Stock

Investors in the Trust have no preemptive or conversion rights, and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote.

Item 11. Shareholder Information.

     (a) Pricing of Fund Shares.

Shares are redeemed at their net asset value, minus any applicable deferred sales charge. The Fund calculates the net asset value of each class of its shares (generally by using market quotations) each day the New York Stock Exchange (the “NYSE”) is open as of the close of business on the NYSE, based on prices at the time of closing. The NYSE generally closes at 4:00 p.m. Eastern time. The net asset value used in determining your share price is the next one calculated after your redemption order is placed.

Generally, Institutional Shares will have the highest net asset value because that class has the lowest expenses, Investor A Shares will have a higher net asset value than Investor B or Investor C Shares. Also, dividends paid on Investor A and Institutional Shares will generally be higher than dividends paid on Investor B and Investor C Shares because Investor A and Institutional Shares have lower expenses.

The Fund’s assets and liabilities are valued primarily on the basis of market quotations. Equity investments are valued at market value, which is generally determined using the last reported sale price on the exchange or market on which the security is primarily traded at the time of valuation. The Fund values fixed income portfolio securities using market prices provided directly from one or more broker-dealers, market makers, or independent third-party pricing services which may use matrix pricing and valuation models to derive values, each in accordance with valuation procedures approved by the Fund’s Board. Certain short-term debt securities are valued on the basis of amortized cost. The Fund may invest in foreign securities. Foreign currency exchange rates are generally determined as of the close of business on the NYSE. Foreign securities owned by the Fund may trade on weekends or other days when the Fund does not price its shares. As a result, the Fund’s net asset value may change on days when you will not be able to redeem the Fund’s shares.

Generally, trading in foreign securities, U.S. government securities and money market instruments and certain fixed income securities is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Fund’s shares are determined as of such times.

When market quotations are not readily available or are not believed by the Manager to be reliable, the Fund’s investments are valued at fair value. Fair value determinations are made by the Manager in accordance with procedures approved by the Fund’s Board. The Manager may conclude that a market quotation is not readily available or is unreliable if a security or other asset or liability does not have a price source due to its lack of liquidity, if the Manager believes a market quotation from a broker-dealer or other source is unreliable, where the security or other asset or liability is thinly traded (e.g., municipal securities and certain non-U.S. securities) or where there is a significant event subsequent to the most recent market quotation. For this purpose, a “significant event” is deemed to occur if the Manager determines, in its business judgment prior to or at the time of pricing the Fund’s assets or liabilities, that it is likely that the event will cause a material change to the last closing market price of one or more assets or liabilities held by the Fund. Foreign securities whose values are affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets may be fair valued.

Fair value represents a good faith approximation of the value of a security. The fair value of one or more securities may not, in retrospect, be the price at which those assets could have been sold during the period in which the particular fair values were used in determining the Fund’s net asset value.

The Fund may accept orders from certain authorized Financial Intermediaries (as defined below) or their designees. The Fund will be deemed to receive an order when accepted by the intermediary or designee and the order will receive the net asset value next computed by the Fund after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the Financial Intermediary could be held liable for any losses.

The Fund’s use of fair value pricing is designed to ensure that the Fund’s net asset value reflects the value of its underlying portfolio securities as accurately as possible. There can be no assurance, however, that a fair valuation used by the Fund on any given day will more accurately reflect the market value of a security or securities than the market price of such security or securities on that day.

For redemptions made on the Guarantee Maturity Date, the value used in determining the Fund’s share price will be the greater of (i) the then current net asset value or (ii) a shareholder’s Guaranteed Amount per share.

The net asset value of the Fund is computed by dividing the value of the securities held by the Fund plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Manager, are accrued daily.

     (b) Purchase of Fund Shares.

The Fund does not currently offer its shares for sale. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

     (c) Redemption of Fund Shares.

Fund shares may be redeemed by shareholders prior to the Guarantee Maturity Date. However, redemptions made for any reason prior to the Guarantee Maturity Date will be made at the then current net asset value of the Fund and are not subject to the protection of the Fund’s Payment Undertaking and the Policy.

For redemptions prior to the Guarantee Maturity Date or during the Post-Guarantee Period, the price of a shareholder’s shares is based on the next calculation of net asset value after the order is placed.

For redemptions on the Guarantee Maturity Date, the price of a shareholder’s shares is based on the greater of the then current net asset value of the Fund or the Guaranteed Amount per share.

For your redemption request to be priced at the Fund’s net asset value on the day of your request, or for redemptions on the Guarantee Maturity Date at the greater of the then current net asset value and your Guaranteed Amount per share, you must submit your order to a dealer or other financial intermediary prior to that day’s close of business on the NYSE (generally 4:00 p.m. Eastern time). Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) and certain financial intermediaries, however, may require submission of orders prior to that time. Any redemption request placed after that time will be priced at the Fund’s net asset value at the close of business on the next business day. Redemption requests made after 4:00 p.m. (or such earlier time as may be required by your financial intermediary) on the Guarantee Maturity Date will be priced at the Fund’s net asset value at the close of business on the next business day and will be priced according to market fluctuation.

Securities dealers or other financial intermediaries, including the Manager, may charge a fee to process a redemption of shares. For example, MLPF&S, generally charges a fee of $5.35. Also, PNC Global Investment Servicing (U.S.) Inc. (“PNC GIS”), the transfer agent, charges a fee of $7.50 for redemption payments made by wire transfer and $15 for redemption by check sent via overnight mail.

     (d) Dividends and Distributions.

The Fund will distribute net investment income and net realized capital gains, if any, at least annually. The Fund may also pay a special distribution at the end of the calendar year to comply with Federal tax requirements. Dividends will be reinvested automatically in shares of the Fund at net asset value without a sales charge or may be taken in cash. Shareholders who wish to receive dividends in cash must contact their financial adviser, selected securities dealer, other financial intermediary or the Fund’s transfer agent. If a shareholder does not reinvest dividends in the Fund, his or her Guaranteed Amount will be reduced. Although this cannot be predicted with any certainty, the Fund anticipates that the majority of its dividends, if any, will consist of ordinary income.

     (e) Frequent Purchase and Redemption of Fund Shares

The Fund does not currently offer its shares for sale by purchase or exchange. In addition, investors who redeem their shares prior to the Guarantee Maturity Date will not receive the benefit of the Payment Undertaking. For these reasons, the Fund is not currently subject to the risks associated with short-term trading. Therefore, the Board of Trustees has not adopted procedures designed to prevent short-term trading in the Fund’s shares.

     (f) Tax Consequences.

Shareholders will pay tax on dividends from the Fund whether they receive them in cash or additional shares. If a shareholder redeems Fund shares or exchanges them for shares of another fund, such shareholder generally will be treated as having sold the shares and any gain on the transaction may be subject to tax. Capital gain dividends are generally taxed at lower rates than ordinary income dividends. Certain dividend income, including dividends received from some foreign corporations, and long-term capital gains are eligible for taxation at a reduced rate that applies to individual shareholders.

To the extent that the Fund’s distributions are derived from qualifying dividend income and long-term capital gain, such distributions may be eligible for taxation at the reduced rate.

If a shareholder is neither a lawful permanent resident nor a citizen of the United States or if a shareholder is a foreign entity, the Fund’s ordinary income dividends (which include distributions of net short-term capital gains) generally will be subject to a 30% U.S. withholding tax, unless a lower treaty rate applies.

Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

By law, dividends and redemption proceeds will be subject to a withholding tax if an investor has not provided a taxpayer identification number or social security number or if the number provided is incorrect.

The Fund will invest in zero coupon US Treasury bonds and other debt securities that are issued at a discount or provide for deferred interest. Even though the Fund receives no actual interest payments on these securities, the Fund will be deemed to receive income equal, generally, to a portion of the excess of the face value of the securities over their issue price (“original issue discount”) each year that the securities are held.

Since the original issue discount income earned by the Fund in a taxable year may not be represented by cash income, the Fund may have to dispose of securities that it might otherwise have continued to hold, or borrow to generate cash in order to satisfy its distribution requirements if shareholders request cash distributions.

The asset allocation process used by the Fund may result in the realization of additional gains. It may also result in a larger portion of any net gains being treated as short-term capital gains, which would be taxed as ordinary income when distributed to shareholders. As noted above, distributions of any gains and income will be taxable to shareholders even if such distributions are reinvested in Fund shares. Shareholders may receive taxable distributions of income from investments included in the Protection Component even in situations where the Fund has capital losses from investments in the Core Component.

Federal Income Tax Consequences of the Liquidation

You should consult your personal tax adviser concerning your tax situation and the impact of receiving the Liquidating Distribution on your tax situation. The following discussion does not apply to shares of the Fund owned through an IRA, 401(k) or other tax deferred retirement plan.

It is anticipated that the Liquidating Distribution received pursuant to the Liquidation by a U.S. shareholder (i.e., a Fund shareholder who is subject to Federal taxation on a net income basis) will be treated for Federal income tax purposes as payment for the U.S. shareholder’s shares. However, it is possible that some or all of the Liquidating Distribution may instead be treated for Federal income tax purposes as (i) a capital gain distribution to the extent of any net long-term capital gains recognized by the Fund during its final tax year, and (ii) an income dividend to the extent of the amount of the Fund’s investment income and net short-term capital gains earned during its final tax year. In February 2011, a Form 1099-DIV detailing the appropriate tax treatment will be sent to shareholders who received the Liquidating Distribution.

Any portion of a Liquidating Distribution paid under the Liquidation out of ordinary income or net realized long-term capital gains will be taxed under the Internal Revenue Code of 1986, as amended, in the same manner as any other distribution of the Fund. Accordingly, such amounts will be treated as ordinary income or long-term capital gains, if so designated.

The balance of any amount (after accounting for any capital gain dividend and income dividend portions of the Liquidating Distribution) received upon the Liquidation will be treated for Federal income tax purposes as a payment in exchange for a U.S. shareholder’s shares in the Fund. A U.S. shareholder will recognize a taxable gain or loss on such exchange equal to the difference between the amount of the payment and the U.S. shareholder’s tax basis in its Fund shares.

Item 12. Distribution Arrangements.

     (a) Sales Loads.

Investor A and Institutional Shares of the Fund were sold subject to a maximum front-end sales charge of 5.25%. Investor B Shares were sold subject to a maximum contingent deferred sales charge (“CDSC”) of 4.00% if a shareholder redeems shares within six years of purchase. The Investor B CDSC declines over time to 0.00% after six years. Investor C Shares are subject to a CDSC of 1.00% if a shareholder redeems shares within one year of purchase. This CDSC declines to 0.00% after the first year.

     (b) Rule 12b-1 Fees.

Investor A Shares of the Fund are subject to an annual 0.25% service fee. Investor B and Investor C Shares are subject to an annual distribution fee of 0.75% and an annual service fee of 0.25%. Because these fees are paid out of the Fund’s assets on an ongoing basis, over time these fees increase the cost of investment and may cost a shareholder more than paying other types of sales charges. The Fund’s distributor uses the money that it receives from the distribution fees to cover the costs of marketing, advertising and compensating the financial advisers, selected securities dealers or other financial intermediaries who sell Fund shares.

Distribution and Service Plans

The Fund has adopted plans (the “Plans”) that allow the Fund to pay distribution fees for the sale of its shares under Rule 12b-1 of the Investment Company Act and shareholder servicing fees for certain services provided to its shareholders.

Under the Plans, Investor B and Investor C Shares pay a fee (distribution fees) to BlackRock Investments, LLC (the “Distributor” or “BRIL”), and/or its affiliates including PNC and its affiliates, and to Merrill Lynch and/or BAC and their affiliates, and to Barclays and its affiliates, for distribution and sales support services. The distribution fees may be used to pay the Distributor for distribution services and to pay the Distributor and affiliates of BlackRock and PNC or Merrill Lynch and BAC or Barclays for sales support services provided in connection with the sale of Investor B and Investor C Shares. The distribution fees may also be used to pay brokers, dealers, financial institutions and industry professionals (including BlackRock, PNC, Merrill Lynch, BAC, Barclays and their respective affiliates) (each a “Financial Intermediary”) for sales support services and related expenses. All Investor B and Investor C Shares pay a maximum distribution fee per year that is a percentage of the average daily net asset value of the Fund attributable to Investor B and Investor C Shares, as applicable. Institutional and Investor A Shares do not pay a distribution fee.

Under the Plans, the Fund also pays shareholder servicing fees (also referred to as shareholder liaison service fees) to Financial Intermediaries for providing support services to their customers who own Investor class shares. The Fund may pay a shareholder servicing fee per year that is a percentage of the average daily net asset value of Investor class shares of the Fund. All Investor class shares pay this shareholder servicing fee. Institutional Shares do not pay a shareholder servicing fee.

In return for the shareholder servicing fee, Financial Intermediaries (including BlackRock) may provide one or more of the following services to their customers who own Investor class shares:

(1)	Responding to customer questions on the services performed by the Financial Intermediary and investments in Investor class shares;

(2)	Assisting customers in choosing and changing dividend options, account designations and addresses; and

(3)	Providing other similar shareholder liaison services.

The shareholder servicing fees payable pursuant to the Plans are paid to compensate Financial Intermediaries for the administration and servicing of shareholder accounts and are not costs which are primarily intended to result in the sale of the Fund’s shares. Because the fees paid by the Fund under the Plans are paid out of Fund assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges. In addition, the distribution fees paid by Investor B and Investor C Shares may over time cost investors more than the front-end sales charge on Investor A Shares. For more information on the Plans, including a complete list of services provided thereunder, see Part B of the Registration Statement.

In addition to, rather than in lieu of, distribution and shareholder servicing fees that the Fund may pay to a Financial Intermediary pursuant to the Plans and fees the Fund pays to its transfer agent, BlackRock, on behalf of the Fund, may enter into non-Plan agreements with a Financial Intermediary pursuant to which the Fund will pay a Financial Intermediary for administrative, networking, recordkeeping, sub-transfer agency and shareholder services. These non-Plan payments are generally based on either (1) a percentage of the average daily net assets of Fund shareholders serviced by a Financial Intermediary or (2) a fixed dollar amount for each account serviced by a Financial Intermediary. The aggregate amount of these payments may be substantial.

The Plans permit BlackRock, the Distributor and their affiliates to make payments relating to distribution and sales support activities out of their past profits or other sources available to them (and not as an additional charge to the Fund). From time to time, BlackRock, the Distributor or their affiliates also may pay a portion of the fees for administrative, networking, recordkeeping, sub-transfer agency and shareholder services described above at its or their own expense and out of its or their profits. BlackRock, the Distributor and their affiliates may compensate affiliated and unaffiliated Financial Intermediaries for the sale and distribution of shares of the Fund or for these other services to the Fund and shareholders. These payments would be in addition to the Fund payments described in this Registration Statement and may be a fixed dollar amount, may be based on the number of customer accounts maintained by the Financial Intermediary, or may be based on a percentage of the value of shares sold to, or held by, customers of the Financial Intermediary. The aggregate amount of these payments by BlackRock, the Distributor and their affiliates may be substantial. Payments by BlackRock may include amounts that are sometimes referred to as “revenue sharing” payments. In some circumstances, these revenue sharing payments may create an incentive for a Financial Intermediary, its employees or associated persons to recommend or sell shares of the Fund to you. Please contact your Financial Intermediary for details about payments it may receive from the Fund or from BlackRock, the Distributor or their affiliates. For more information, see Part B of the Registration Statement.

     (c) Multiple Class and Master/Feeder Funds.

The Fund may offer four classes of shares, each with its own sales charge and expense structure, allowing investors to invest in the way that best suits their needs. Each share class represents an ownership interest in the same investment portfolio. The Fund is not offering its shares during the Guarantee Period.

Investor A and Institutional Shares generally were subject to a sales charge at the time of purchase. The front end sales charge payable on Investor A or Institutional Shares will reduce a shareholder’s Guaranteed Amount by the amount of the sales charge. Investor A Shares are also subject to an ongoing service fee of 0.25% per year. Investors may be eligible for a sales charge reduction or waiver.

Investor B and Investor C shareholders invest the full amount of their purchase price, but are subject to a distribution fee of 0.75% per year and a service fee of 0.25% per year. Because these fees are paid out of the Fund’s assets on an ongoing basis, over time these fees increase the cost of an investment and may cost a shareholder more than paying other types of sales charges. In addition, shareholders may be subject to a deferred sales charge when they sell Investor B or Investor C Shares.

The Fund’s shares are distributed by BRIL, an affiliate of the Manager.

     Master/Feeder Structure

During the Guarantee Period, the Fund intends to invest all of the assets allocated to the Core Component in the Master Portfolio.

The Master Portfolio accepts investments from other feeder funds, and all the feeder funds of the Master Portfolio bear the Master Portfolio’s expenses in proportion to their assets. This structure may enable the Fund to reduce costs through economies of scale. A larger investment portfolio may also reduce certain transaction costs to the extent that contributions to and redemptions from the Master Portfolio from different feeder funds may offset each other and produce a lower net cash flow.

However, each feeder fund can set its own transaction minimums, fund-specific expenses, and other conditions. This means that one feeder fund could offer access to the Master Portfolio on more attractive terms, or could experience better performance, than another feeder fund. In addition, large purchases or redemptions by one feeder fund could negatively affect the performance of other feeder funds that invest in the Master Portfolio. Information about other feeder funds, if any, is available by calling the Fund at 1-800-441-7762.

Whenever the Master Portfolio holds a vote of its feeder funds, the Fund will pass the vote through to its own shareholders. Smaller feeder funds may be harmed by the actions of larger feeder funds. For example, a larger feeder fund could have more voting power than the Fund over the operations of the Master Portfolio. The Fund may withdraw from the Master Portfolio at any time and may invest all of its assets in another pooled investment vehicle or retain the Manager to manage the Fund’s assets directly.

PART B

STATEMENT OF ADDITIONAL INFORMATION

January 28, 2010

BLACKROCK CORE PRINCIPAL PROTECTED FUND

Item 14. Cover Page and Table of Contents.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of BlackRock Core Principal Protected Fund (the “Fund”), a series of BlackRock Principal Protected Trust (the “Trust”), dated January 28, 2010, as it may be revised from time to time (the “Fund’s Part A”). To obtain a copy of this Registration Statement, please call the Fund at (800) 441-7762, or write to the Fund at 100 Bellevue Parkway, Wilmington, DE 19809. The Fund’s Part A is incorporated herein by reference and this Part B is incorporated by reference into the Fund’s Part A. The Fund’s audited financial statements are incorporated into this Part B by reference to the Fund’s 2009 Annual Report.

The Fund is a separate diversified series of the Trust, an open-end, management investment company. Shares of the Fund were offered during an initial offering period but will not be offered during the Guarantee Period, except in connection with reinvestment of dividends and distributions. The initial offering period for the Fund ended February 25, 2003. The Fund is currently in the Guarantee Period. The Guarantee Period for the Fund will run from February 28, 2003 (the Fund’s commencement of operations) through and including March 1, 2010 (the “Guarantee Maturity Date”). The Board of Trustees of the Trust (the “Board of Trustees,” or the “Board” or the “Trustees”) has voted to approve the liquidation of the Fund on or about the Guarantee Maturity Date.

The Fund undertakes (the “Payment Undertaking”) that on the Guarantee Maturity Date, each shareholder will be entitled to redeem his or her shares for an amount no less than the initial value of that shareholder’s account, less extraordinary expenses (the “Guaranteed Amount”), provided that all dividends and distributions received from the Fund have been reinvested and no shares have been redeemed. The Fund has entered into a Financial Guarantee Agreement (the “Financial Guarantee Agreement”) with Ambac Assurance Corporation (“Ambac”). In connection with the Fund’s entering into the Financial Guarantee Agreement with Ambac, Ambac has issued an unconditional and irrevocable financial guarantee insurance policy (the “Policy”) pursuant to which Ambac will pay the Fund an amount sufficient to insure that each shareholder’s account can be redeemed for an amount equal to his or her Guaranteed Amount should the Fund be unable to satisfy its Payment Undertaking with respect to such Guaranteed Amount. Ambac is a Wisconsin domiciled stock insurance company.

A shareholder’s Guaranteed Amount will be reduced, as more fully described below, if the shareholder takes any dividends or distributions in cash instead of reinvesting them in additional shares of the Fund, redeems any shares before the Guarantee Maturity Date, or if there are extraordinary expenses incurred by the Fund which are not covered by the Fund’s Payment Undertaking and/or the Policy.

Item 15. Fund History.

The Trust was organized as a Delaware statutory trust on July 15, 2002. Effective August 6, 2002, the Trust changed its name from Merrill Lynch Principal Preservation Trust to Merrill Lynch Principal Protected Trust. Effective September 29, 2006, the Trust changed its name to BlackRock Principal Protected Trust. The Fund is a series of the Trust and commenced operations on February 28, 2003.

Item 16. Description of the Fund and its Investments and Risks.

The Fund is organized as a diversified, open-end management investment company.

The following information supplements and should be read in conjunction with Item 9 of the Fund’s Part A.

The investment objective of the Fund during its Guarantee Period is to seek long term capital growth to the extent permitted by a strategy that seeks to use investments in U.S. Treasury bonds, including zero coupon bonds, and other fixed income instruments, to protect the original principal value of the Fund (less redemptions, cash distributions and dividends and extraordinary expenses) at the Guarantee Maturity Date.

The Fund will seek to achieve its investment objective during its Guarantee Period by allocating its assets between an equity component (the “Core Component” or “Equity Component”) and a fixed income component (the “Protection Component”).

The Core Component of the Fund will consist primarily of equity securities of large cap companies that BlackRock Advisors, LLC (the “Manager” or “BlackRock”), and/or BlackRock Investment Management, LLC (“BIM” or the “Sub-Adviser”), the Fund’s sub-adviser, selects from among those included in the Russell 1000® Index. The Fund will seek to achieve its objective by investing the assets allocated to the Core Component in the Master Large Cap Core Portfolio (the “Master Portfolio”) of the Master Large Cap Series LLC (the “Master LLC”). The Master Portfolio is a series of the Master LLC that seeks long-term growth of capital and uses the same investment strategies as may be used for the Core Component of the Fund. Prior to June 15, 2007, the Master LLC was organized as a Delaware Statutory Trust. The investment experience of the Core Component will correspond to the investment experience of the Master Portfolio. For simplicity, when describing the Core Component, this Part B, like the Part A, uses the term “Fund” to include the Master Portfolio. When investing the Protection Component portion of the assets of the Fund, the Manager seeks to select investments with financial characteristics that will, at any point in time, closely resemble those of a portfolio of zero coupon bonds that mature at or near the Guarantee Maturity Date.

There can be no assurance that the investment objective of the Fund will be realized.

In addition to the investment strategies described in Item 9 of the Fund’s Part A, the Fund may also use the investment strategies described below.

The investment objective of the Core Component of the Fund is long term capital growth. The Fund seeks to achieve this objective by investing the assets allocated to the Core Component primarily in a diversified portfolio of equity securities of large cap companies located in the United States. The Fund also may invest the assets of the Core Component in equity securities of companies located in countries other than the United States.

Under normal circumstances, the Fund invests at least 80% of the assets allocated to the Core Component in equity securities of companies that are, at the time of purchase, included in the Russell 1000® Index. The Fund may continue to hold a security after it has been removed from the Russell 1000® Index. The Manager uses a proprietary multi-factor quantitative model to look for companies within the Russell 1000® Index that, in the Manager’s opinion, are consistent with the investment objective of the Fund. The Fund seeks to invest in securities that the Manager believes are undervalued or show good prospects for earnings growth. The Fund seeks securities such that the sum of the relative (to the Standard & Poor’s (“S&P”) 500 Index) price-to-earnings ratio and price-to-book ratio for a particular security is between 1.75 and 2.25. In seeking to outperform its benchmark, the Russell 1000® Index, the Fund will allocate its common stock investments among industry sectors in a manner generally comparable to the sector weightings in the Russell 1000® Index, as those sectors are defined in the Morgan Stanley Capital International (“MSCI”)/S&P Global Industry classification standard. The Fund also anticipates that its individual holdings generally will be allocated so that no individual security held by the Fund is overweighted in the portfolio as compared to its weighting in the Russell 1000® Index by more than 1%, and no security held by the Fund is underweighted as compared to its weighting in the Russell 1000® Index by more than 1%.

The Fund anticipates that its sector allocations, as a percentage of its common stock investments, will not overweight or underweight the sector weighting of the Russell 1000® Index by more than 10 percentage points.

Investment emphasis is on equities, primarily common stock. The Fund also may invest in securities convertible into common stock, preferred stock and rights and warrants to subscribe for common stock. The Fund may invest in U.S. Government debt securities and, to a lesser extent, in non-convertible debt securities rated investment grade by a nationally recognized statistical ratings organization, although it typically will not (in its Core Component) invest in any debt securities to a significant extent.

The Fund may hold assets in cash or cash equivalents and investment grade, short term securities, including money market securities, in such proportions as, in the opinion of the Manager, prevailing market or economic conditions warrant or for temporary defensive purposes.

Asset Allocation Risks. In pursuing the Fund’s investment objective during its Guarantee Period, the Manager looks to allocate assets between the Core Component, and the Protection Component of the Fund by using a mathematical formula. The formula evaluates a variety of factors, including, but not limited to, the prevailing level of interest rates, equity market volatility and the market value of Fund assets. If interest rates are low, Fund assets may be largely invested in the Protection Component in order to increase the likelihood of meeting the investment objective. In addition, if during the Guarantee Period the equity markets experience a major decline, the Manager may allocate the Fund’s assets largely or entirely to the Protection Component in order to attempt to meet the Fund’s investment objective.

The terms of the Financial Guarantee Agreement limit the manner in which the Fund may be managed during the Guarantee Period, and thus limit the Manager’s ability to respond to changing market conditions. If the Fund fails to comply with the agreed upon investment parameters or otherwise fails to comply with certain restrictions set forth in the Financial Guarantee Agreement, the Fund may be required to allocate all of its assets to the Protection Component. The allocation of the Fund’s assets is monitored on an ongoing basis. The asset allocation process also will be affected by the Manager’s ability to manage the Protection Component. If the Core Component provides a return better than that assumed by the Manager’s formula, fewer assets might have to be allocated to the Protection Component. Conversely, if the performance of the Core Component is worse than expected, more assets might have to be allocated to the Protection Component, and the ability of the Fund to participate in any subsequent upward movement in the equity markets would be limited.

The process of asset reallocation may result in additional transaction costs such as brokerage commissions. Additionally, the Fund will likely incur increased transactional costs during periods of high volatility in the fixed income or equity markets. Increased volatility may result in a higher portfolio turnover rate that may in turn cause adverse tax consequences for investors (due to realization of short term capital gains, if any) and correspondingly greater transaction costs in the form of dealer spreads, which are borne by the Fund. The risks associated with asset allocation will only be relevant during the Guarantee Period.

Zero Coupon Securities. The Fund may invest in zero coupon securities. Zero coupon securities are securities that are sold at a discount to par value and on which interest payments are not made during the life of the security. The discount approximates the total amount of interest the security will accrue and compound over the period until maturity on the particular interest payment date at a rate of interest reflecting the market rate of the security at the time of issuance. Upon maturity, the holder is entitled to receive the par value of the security. While interest payments are not made on such securities, holders of such securities are deemed to have received income (“phantom income”) annually, notwithstanding that cash may not be received currently. The effect of owning instruments that do not make current interest payments is that a fixed yield is earned not only on the original investment but also, in effect, on all discount accretion during the life of the obligations. This implicit reinvestment of earnings at the same rate eliminates the risk of being unable to invest distributions at a rate as high as the implicit yield on the zero coupon bond, but at the same time eliminates the holder’s ability to reinvest at higher rates in the future. For this reason, some of these securities may be subject to substantially greater price fluctuations during periods of changing market interest rates than are comparable securities that pay interest currently, which fluctuation increases the longer the period to maturity. These investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of cash. The Fund accrues income with respect to these securities for Federal income tax and accounting purposes prior to the receipt of cash payments. Zero coupon securities may be subject to greater fluctuation in value and lesser liquidity in the event of adverse market conditions than comparable rated securities paying cash interest at regular intervals.

In addition to the above-described risks, there are certain other risks related to investing in zero coupon securities. During a period of severe market conditions, the market for such securities may become even less liquid. In addition, as these securities do not pay cash interest, the Fund’s investment exposure to these securities and their risks, including credit risk, will increase during the time these securities are held in the Fund’s portfolio. Further, to maintain its qualification for pass-through treatment under the Federal tax laws, the Fund is required to distribute income to its shareholders and, consequently, may have to dispose of its portfolio securities under disadvantageous circumstances to generate the cash, or may have to leverage itself by borrowing the cash to satisfy these distributions, as they relate to the distribution of phantom income. The required distributions will result in an increase in the Fund’s exposure to such securities.

Foreign Securities Risk — Securities traded in foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments often involve special risks not present in U.S. investments that can increase the chances that the Fund will lose money. In particular, the Fund is subject to the risk that because there may be fewer investors on foreign exchanges and a smaller number of securities traded each day, it may be more difficult for the Fund to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

Foreign Economy Risk — The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investments in their capital markets or in certain industries. Any of these actions could severely affect securities prices or impair the Fund’s ability to purchase or sell foreign securities or transfer the Fund’s assets or income back into the United States, or otherwise adversely affect the Fund’s operations.

Other potential foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing legal judgments in foreign courts and political and social instability. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the Fund’s investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and take into account with respect to the Fund’s investments.

Currency Risk — Securities and other instruments in which the Fund invests may be denominated or quoted in currencies other than the U.S. dollar. For this reason, changes in foreign currency exchange rates can affect the value of the Fund’s portfolio.

Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Governmental Supervision and Regulation/Accounting Standards — Many foreign governments do not supervise and regulate stock exchanges, brokers and the sale of securities to the same extent as such regulations exist in the United States. They also may not have laws to protect investors that are comparable to U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on material non-public information about that company. In addition, some countries may have legal systems that may make it difficult for the Fund to vote proxies, exercise shareholder rights, and pursue legal remedies with respect to its foreign investments. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Fund management to completely and accurately determine a company’s financial condition.

Certain Risks of Holding Fund Assets Outside the United States — The Fund generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit the Fund’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund than for investment companies invested only in the United States.

Settlement Risk — Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments.

At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for the Fund to carry out transactions. If the Fund cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Fund cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party; the Fund could be liable for any losses incurred.

Borrowing and Leverage. The use of leverage by the Fund creates an opportunity for greater total return, but, at the same time, creates special risks. For example, leveraging may exaggerate changes in the net asset value of Fund shares and in the yield on the Fund’s portfolio. Although the principal of such borrowings will be fixed, the Fund’s assets may change in value during the time the borrowings are outstanding. Borrowings will create interest expenses for the Fund which can exceed the income from the assets purchased with the borrowings. To the extent the income or capital appreciation derived from securities purchased with borrowed funds exceeds the interest the Fund will have to pay on the borrowings, the Fund’s return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such borrowed funds is not sufficient to cover the cost of borrowing, the return to the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to shareholders as dividends and other distributions will be reduced. In the latter case, the Manager in its best judgment nevertheless may determine to maintain the Fund’s leveraged position if it expects that the benefits to the Fund’s shareholders of maintaining the leveraged position will outweigh the current reduced return.

Certain types of borrowings by the Fund may result in the Fund being subject to covenants in credit agreements relating to asset coverage, portfolio composition requirements and other matters. It is not anticipated that observance of such covenants would impede the Manager from managing the Fund’s portfolio in accordance with the Fund’s investment objectives and policies. However, a breach of any such covenants not cured within the specified cure period may result in acceleration of outstanding indebtedness and require the Fund to dispose of portfolio investments at a time when it may be disadvantageous to do so. The Fund at times may borrow from affiliates of the Manager, provided that the terms of such borrowings are no less favorable than those available from comparable sources of funds in the marketplace.

Convertible Securities — Convertible securities generally are debt securities or preferred stock that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stock). A convertible’s value usually reflects both the stream of current income payments and the market value of the underlying common stock. The market value of a convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risk as apply to the underlying common stock.

Debt Securities. Debt securities, such as bonds, involve credit risk. This is the risk that the borrower will not make timely payments of principal and interest. The degree of credit risk depends on the issuer’s financial condition and on the terms of the bonds. This risk is minimized to the extent the Fund limits its debt investments to U.S. Government securities. All debt securities, however, are subject to interest rate risk. This is the risk that the value of the security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter term securities.

Initial Public Offering Risk. The volume of initial public offerings and the levels at which the newly issued stocks trade in the secondary market are affected by the performance of the stock market overall. If initial public offerings are brought to the market, availability may be limited and the Fund may not be able to buy any shares at the offering price, or if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like. In addition, the prices of securities involved in initial public offerings are often subject to greater and more unpredictable price changes than more established stocks.

Warrants. The Fund may invest in warrants, which are securities permitting, but not obligating, the warrant holder to subscribe for other securities. Buying a warrant does not make the Fund a shareholder of the underlying stock. The warrant holder has no right to dividends or votes on the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason investment in warrants may be more speculative than other equity-based investments.

Derivatives. The Fund may use instruments referred to as derivative securities (“Derivatives”). Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil), a currency or an index (a measure of value or rates, such as the S&P 500 Index or the prime lending rate). Derivatives allow the Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments.

Hedging. Hedging is a strategy in which a Derivative is used to offset the risks associated with other Fund holdings. Losses on the other investment may be substantially reduced by gains on a Derivative that reacts in an opposite manner to market movements. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund or if the cost of the Derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the Derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced or may be increased. The inability to close options and futures positions also could have an adverse impact on the Fund’s ability to hedge effectively its portfolio. There is also a risk of loss by the Fund of margin deposits or collateral in the event of bankruptcy of a broker with whom the Fund has an open position in an option, a futures contract or a related option. There can be no assurance that the Fund’s hedging strategies will be effective. The Fund is not required to engage in hedging transactions and may choose not to do so.

The Fund may use Derivative instruments and trading strategies including the following:

Options on Securities and Securities Indices

Types of Options. The Fund may engage in transactions in options on individual securities, baskets of securities or securities indices, or particular measurements of value or rate (an “index”), such as an index of the price of treasury securities or an index representative of short term interest rates. Such investments may be made on exchanges and in the over-the-counter (“OTC”) markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties’ obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and the seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives” below.

Put Options. The Fund is authorized to purchase put options to seek to hedge against a decline in the value of its securities or to enhance its return. By buying a put option, the Fund acquires a right to sell such underlying securities or instruments at the exercise price, thus limiting the Fund’s risk of loss through a decline in the market value of the securities or instruments until the put option expires. The amount of any appreciation in the value of the underlying securities or instruments will be partially offset by the amount of the premium paid for the put option and any related transaction costs. Prior to its expiration, a put option may be sold in a closing sale transaction and profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the put option plus the related transaction costs. A closing sale transaction cancels out the Fund’s position as the purchaser of an option by means of an offsetting sale of an identical option prior to the expiration of the option it has purchased. The Fund also may purchase uncovered put options.

The Fund also has authority to write (i.e., sell) put options on the types of securities or instruments that may be held by the Fund, provided that such put options are covered, meaning that such options are secured by segregated, liquid instruments. The Fund will receive a premium for writing a put option, which increases the Fund’s return. The Fund will not sell puts if, as a result, more than 50% of the Fund’s assets would be required to cover its potential obligations under its hedging and other investment transactions. The Fund is also authorized to write (i.e., sell) uncovered put options on securities or instruments in which it may invest but that the Fund does not currently have a corresponding short position or has not deposited cash equal to the exercise value of the put option with the broker dealer through which it made the uncovered put option as collateral. The principal reason for writing uncovered put options is to receive premium income and to acquire such securities or instruments at a net cost below the current market value. The Fund has the obligation to buy the securities or instruments at an agreed upon price if the securities or instruments decrease below the exercise price. If the securities or instruments price increases during the option period, the option will expire worthless and the Fund will retain the premium and will not have to purchase the securities or instruments at the exercise price. In connection with such transaction, the Fund will segregate unencumbered liquid securities or cash with a value at least equal to the Fund’s exposure, on a mark-to-market basis (as calculated pursuant to requirements of the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”). Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction and will avoid any potential leveraging of the Fund’s portfolio. Such segregation will not limit the Fund’s exposure to loss.

Call Options. The Fund may purchase call options on any of the types of securities or instruments in which it may invest. A purchased call option gives the Fund the right to buy, and obligates the seller to sell, the underlying security at the exercise price at any time during the option period. The Fund also may purchase and sell call options on indices. Index options are similar to options on securities except that, rather than taking or making delivery of securities underlying the option at a specified price upon exercise, an index option gives the holder the right to receive cash upon exercise of the option if the level of the index upon which the option is based is greater than the exercise price of the option.

The Fund also is authorized to write (i.e., sell) covered call options on the securities or instruments in which it may invest and to enter into closing purchase transactions with respect to certain of such options. A covered call option is an option in which the Fund, in return for a premium, gives another party a right to buy specified securities owned by the Fund at a specified future date and price set at the time of the contract. The principal reason for writing call options is the attempt to realize, through the receipt of premiums, a greater return than would be realized on the securities alone. By writing covered call options, the Fund gives up the opportunity, while the option is in effect, to profit from any price increase in the underlying security above the option exercise price. In addition, the Fund’s ability to sell the underlying security will be limited while the option is in effect unless the Fund enters into a closing purchase transaction. A closing purchase transaction cancels out the Fund’s position as the writer of an option by means of an offsetting purchase of an identical option prior to the expiration of the option it has written. Covered call options also serve as a partial hedge to the extent of the premium received against the price of the underlying security declining.

The Fund also is authorized to write (i.e., sell) uncovered call options on securities or instruments in which it may invest but that are not currently held by the Fund. The principal reason for writing uncovered call options is to realize income without committing capital to the ownership of the underlying securities or instruments. When writing uncovered call options, the Fund must deposit and maintain sufficient margin with the broker dealer through which it made the uncovered call option as collateral to ensure that the securities can be purchased for delivery if and when the option is exercised. In addition, in connection with each such transaction the Fund will segregate unencumbered liquid securities or cash with a value at least equal to the Fund’s exposure (the difference between the unpaid amounts owed by the Fund on such transaction minus any collateral deposited with the broker dealer), on a mark-to-market basis (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction and will avoid any potential leveraging of the Fund’s portfolio. Such segregation will not limit the Fund’s exposure to loss. During periods of declining securities prices or when prices are stable, writing uncovered calls can be a profitable strategy to increase the Fund’s income with minimal capital risk. Uncovered calls are riskier than covered calls because there is no underlying security held by the Fund that can act as a partial hedge. Uncovered calls have speculative characteristics and the potential for loss is unlimited. When an uncovered call is exercised, the Fund must purchase the underlying security to meet its call obligation. There is also a risk, especially with less liquid preferred and debt securities, that the securities may not be available for purchase. If the purchase price exceeds the exercise price, the Fund will lose the difference.

Futures

The Fund may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract, the Fund is required to deposit collateral (“margin”) equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Fund will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.

The sale of a futures contract limits the Fund’s risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract’s expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, the Fund will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the sale of the futures contract.

The purchase of a futures contract may protect the Fund from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Fund is attempting to identify specific securities in which to invest in a market the Fund believes to be attractive. In the event that such securities decline in value or the Fund determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Fund may realize a loss relating to the futures position.

BlackRock has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”) pursuant to Rule 4.5 under the CEA. BlackRock is not, therefore, subject to registration or regulation as a “commodity pool operator” under the CEA and the Fund is operated so as not to be deemed to be a “commodity pool” under the regulations of the Commodity Futures Trading Commission.

Indexed Securities

The Fund may invest in securities the potential return of which is based on an index. As an illustration, the Fund may invest in a debt security that pays interest based on the current value of an interest rate index, such as the prime rate. The Fund also may invest in a debt security which returns principal at maturity based on the level of a securities index or a basket of securities, or based on the relative changes of two indices. Indexed securities involve credit risk, and certain indexed securities may involve leverage risk and liquidity risk. The Fund may invest in indexed securities for hedging purposes only. When used for hedging purposes, indexed securities involve correlation risk.

Risk Factors in Derivatives

Derivatives are volatile and involve significant risks, including:

Credit Risk — the risk that the counterparty on a Derivative transaction will be unable to honor its financial obligation to the Fund.

Currency Risk — the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Leverage Risk — the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity Risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

Use of Derivatives for hedging purposes involves correlation risk. If the value of the Derivative moves more or less than the value of the hedged instruments, the Fund will experience a gain or loss which will not be completely offset by movements in the value of the hedged instruments.

The Fund intends to enter into transactions involving Derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.” However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a Derivative or the Fund will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a Derivative without incurring substantial losses, if at all.

Certain transactions in Derivatives (such as futures transactions or sales of put options) involve substantial leverage risk and may expose the Fund to potential losses which exceed the amount originally invested by the Fund. When the Fund engages in such a transaction, the Fund will deposit in a segregated account at its custodian liquid securities with a value at least equal to the Fund’s exposure, on a mark-to-market basis, to the transaction (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction, but will not limit the Fund’s exposure to loss.

Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives

Certain Derivatives traded in OTC markets, including indexed securities, swaps and OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for the Fund to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. The Fund will, therefore, acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Manager anticipates the Fund can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer’s quotation may be used.

Because Derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that the Fund has unrealized gains in such instruments or has deposited collateral with its counterparty the Fund is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. The Fund will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in Derivatives traded in OTC markets only with financial institutions that have substantial capital or that have provided the Fund with a third-party guaranty or other credit enhancement.

The staff of the Commission has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. Therefore, the Fund has adopted an investment policy pursuant to which it will not purchase or sell OTC options if, as a result of such transactions, the sum of the market value of OTC options currently outstanding which are held by the Fund, the market value of the underlying securities covered by OTC call options currently outstanding which were sold by the Fund and margin deposits on the Fund’s existing OTC options on futures contracts exceed 15% of the net assets of the Fund, taken at market value, together with all other assets of the Fund which are illiquid or are not otherwise readily marketable. However, if an OTC option is sold by the Fund to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if the Fund has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then the Fund will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is “in-the-money” (i.e., current market value of the underlying securities minus the option’s strike price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is “in-the-money.” This policy as to OTC options is not a fundamental policy of the Fund and may be amended by the Board of Trustees without the approval of the Fund’s shareholders. However, the Fund will not change or modify this policy prior to the change or modification by the Commission staff of its position.

Repurchase Agreements. The Fund may invest in securities pursuant to repurchase agreements. Under such agreements, the bank or primary dealer or an affiliate thereof agrees, upon entering into the contract, to repurchase the security at a mutually agreed upon time and price, thereby determining the yield during the term of the agreement. This insulates the Fund from fluctuations in the market value of the underlying security during such period, although, to the extent the repurchase agreement is not denominated in U.S. dollars, the Fund’s return may be affected by currency fluctuations. The Fund may not invest more than 15% of its net assets in repurchase agreements maturing in more than seven days (together with other illiquid securities). Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. The Fund will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of default by the seller under a repurchase agreement with the Fund that is construed to be a collateralized loan, the underlying securities are not owned by the Fund but only constitute collateral for the seller’s obligation to pay the repurchase price. Therefore, the Fund may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. In the event of a default under such a repurchase agreement, instead of the contractual fixed rate of return, the rate of return to the Fund shall be dependent upon intervening fluctuations of the market value of such security and the accrued interest on the security. In such event, the Fund would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform.

When Issued Securities, Delayed Delivery Securities and Forward Commitments. The Fund may purchase or sell securities that it is entitled to receive on a when issued basis. The Fund may also purchase or sell securities on a delayed delivery basis. The Fund may also purchase or sell securities through a forward commitment. These transactions involve the purchase or sale of securities by the Fund at an established price with payment and delivery taking place in the future. The Fund enters into these transactions to obtain what is considered an advantageous price to the Fund at the time of entering into the transaction. The Fund has not established any limit on the percentage of its assets that may be committed in connection with these transactions. When the Fund purchases securities in these transactions, the Fund segregates liquid securities in an amount equal to the amount of its purchase commitments.

There can be no assurance that a security purchased on a when issued basis will be issued or that a security purchased or sold through a forward commitment will be delivered. The value of securities in these transactions on the delivery date may be more or less than the Fund’s purchase price. The Fund may bear the risk of a decline in the value of the security in these transactions and may not benefit from any appreciation in the value of the security during the commitment period.

Standby Commitment Agreements. The Fund may enter into standby commitment agreements. These agreements commit the Fund, for a stated period of time, to purchase a stated amount of securities which may be issued and sold to the Fund at the option of the issuer. The price of the security is fixed at the time of the commitment. At the time of entering into the agreement the Fund is paid a commitment fee, regardless of whether or not the security is ultimately issued. The Fund will enter into such agreements for the purpose of investing in the security underlying the commitment at a price that is considered advantageous to the Fund. The Fund will limit its investment in such commitments so that the aggregate purchase price of securities subject to such commitments, together with the value of other portfolio securities subject to legal restrictions on resale that affect their marketability, will not exceed 15% of assets taken at the time of the commitment. The Fund will segregate liquid assets in an aggregate amount equal to the purchase price of the securities underlying the commitment.

There can be no assurance that the securities subject to a standby commitment will be issued, and the value of the security, if issued, on the delivery date may be more or less than its purchase price. Since the issuance of the security underlying the commitment is at the option of the issuer, the Fund may bear the risk of a decline in the value of such security and may not benefit from an appreciation in the value of the security during the commitment period.

The purchase of a security subject to a standby commitment agreement and the related commitment fee will be recorded on the date on which the security can reasonably be expected to be issued, and the value of the security thereafter will be reflected in the calculation of the Fund’s net asset value. The cost basis of the security will be adjusted by the amount of the commitment fee. In the event the security is not issued, the commitment fee will be recorded as income on the expiration date of the standby commitment.

Illiquid or Restricted Securities. The Fund may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of the Fund’s assets in illiquid securities may restrict the ability of the Fund to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where the Fund’s operations require cash, such as when the Fund redeems shares or pays dividends, and could result in the Fund borrowing to meet short-term cash requirements or incurring capital losses on the sale of illiquid investments.

The Fund may invest in securities that are not registered under the Securities Act of 1933, as amended (the “Securities Act”) or otherwise have contractual or legal restrictions on their resale (“restricted securities”). Restricted securities may be sold in private placement transactions between issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Fund or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by the Fund are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expenses of registration. Certain of the Fund’s investments in private placements may consist of direct investments and may include investments in smaller, less-seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, the Fund may obtain access to material non-public information which may restrict the Fund’s ability to conduct portfolio transactions in such securities.

144A Securities. The Fund may purchase restricted securities that can be offered and sold to “qualified institutional buyers” under Rule 144A under the Securities Act. The Board of Trustees have determined to treat as liquid Rule 144A securities that are either freely tradable in their primary markets offshore or have been determined to be liquid in accordance with the policies and procedures adopted by the Trustees. The Trustees have adopted guidelines and delegated to the Manager the daily function of determining and monitoring liquidity of restricted securities. The Trustees, however, will retain sufficient oversight and be ultimately responsible for the determinations. This investment practice could have the effect of increasing the level of illiquidity in the Fund to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.

Securities Lending. The Fund may lend securities with a value not exceeding 33 1/3% of the Core Component’s total assets or the limit prescribed by applicable law to banks, brokers and other financial institutions. In return, the Fund receives collateral in cash or securities issued or guaranteed by the U.S. Government, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Fund maintains the ability to obtain the right to vote or consent on proxy proposals involving material events affecting securities loaned. The Fund receives the income on the loaned securities. Where the Fund receives securities as collateral, the Fund receives a fee for its loans from the borrower and does not receive the income on the collateral. Where the Fund receives cash collateral, it may invest such collateral and retain the amount earned, net of any amount rebated to the borrower. As a result, the Fund’s yield may increase. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within the standard time period for settlement of securities transactions. The Fund is obligated to return the collateral to the borrower at the termination of the loan. The Fund could suffer a loss in the event the Fund must return the cash collateral and there are losses on investments made with the cash collateral. In the event the borrower defaults on any of its obligations with respect to a securities loan, the Fund could suffer a loss where there are losses on investments made with the cash collateral or, where the value of the securities collateral falls below the market value of the borrowed securities. The Fund could also experience delays and costs in gaining access to the collateral. The Fund may pay reasonable finder’s, lending agent, administrative and custodial fees in connection with its loans. The Fund has received an exemptive order from the Commission permitting it to lend portfolio securities to, among other things, retain an affiliate of the Fund as lending agent. See “Portfolio Transactions and Brokerage.”

Investment in Other Investment Companies. The Fund may invest in other investment companies, including exchange traded funds. In accordance with the Investment Company Act of 1940, as amended (the “Investment Company Act”), the Fund may invest up to 10% of its total assets in securities of other investment companies. In addition, under the Investment Company Act, the Fund may not own more than 3% of the total outstanding voting stock of any investment company and not more than 5% of the value of the Fund’s total assets may be invested in securities of any investment company. (These limits do not restrict the Fund from investing all of the assets of the Core Component (or, during the Post-Guarantee Period, all of the Fund’s assets) in shares of the Master Portfolio.) The Fund has received an exemptive order from the Commission permitting it to invest in affiliated registered money market funds and in an affiliated private investment company without regard to such limitations, provided however, that in all cases the Fund’s aggregate investment of cash in shares of such investment companies shall not exceed 25% of the Fund’s total assets at any time. As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if the Fund acquires shares in investment companies, shareholders would bear both their proportionate share of expenses in the Fund (including management and advisory fees) and, indirectly, the expenses of such investment companies (including management and advisory fees). Investments by the Fund in wholly owned investment entities created under the laws of certain countries will not be deemed an investment in other investment companies.

Other Special Considerations. The Fund may, without limit, make short term investments, purchase high quality bonds or buy or sell derivatives to reduce exposure to equity securities when the Fund believes it is advisable to do so (on a temporary defensive basis). Short term investments and temporary defensive positions may limit the potential for growth in the value of shares of the Fund.

Suitability

The economic benefit of an investment in the Fund depends upon many factors beyond the control of the Fund, its Manager and its affiliates. The Fund should be considered a vehicle for diversification and not as a balanced investment program. The suitability for any particular investor of a purchase of shares in the Fund will depend upon, among other things, such investor’s investment objectives and such investor’s ability to accept the risks associated with investing in the Fund.

Investment Restrictions

The Fund has adopted restrictions and policies relating to the investment of the Fund’s assets and its activities. Certain of the restrictions are fundamental policies of the Fund and may not be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities (which for this purpose and under the Investment Company Act, means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares). The Trust, on behalf of the Fund, has also adopted certain non-fundamental investment restrictions, which may be changed by the Board of Trustees without shareholder approval. None of these investment restrictions shall prevent the Fund from investing all of the Core Component’s assets in shares of another registered investment company with the same investment objective and strategies (in a master/feeder structure).

Set forth below are the Fund’s fundamental and non-fundamental investment restrictions. The Master LLC has adopted investment restrictions substantially identical to those set forth below, which are fundamental and non-fundamental, as applicable, policies of the Master LLC. The Master LLC’s fundamental policies may not be changed without the approval of the holders of a majority of interests of the Master LLC. Unless otherwise provided, all references below to the assets of the Fund are in terms of current market value.

Under its fundamental investment restrictions, the Fund may not:

1.	Make any investment inconsistent with the Fund’s classification as a diversified company under the Investment Company Act.

2.	Invest more than 25% of its assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities).

3.	Make investments for the purpose of exercising control or management. Investments by the Fund in wholly owned investment entities created under the laws of certain countries will not be deemed the making of investments for the purpose of exercising control or management.

4.	Purchase or sell real estate, except that, to the extent permitted by applicable law, the Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

5.	Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Fund may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law or any exemptive relief granted by the Commission and the guidelines set forth in the Fund’s Prospectus and Statement of Additional Information, as they may be amended from time to time.

6.	Issue senior securities to the extent such issuance would violate applicable law.

7.	Borrow money, except that (i) the Fund may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Fund may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) the Fund may purchase securities on margin to the extent permitted by applicable law. The Fund may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Fund’s investment policies as set forth in its Prospectus and Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies.

8.	Underwrite securities of other issuers except insofar as the Fund technically may be deemed an underwriter under the Securities Act in selling portfolio securities.

9.	Purchase or sell commodities or contracts on commodities, except to the extent that the Fund may do so in accordance with applicable law and the Fund’s Prospectus and Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

Under its non-fundamental investment restrictions, the Fund may not:

a.	Purchase securities of other investment companies, except to the extent permitted by applicable law. Except as set forth below, as a matter of policy, however, the Fund will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the “fund of funds” provisions) of the Investment Company Act, at any time its shares are owned by another investment company that is part of the same group of investment companies as the Fund. As described in the Prospectus, the Fund will invest its Core Component in the Master Portfolio of the Master LLC. The Master LLC is registered as an open-end management investment company under the Investment Company Act.

b.	Make short sales of securities or maintain a short position, except to the extent permitted by applicable law. The Fund currently does not intend to engage in short sales, except short sales “against the box.”

c.	Invest in securities that cannot be readily resold or that cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its net assets would be invested in such securities. This restriction shall not apply to securities which mature within seven days or securities which the Trustees have otherwise determined to be liquid pursuant to applicable law.

In addition, as a non-fundamental policy that may be changed by the Board of Trustees and to the extent required by the Commission or its staff, the Fund will, for purposes of fundamental investment restriction (1), treat securities issued or guaranteed by the government of any one foreign country as the obligations of a single issuer.

Except with respect to restriction (7), if a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

For purposes of investment restriction (2) above, the Fund uses the classifications and sub-classifications of Morgan Stanley Capital International as a guide to identify industries.

The Fund’s investments will be limited in order to allow such Fund to qualify as a “regulated investment company” for purposes of the Internal Revenue Code of 1986, as amended (the “Code”). See “Taxation of the Trust.” To qualify, among other requirements, the Fund will limit its investments so that, at the close of each quarter of the taxable year, (i) not more than 25% of the market value of the Fund’s total assets will be invested in the securities of a single issuer, and (ii) with respect to 50% of the market value of its total assets, not more than 5% of the market value of its total assets will be invested in the securities of a single issuer and the Fund will not own more than 10% of the outstanding voting securities of a single issuer. Foreign government securities (unlike U.S. government securities) are not exempt from the diversification requirements of the Code and the securities of each foreign government issuer are considered to be obligations of a single issuer. These tax-related limitations may be changed by the Trustees to the extent necessary to comply with changes to the Federal tax requirements. The Fund is “diversified” under the Investment Company Act and must satisfy the foregoing 5% and 10% requirements with respect to 75% of its total assets.

Selective Disclosure of Portfolio Holdings

Pursuant to policies and procedures adopted by the Fund and the Manager, the Fund and the Manager may, under certain circumstances as set forth below, make selective disclosure with respect to the Fund’s portfolio holdings. The Board of Trustees has approved the adoption by the Fund of the policies and procedures outlined below, and has delegated to the Manager the responsibility for ongoing monitoring and supervision to ensure compliance with these policies and procedures. The Board provides ongoing oversight of the Fund’s and Manager’s compliance with the policies and procedures. As part of this oversight function, the Trustees receive from the Fund’s Chief Compliance Officer at least quarterly and more often, as necessary, reports on compliance with these polices and procedures, including reports on any violations of these policies and procedures that may occur. In addition, the Trustees receive an annual assessment of the adequacy and effect of the policies and procedures with respect to the Fund, and any changes thereto, and an annual review of the operation of the policies and procedures.

Examples of the information that may be disclosed pursuant to the Fund’s policies and procedures would include (but is not limited to) specific portfolio holdings — including the number of shares held, weightings of particular holdings, specific sector and industry weightings, trading details, and the Manager’s discussion of Fund performance and reasoning for significant changes in portfolio composition. This information may be both material non-public information (“Confidential Information”) and proprietary information of the firm. The Fund may disclose such information to individual investors, institutional investors, financial advisers and other financial intermediaries that sell the Fund’s shares, affiliates of the Fund, third party service providers to the Fund, lenders to the Fund, and independent rating agencies and ranking organizations. The Fund, the Manager and its affiliates receive no compensation or other consideration with respect to such disclosures.

Subject to the exceptions set forth below, Confidential Information relating to the Fund may not be disclosed to persons not employed by the Manager or its affiliates unless such information has been publicly disclosed via a filing with the SEC (e.g., Fund annual report), through a press release or placement on a publicly-available internet web site, including our web site at www.blackrock.com. If the Confidential Information has not been publicly disclosed, an employee of the Manager who wishes to distribute Confidential Information relating to the Fund must first do the following: (i) require the person or company receiving the Confidential Information to sign, before the Manager will provide disclosure of any such information, a confidentiality agreement approved by an attorney in the Manager’s Legal department in which he/she (a) agrees to use the Confidential Information solely in connection with a legitimate business use (i.e., due diligence, etc.) and (b) agrees not to trade on the basis of the information so provided; (ii) obtain the authorization of the an attorney in the Manager’s Legal department prior to disclosure; and (iii) only distribute Confidential Information that is at least thirty (30) calendar days old unless a shorter period has specifically been approved by an attorney in the Manager’s Legal department. Prior to providing any authorization for such disclosure of Confidential Information, an attorney in the Manager’s Legal Department must review the proposed arrangement and make a determination that it is in the best interests of the Fund’s shareholders. In connection with day-to-day portfolio management, the Fund may disclose Confidential Information to executing brokers-dealers that is less than thirty days old in order to facilitate the purchase and sale of portfolio holdings. The Fund has adopted policies and procedures, including a Code of Ethics, Code of Conduct, and various policies regarding securities trading and trade allocations, to address potential conflicts of interest that may arise in connection with disclosure of Confidential Information. These procedures are designed, among other things, to prohibit personal trading based on Confidential Information, to ensure that portfolio transactions are conducted in the best interests of the Fund and its shareholders and to prevent portfolio management from using Confidential Information for the benefit of one fund or account at the expense of another. In addition, as noted, an attorney in the Manager’s Legal Department must determine that disclosure of Confidential Information is for a legitimate business purpose and is in the best interests of the Fund’s shareholders, and that any conflicts of interest created by release of the Confidential Information have been addressed by the Manager’s existing policies and procedures. For more information with respect to potential conflicts of interest, see the section entitled “Investment Advisory and Other Services — Potential Conflicts of Interest” in this Part B.

Confidential Information — whether or not publicly disclosed — may be disclosed to Fund Trustees, the independent Trustees’ counsel, the Fund’s outside counsel, the Fund’s accounting services provider and the Fund’s independent registered public accounting firm without meeting the conditions outlined above. Confidential Information may, with the prior approval of the Fund’s Chief Compliance Officer or the Manager’s General Counsel, also be disclosed to any auditor of the parties to a service agreement involving the Fund, or as required by judicial or administrative process or otherwise by applicable law or regulation. If Confidential Information is disclosed to such persons, each such person will be subject to restrictions on trading in the subject securities under either the Fund’s and Manager’s Code of Ethics or an applicable confidentiality agreement, or under applicable laws or regulations or court orders.

The Manager has entered into ongoing arrangements to provide selective disclosure of Fund portfolio holdings to the following persons or entities:

Fund’s Board of Trustees
Fund’s Transfer Agent — PNC Global Investment Servicing (U.S.) Inc.
Fund’s Independent Registered Public Accounting Firm — Deloitte & Touche LLP
Fund’s Accounting Services Provider — State Street Bank and Trust Company
Fund’s Custodian — Brown Brothers Harriman & Co.
Fund’s Financial Guarantee Provider — Ambac Assurance Corporation
Independent Rating Agencies — Morningstar, Inc. and Lipper Inc.
Information aggregators — Wall Street on Demand, Thomson Financial, eVestment Alliance, Informa PSN Investment Solutions and iMoney.Net
Sponsors of 401(k) plans that include BlackRock-advised funds — E.I. Dupont de Nemours and Company, Inc.
Consultants for pension plans that invest in BlackRock-advised funds — Rocaton Investment Advisors, LLC;
Mercer Investment Consulting; Watson Wyatt Investment Consulting; Towers Perrin HR Services; Pinnacle West; Callan Associates; Brockhouse & Cooper; Cambridge Associates; Mercer; Morningstar/Investorforce; Russell Investments (Mellon Analytical Solutions) and Wilshire Associates
Portfolio Compliance Consultants-i-Flex Solutions, Inc.

Other than with respect to the Board of Trustees, each of the persons or entities set forth above is subject to an agreement to keep the information disclosed confidential and to use it only for legitimate business purposes. Each Trustee has a fiduciary duty as a Trustee to act in the best interests of the Fund and its shareholders. Selective disclosure is made to the Board of Trustees and independent registered public accounting firm at least quarterly and otherwise as frequently as necessary to enable such persons or entities to provide services to the Fund. Selective disclosure is made to the Fund’s transfer agent, accounting services provider, and custodian as frequently as necessary to enable such persons or entities to provide services to the Fund, typically on a daily basis. Disclosure is made to Lipper Inc. and Wall Street on Demand on a monthly basis and to Morningstar, Inc. and Thomson Financial on a quarterly basis, and to each such firm upon specific request with the approval of the Manager’s Legal department. Disclosure is made to the 401(k) plan on a yearly basis and to the pension plan consultants on a quarterly basis.

The Fund and the Manager monitor, to the extent possible, the use of Confidential Information by the individuals or firms to which it has been disclosed. To do so, in addition to the requirements of any applicable confidentiality agreement and/or the terms and conditions of the Fund’s and Manager’s Code of Ethics and Code of Conduct — all of which require persons or entities in possession of Confidential Information to keep such information confidential and not to trade on such information for their own benefit — the Manager’s compliance personnel under the supervision of the Fund’s Chief Compliance Officer, monitor the Manager’s securities trading desks to determine whether individuals or firms who have received Confidential Information have made any trades on the basis of that information. In addition, the Manager maintains an internal restricted list to prevent trading by the personnel of the Manager or its affiliates in securities — including securities held by the Fund — about which the Manager has Confidential Information. There can be no assurance, however, that the Fund’s policies and procedures with respect to the selective disclosure of Fund portfolio holdings will prevent the misuse of such information by individuals or firms that receive such information.

Item 17. Management of the Fund and the Master LLC.

     Management Information

Trustees of the Fund

The Board of Trustees of the Trust consists of fourteen individuals, eleven of whom are not “interested persons” of the Fund as defined in the Investment Company Act (the “non-interested Trustees”). The Trustees are responsible for the oversight of the operations of the Trust and the Fund and perform the various duties imposed on the trustees of investment companies by the Investment Company Act. The registered investment companies advised by the Manager or its affiliates (the BlackRock-advised funds) are organized into one complex of closed-end funds, two complexes of open-end funds (the Equity-Liquidity Complex and Equity-Bond Complex) and one complex of exchange-traded funds (each a BlackRock Fund complex). The Fund is included in the BlackRock Fund Complex referred to as the Equity-Bond Complex. The Trustees also oversee as board members the operations of the other open-end registered investment companies included in the Equity-Bond Complex. The non-interested Trustees have retained independent legal counsel to assist them in connection with their duties.

The Board has six standing committees: an Audit Committee, a Governance and Nominating Committee, a Compliance Committee, a Performance Oversight Committee, a Joint Product Pricing Committee and an Executive Committee.

The members of the Audit Committee are Fred G. Weiss (Chair), Robert M. Hernandez and Richard R. West, all of whom are non-interested Trustees. The principal responsibilities of the Audit Committee are to approve the selection, retention, termination and compensation of the Fund’s independent registered public accounting firm (the “independent auditors”) and to oversee the independent auditors’ work. The Audit Committee’s responsibilities include, without limitation, to (1) evaluate the qualifications and independence of the independent auditors; (2) approve all audit engagement terms and fees for the Fund; (3) review the conduct and results of each independent audit of the Fund’s financial statements; (4) review with the independent auditor any audit problems or difficulties encountered during or related to the conduct of the audit; (5) review the internal controls of the Fund and its service providers with respect to accounting and financial matters; (6) oversee the performance of the Fund’s internal audit function provided by its investment adviser, administrator, pricing agent or other service provider; (7) oversee policies, procedures and controls regarding valuation of the Fund’s investments; and (8) resolve any disagreements between Fund management and the independent auditors regarding financial reporting. The Board has adopted a written charter for the Audit Committee. During the fiscal period ended September 30, 2009, the Audit Committee met four times.

The members of the Governance and Nominating Committee (the “Governance Committee”) are the Honorable Stuart E. Eizenstat (Chair), Robert M. Hernandez, Fred G. Weiss and Richard R. West, all of whom are non-interested Trustees. The principal responsibilities of the Governance Committee are to (1) identify individuals qualified to serve as non-interested Trustees of the Trust and recommend non-interested Trustee nominees for election by shareholders or appointment by the Board; (2) advise the Board with respect to Board composition procedures and committees (other than the Audit Committee); (3) oversee periodic self-assessments of the Board and committees of the Board (other than the Audit Committee); (4) review and make recommendations regarding non-interested Trustee compensation; and (5) monitor corporate governance matters and develop appropriate recommendations to the Board. The Governance Committee may consider nominations for the office of Trustee made by Fund shareholders as it deems appropriate. Fund shareholders who wish to recommend a nominee should send nominations to the Secretary of the Fund that include biographical information and set forth the qualifications of the proposed nominee. The Board has adopted a written charter for the Governance Committee. During the fiscal period ended September 30, 2009, the Governance Committee met three times.

The members of the Compliance Committee are James H. Bodurtha (Chair), Bruce R. Bond and Roberta Cooper Ramo, all of whom are non-interested Trustees. The Compliance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee regulatory and fiduciary compliance matters involving the Fund, the fund-related activities of BlackRock and the Fund’s third party service providers. The Compliance Committee’s responsibilities include, without limitation, to (1) oversee the compliance policies and procedures of the Fund and its service providers; (2) review information on and, where appropriate, recommend policies concerning the Fund’s compliance with applicable law, and (3) review reports from and make certain recommendations regarding the Fund’s Chief Compliance Officer. The Board has adopted a written charter for the Compliance Committee. During the fiscal period ended September 30, 2009, the Compliance Committee met six times.

The members of the Performance Oversight Committee (the “Performance Committee”) are David H. Walsh (Chair), Donald W. Burton, Kenneth A. Froot and John F. O’Brien, all of whom are non-interested Trustees, and Richard S. Davis, who serves as an interested Trustee. The Performance Oversight Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee the Fund’s investment performance relative to its agreed-upon performance objectives. The Performance Committee’s responsibilities include, without limitation, to (1) review the Fund’s investment objectives, policies and practices, (2) recommend to the Board specific investment tools and techniques employed by BlackRock, (3) recommend to the Board appropriate investment performance objectives based on its review of appropriate benchmarks and competitive universes, (4) review the Fund’s investment performance relative to agreed-upon performance objectives and (5) review information on unusual or exceptional investment matters. The Board has adopted a written charter for the Performance Committee. During the fiscal period ended September 30, 2009, the Performance Committee met four times.

The Boards of the Equity-Liquidity Complex, the Equity-Bond Complex and the closed-end BlackRock Fund Complex, established the Joint Product Pricing Committee (the “Product Pricing Committee”) comprised of nine members drawn from the non-interested Board members serving on the Boards of these BlackRock Fund Complexes. Messrs. John F. O’Brien, Robert M. Hernandez, Fred G. Weiss, Donald W. Burton and David H. Walsh are members of the Product Pricing Committee representing the Equity-Bond Complex. Mr. Gabbay, an interested Board member of the BlackRock-advised Funds in the Equity-Liquidity, the Equity-Bond and the closed-end BlackRock Fund Complexes, is also a member of the Product Pricing Committee. One non-interested board member representing the closed-end BlackRock Fund Complex and two non-interested board members representing the Equity-Liquidity Complex, serve on the Product Pricing Committee. The Product Pricing Committee is chaired by Mr. John F. O’Brien. The purpose of the Product Pricing Committee is to review the components and structure of the non-money market funds in the BlackRock Fund Complexes. The Product Pricing Committee was formed on June 4, 2009, and for the period from June 4, 2009 to September 30, 2009, the Product Pricing Committee did not meet.

The members of the Executive Committee are James H. Bodurtha, Honorable Stuart E. Eizenstat, Robert M. Hernandez, David H. Walsh and Fred G. Weiss, all of whom are non-interested Trustees, and Richard S. Davis, who serves as an interested Trustee. The principal responsibilities of the Executive Committee are to (1) act on routine matters between meetings of the Board; (2) act on such matters as may require urgent action between meetings of the Board; and (3) exercise such other authority as may from time to time be delegated to the Executive Committee by the Board. The Board has adopted a written charter for the Executive Committee. The Executive Committee was constituted December 9, 2008, and during the fiscal period ended September 30, 2009, the Executive Committee met two times.

Biographical Information. Certain biographical and other information relating to the Trustees is set forth below, including their address and year of birth, their principal occupations for at least the last five years, the length of time served, the total number of registered investment companies and portfolios overseen in the BlackRock-advised funds and any public directorships.

Name, Address(a) and Year of Birth	Position(s) Held with the Trust	Length of Time Served as a Trustee(b)(i)	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Directorships
Non-Interested Trustees:

James H. Bodurtha (1944)(c)	Trustee	2007 to present	Director, The China Business Group, Inc. (consulting firm) since 1996 and Executive Vice President thereof from 1996 to 2003; Chairman of the Board, Berkshire Holding Corporation since 1980.	35 RICs consisting of 98 Portfolios	None

Bruce R. Bond (1946)	Trustee	2007 to present

Formerly Trustee and Member of the Governance Committee, State Street Research Mutual Funds from 1997 to 2005; Board Member of Governance, Audit and Finance Committee, Avaya Inc. (computer equipment) from 2003 to 2007.

				35 RICs consisting of 98 Portfolios	None

Donald W. Burton (1944)	Trustee	2007 to present

Managing General Partner, The Burton Partnership, LP (an investment partnership) since 1979; Managing General Partner, The South Atlantic Venture Funds since 1983; Member of the Investment Advisory Council of the Florida State Board of Administration from 2001 to 2007.

				35 RICs consisting of 98 Portfolios	Knology, Inc. (telecommunications); Capital Southwest (financial)

Honorable Stuart E. Eizenstat (1943)(d)	Trustee	2007 to present

Partner and Head of International Practice, Covington and Burling LLP (law firm) since 2001; International Advisory Board Member, The Coca Cola Company since 2002; Advisory Board Member BT Americas (telecommunications) since 2004; Member of the Board of Directors, Chicago Climate Exchange (environmental) since 2006; Member of the International Advisory Board GML (energy) since 2003.

				35 RICs consisting of 98 Portfolios	Alcatel-Lucent (telecommunications); Global Specialty Metallurgical (metallurgical industry); UPS Corporation (delivery service)

Name, Address(a) and Year of Birth	Position(s) Held with the Trust	Length of Time Served as a Trustee(b)(i)	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Directorships
Kenneth A. Froot (1957)	Trustee	2007 to present	Professor, Harvard University since 1992.	35 RICs consisting of 98 Portfolios	None

Robert M. Hernandez (1944)(e)	Trustee	2007 to present	Formerly Director, Vice Chairman and Chief Financial Officer of USX Corporation (energy and steel business) from 1991 to 2001.	35 RICs consisting of 98 Portfolios	ACE Limited (insurance company); Eastman Chemical Company (chemicals); RTI International Metals, Inc. (metals); TYCO Electronics (electronics)

John F. O’Brien (1943)(j)	Trustee	2007 to present

Trustee, Woods Hole Oceanographic Institute since 2003; Director, Allmerica Financial Corporation from 1995 to 2003; Director, ABIOMED from 1989 to 2006; Director, Ameresco, Inc. (energy solutions company) from 2006 to 2007.

				35 RICs consisting of 98 Portfolios	Cabot Corporation (chemicals); LKQ Corporation (auto parts manufacturing); TJX Companies, Inc. (retailer)

Roberta Cooper Ramo (1942)	Trustee	2007 to present

Shareholder, Modrall, Sperling, Roehl, Harris & Sisk, P.A. (law firm) since 1993; Chairman of the Board, Cooper’s Inc. (retail) since 2000; Director, ECMC Group (service provider to students, schools and lenders) since 2001; President, The American Law Institute, (non-profit) since 2008; President, American Bar Association from 1995 to 1996.

				35 RICs consisting of 98 Portfolios	None

David H. Walsh (1941)(f)	Trustee	2007 to present

Director, National Museum of Wildlife Art since 2007; Director, Ruckleshaus Institute and Haub School of Natural Resources at the University of Wyoming from 2006 to 2008; Trustee, University of Wyoming Foundation since 2008; Director, The American Museum of Fly Fishing since 1997; Director, The National Audubon Society from 1998 to 2005.

				35 RICs consisting of 98 Portfolios	None

Fred G. Weiss (1941)(g)	Trustee	2007 to present

Managing Director, FGW Associates (consulting and investment company) since 1997; Director, Michael J. Fox Foundation for Parkinson’s Research since 2000; Director, BTG International PLC (a global technology commercialization company) from 2001 to 2007.

				35 RICs consisting of 98 Portfolios	Watson Pharmaceutical Inc.

Name, Address(a) and Year of Birth	Position(s) Held with the Trust	Length of Time Served as a Trustee(b)(i)	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Directorships
Richard R. West (1938)	Trustee	2007 to present	Dean Emeritus, New York University’s Leonard N. Stern School of Business Administration since 1995.	35 RICs consisting of 98 Portfolios	Bowne & Co., Inc. (financial printers); Vornado Realty Trust (real estate company); Alexander’s, Inc. (real estate company)
Interested Trustees(h):

Richard S. Davis (1945)	Trustee	2007 to present	Managing Director, BlackRock, Inc. since 2005; Chief Executive Officer, State Street Research & Management Company from 2000 to 2005; Chairman of the Board of Trustees, State Street Research Mutual Funds from 2000 to 2005; Chairman, SSR Realty from 2000 to 2004.	173 RICs consisting of 304 portfolios	None

Laurence D. Fink (1952)	Trustee	2007 to present	Chairman and Chief Executive Officer of BlackRock, Inc. since its formation in 1998 and of BlackRock, Inc.’s predecessor entities since 1988 and Chairman of the Executive and Management Committees; Formerly, Managing Director, The First Boston Corporation, Member of its Management Committee, Co-head of its Taxable Fixed Income Division and Head of its Mortgage and Real Estate Products Group; Chairman of the Board of several of BlackRock’s alternative investment vehicles; Director of several of BlackRock’s offshore funds; Member of the Board of Trustees of New York University, Chair of the Financial Affairs Committee and a member of the Executive Committee, the Ad Hoc Committee on Board Governance, and the Committee on Trustees; Co-Chairman of the NYU Hospitals Center Board of Trustees, Chairman of the Development/Trustee Stewardship Committee and Chairman of the Finance Committee; Trustee, The Boys’ Club of New York.	35 RICs consisting of 98 portfolios	None

Name, Address(a) and Year of Birth	Position(s) Held with the Trust	Length of Time Served as a Trustee(b)(i)	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Directorships
Henry Gabbay (1947)	Trustee	2007 to present	Consultant, BlackRock, Inc. from 2007 to 2008; Managing Director, BlackRock, Inc. from 1989 to 2007; Chief Administrative Officer, BlackRock Advisors, LLC from 1998 to 2007; President of BlackRock Funds and BlackRock Bond Allocation Target Shares from 2005 to 2007 and Treasurer of certain closed-end funds in the BlackRock fund complex from 1989 to 2006.	173 RICs consisting of 304 portfolios	None

(a)	Unless otherwise indicated, the address of each Trustee is 55 East 52nd Street, New York, NY 10055.
(b)

Each Trustee holds office until his or her successor is elected and qualifies or until his or her earlier death, resignation, retirement or removal as provided by the Trust’s by-laws, charter or statute, or until December 31 of the year in which he or she turns 72.

(c)	Chairman of the Compliance Committee.
(d)	Chairman of Governance Committee.
(e)	Chairman of the Board of Trustees.
(f)	Chairman of the Performance Committee.
(g)	Vice-Chairman of the Board of Trustees and Chairman of the Audit Committee.
(h)	Messrs. Davis and Fink are both “interested persons,” as defined in the Investment Company Act, of the Fund based on their positions with BlackRock, Inc. and its affiliates. Mr. Gabbay is an “interested person” of the Fund due to his ownership of BlackRock, Inc. and PNC Financial Services Group, Inc. securities.
(i)	Following the combination of Merrill Lynch Investment Managers, L.P. (“MLIM”) and BlackRock, Inc. in September 2006, the various legacy MLIM and legacy BlackRock Fund boards were realigned and consolidated into three new Fund boards in 2007. As a result, although the chart shows certain Trustees as joining the Board in 2007, each Trustee first became a member of the Board of Directors/Trustees of other legacy MLIM or legacy BlackRock Funds as follows: James H. Bodurtha, 1995; Bruce R. Bond, 2005; Donald W. Burton, 2002; Honorable Stuart E. Eizenstat, 2001; Kenneth A. Froot, 2005; Robert M. Hernandez, 1996; John F. O’Brien, 2005; Roberta Cooper Ramo, 2000; David H. Walsh, 2003; Fred G. Weiss, 1998 and Richard R. West, 1978.
(j)	Chairman of the Product Pricing Committee.

Directors of the Master LLC

The Board of Directors of Master LLC (the “Master LLC Board”) consists of thirteen individuals, eleven of whom are not “interested persons” of the Master LLC as defined in the Investment Company Act (the “non-interested Directors”). The Directors are responsible for the oversight of the operations of Master LLC and perform the various duties imposed on the directors of investment companies by the Investment Company Act. The registered investment companies advised by BlackRock or its affiliates (the “BlackRock-advised Funds”) are organized into one complex of closed-end funds (the “Closed-End Complex”), two complexes of open-end funds, the Equity-Liquidity Complex and the Equity-Bond Complex, and one complex of exchange-traded funds (each complex, a “BlackRock Fund Complex”).The Directors also oversee as Board members the operations of the other open-end registered investment companies included in the BlackRock Fund Complex referred to as the Equity-Liquidity Complex. The Directors also oversee as board members the operations of the other open-end registered investment companies included in the BlackRock Fund Complex referred to as the Equity-Liquidity Complex. The non-interested Directors have retained independent legal counsel to assist them in connection with their duties.

The Master LLC Board has five standing committees: an Audit Committee, a Governance and Nominating Committee, a Compliance Committee, a Performance Oversight and Contract Committee and an Executive Committee.

The members of the Audit Committee (the “Master LLC Audit Committee”) are Kenneth L. Urish (chair), Herbert I. London and Frederick W. Winter, all of whom are non-interested Directors. The principal responsibilities of the Master LLC Audit Committee are to approve the selection, retention, termination and compensation of Master LLC’s independent registered public accounting firm (the “Master LLC’s independent auditors”) and to oversee the Master LLC’s independent auditors’ work. The Master LLC Audit Committee’s responsibilities include, without limitation, to (1) evaluate the qualifications and independence of the Master LLC’s independent auditors; (2) approve all audit engagement terms and fees for the Master LLC; (3) review the conduct and results of each independent audit of the Master LLC’s financial statements; (4) review with the Master LLC’s independent auditor any audit problems or difficulties encountered during or related to the conduct of the audit; (5) review the internal controls of the Master LLC and its service providers with respect to accounting and financial matters; (6) oversee the performance of the Master LLC’s internal audit function provided by its investment adviser, administrator, pricing agent or other service provider; and (7) resolve any disagreements between Master LLC management and the independent auditors regarding financial reporting. The Master LLC Board has adopted a written charter for the Master LLC Audit Committee. During the fiscal period ended September 30, 2009, the Master LLC Audit Committee met seven times.

The members of the Governance and Nominating Committee (the “Master LLC Governance Committee”) are Dr. Matina Horner (chair), Cynthia A. Montgomery and Robert C. Robb, Jr., all of whom are non-interested Directors. The principal responsibilities of the Master LLC Governance Committee are to (1) identify individuals qualified to serve as non-interested Directors of the Master LLC and recommend non-interested Director nominees for election by shareholders or appointment by the Master LLC Board; (2) advise the Master LLC Board with respect to Master LLC Board composition, procedures and committees (other than the Master LLC Audit Committee); (3) oversee periodic self-assessments of the Master LLC Board and committees of the Master LLC Board (other than the Master LLC Audit Committee); (4) review and make recommendations regarding non-interested Director compensation; and (5) monitor corporate governance matters and develop appropriate recommendations to the Master LLC Board. The Master LLC Governance Committee may consider nominations for the office of Director made by Master LLC shareholders as it deems appropriate. Master LLC shareholders who wish to recommend a nominee should send nominations to the Secretary of the Master LLC that include biographical information and set forth the qualifications of the proposed nominee. The Master LLC Board has adopted a written charter for the Master LLC Governance Committee. During the fiscal period ended September 30, 2009, the Master LLC Governance Committee met four times.

The members of the Compliance Committee (the “Master LLC Compliance Committee”) are Joseph P. Platt, Jr. (chair), Cynthia A. Montgomery and Robert C. Robb, Jr., all of whom are non-interested Directors. The Master LLC Compliance Committee’s purpose is to assist the Master LLC Board in fulfilling its responsibility to oversee regulatory and fiduciary compliance matters involving the Master LLC, the fund-related activities of BlackRock and the Master LLC’s third party service providers. The Master LLC Compliance Committee’s responsibilities include, without limitation, to (1) oversee the compliance policies and procedures of the Master LLC and its service providers; (2) review information on and, where appropriate, recommend policies concerning the Master LLC’s compliance with applicable law; and (3) review reports from and make certain recommendations regarding the Master LLC’s Chief Compliance Officer. The Master LLC Board has adopted a written charter for the Master LLC Compliance Committee. During the fiscal period ended September 30, 2009, the Master LLC Compliance Committee met eight times.

The members of the Performance Oversight and Contract Committee (the “Master LLC Performance Committee”) are David O. Beim (chair), Toby Rosenblatt (vice chair), Ronald W. Forbes and Rodney D. Johnson, all of whom are non-interested Directors. The Master LLC Performance Committee’s purpose is to assist the Master LLC Board in fulfilling its responsibility to oversee the Master LLC’s investment performance relative to its agreed-upon performance objectives. The Master LLC Performance Committee’s responsibilities include, without limitation, to (1) review the Master LLC’s investment objectives, policies and practices, (2) recommend to the Master LLC Board specific investment tools and techniques employed by BlackRock, (3) recommend to the Master LLC Board appropriate investment performance objectives based on its review of appropriate benchmarks and competitive universes, (4) review the Master LLC’s investment performance relative to agreed-upon performance objectives and (5) review information on unusual or exceptional investment matters. The Master LLC Board has adopted a written charter for the Master LLC Performance Committee. During the fiscal period ended September 30, 2009, the Master LLC Performance Committee met four times.

The members of the Executive Committee (the “Master LLC Executive Committee”) are Ronald W. Forbes, Rodney D. Johnson and Richard S. Davis. Messrs. Forbes and Johnson are non-interested Directors and Mr. Davis is an interested Director. The principal responsibilities of the Master LLC Executive Committee are to (1) act on routine matters between meetings of the Master LLC Board; (2) act on such matters as may require urgent action between meetings of the Master LLC Board; and (3) exercise such other authority as may from time to time be delegated to the Master LLC Executive Committee by the Master LLC Board. The Master LLC Board has adopted a written charter for the Master LLC Executive Committee. The Master LLC Executive Committee was formed on December 3, 2008 and from December 3, 2008 through September 30, 2009 met three times.

The boards of the Equity-Liquidity, the Equity-Bond and the Closed-End BlackRock Fund Complexes, established a Joint Product Pricing Committee (the “Product Pricing Committee”) comprised of nine members drawn from the board members serving on the boards of these BlackRock Fund Complexes. Messrs. Forbes and Johnson, non-interested Master LLC Board members, are members of the Product Pricing Committee representing the Equity-Liquidity Complex. Mr. Gabbay, an interested Board member of these BlackRock Fund Complexes, is also a member of the Product Pricing Committee. One non-interested board member representing the Closed-End Complex and five non-interested board members representing the Equity-Bond Complex serve on the Product Pricing Committee, including Jack O’Brien, who serves as Chair of the Product Pricing Committee. The purpose of the Product Pricing Committee is to review the components and structure of the non-money market funds in the BlackRock Fund Complexes. The Product Pricing Committee was formed on June 4, 2009 and for the period from June 4, 2009 to September 30, 2009, the Product Pricing Committee did not meet.

Biographical Information. Certain biographical and other information relating to the Directors are set forth below, including their address, year of birth, their principal occupations for at least the last five years, the length of time served, the total number of registered investment companies and investment portfolios overseen in the BlackRock-advised funds and any public directorships.

Name, Address(a) and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served as a Director(b)(j)	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Directorships
Non-Interested Directors:

Ronald W. Forbes (1940)(d)	Director	2007 to present	Professor Emeritus of Finance, School of Business, State University of New York at Albany since 2000.	36 RICs consisting of 106 Portfolios	None

Rodney D. Johnson (1941)(d)	Director	2007 to present

President, Fairmount Capital Advisors, Inc. since 1987; Director, Fox Chase Cancer Center since 2002; Member of the Archdiocesan Investment Committee of the Archidocese of Philadelphia since 2003; Director, the Committee of Seventy (civic) since 2006.

				36 RICs consisting of 106 Portfolios	None

David O. Beim (1940)(c)	Director	2007 to present

Professor of Finance and Economics at the Columbia University Graduate School of Business since 1991; Trustee, Phillips Exeter Academy from 2002; Formerly Chairman of Wave Hill Inc., (public garden and cultural center) from 1990 to 2006.

				36 RICs consisting of 106 Portfolios	None

Dr. Matina Horner (1939)(e)	Director	2007 to present	Executive Vice President of Teachers Insurance and Annuity Association and College Retirement Equities Fund from 1989 to 2003.	36 RICs consisting of 106 Portfolios	NStar (electric & gas utility)

Herbert I. London (1939)	Director	2007 to present

Professor Emeritus, New York University since 2005; John M. Olin Professor of Humanities, New York University from 1993 to 2005 and Professor thereof from 1980 to 2005; President, Hudson Institute (policy research organization) since 1997 and Trustee thereof since 1980; Chairman of the Board of Trustees for Grantham University since 2006; Director of InnoCentive, Inc. (strategic solutions company) since 2005; Director, Cerego, LLC (software development and design) since 2005.

				36 RICs consisting of 106 Portfolios	AIMS Worldwide, Inc. (marketing)

Cynthia A. Montgomery (1952)	Director	2007 to present	Professor, Harvard Business School since 1989; Director, Harvard Business School Publishing since 2005; Director, McLean Hospital since 2005.	36 RICs consisting of 106 Portfolios	Newell Rubbermaid, Inc. (manufacturing)

Joseph P. Platt, Jr. (1947)(f)	Director	2007 to present

Director, The West Penn Allegheny Health System (a not-for-profit health system) since 2008; Partner, Amarna Corporation, LLC (private investment company) from 2002; Director, WQED Multimedia (PBS and Multimedia, a not-for-profit company) since 2002; Director, Jones and Brown (Canadian insurance broker) since 1998; General Partner, Thorn Partner, LP (private investment) since 1998.

				36 RICs consisting of 106 Portfolios	Greenlight Capital Re. Ltd. (reinsurance company)

Robert C. Robb, Jr. (1945)	Director	2007 to present	Partner, Lewis, Eckert, Robb and Company (management and financial consulting firm) since 1981.	36 RICs consisting of 106 Portfolios	None

Name, Address(a) and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served as a Director(b)(j)	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Directorships
Non-Interested Directors:
Toby Rosenblatt (1938)(g)	Director	2007 to present

President, Founders Investments Ltd. (private investments) since 1999; Director of Forward Management, LLC since 2007; Director, The James Irvine Foundation (philanthropic foundation) since 1997; Formerly Trustee, State Street Research Mutual Funds from 1990 to 2005; Formerly, Trustee, Metropolitan Series Funds, Inc. from 2001 to 2005.

				36 RICs consisting of 106 Portfolios	A.P. Pharma, Inc. (specialty pharmaceutical)

Kenneth L. Urish (1951)(h)	Director	2007 to present

Managing Partner, Urish Popeck & Co., LLC (certified public accountants and consultants) since 1976; Member of External Advisory Board, The Pennsylvania State University Accounting Department since 2001; Trustee, The Holy Family Foundation since 2001; Committee Member/Professional Ethics Committee of the Pennsylvania Institute of Certified Public Accountants since 2007; President and Trustee, Pittsburgh Catholic Publishing Associates since 2003; Formerly Director, Inter-Tel from 2006 to 2007.

				36 RICs consisting of 106 Portfolios	None

Frederick W. Winter (1945)	Director	2007 to present

Professor and Dean Emeritus of the Joseph M. Katz School of Business, University of Pittsburgh from 2005 and Dean thereof from 1997 to 2005; Director, Alkon Corporation (pneumatics) since 1992; Director, Tippman Sports (recreation) since 2005; Director, Indotronix International (IT Service) since 2004.

				36 RICs consisting of 106 Portfolios	None
Interested Directors (i):

Richard S. Davis (1945)	Director	2007 to present

Managing Director, BlackRock, Inc. since 2005; Chief Executive Officer, State Street Research & Management Company from 2000 to 2005; Chairman of the Board of Trustees, State Street Mutual Funds from 2000 to 2005; Chairman, SSR Realty from 2000 to 2004.

				173 RICs consisting of 304 Portfolios	None

Henry Gabbay (1947)	Director	2007 to present

Consultant, BlackRock from 2007 to 2008; Managing Director, BlackRock, Inc. from 1989 to 2007; Chief Administrative Officer, BlackRock Advisors LLC from 1998 to 2007; President of BlackRock Funds and BlackRock Bond Allocation Target Shares from 2005 to 2007 and Treasurer of certain closed-end funds in the BlackRock complex from 1989 to 2006.

				173 RICs consisting of 304 Portfolios	None

(a)	Unless otherwise indicated, the address of each Director is 55 East 52nd Street, New York, New York 10055.
(b)	Each Director holds office until his or her successor is elected and qualifies or until his or her earlier death, resignation, retirement or removal as provided by the Master LLC’s by-laws or charter or by statute, or until December 31 of the year in which he or she turns 72. The Master LLC has approved one-year extensions in the terms of Directors who turn 72 prior to December 31, 2013.
(c)	Chairman of the Master LLC Performance Committee.
(d)	Co-Chairman of the Master LLC Board of Directors.
(e)	Chairman of the Master LLC Governance Committee.
(f)	Chairman of the Master LLC Compliance Committee.
(g)	Vice-Chairman of the Master LLC Performance Committee.
(h)	Chairman of the Master LLC Audit Committee.
(i)	Messr. Davis is an “interested person,” as defined in the Investment Company Act, of the Fund based on his positions with BlackRock, Inc. and its affiliates. Mr. Gabbay is an “interested person” of the Fund due to his ownership of BlackRock, Inc. and PNC Financial Services Group, Inc. securities.
(j)	Following the combination of MLIM and BlackRock, Inc. in September 2006, the various legacy MLIM and legacy BlackRock Fund boards were realigned and consolidated into three new Fund boards in 2007. As a result, although the chart shows certain Directors as joining the Master LLC Board in 2007, each Director first became a member of the board of other legacy MLIM or legacy BlackRock Funds as follows: David O. Beim, 1998; Ronald W. Forbes, 1977; Dr. Matina Horner, 2004; Rodney D. Johnson, 1995; Herbert I. London, 1987; Cynthia A. Montgomery, 1994; Joseph P. Platt, Jr., 1999; Robert C. Robb, Jr., 1999; Toby Rosenblatt, 2005; Kenneth L. Urish, 1999 and Frederick W. Winter, 1999.

Officers of the Trust and the Master LLC

Certain biographical and other information relating to the officers of the Trust and the Master LLC are set forth below, including their address and year of birth, their principal occupations for the last five years, the length of time served, the total number of registered investment companies and investment portfolios overseen in the BlackRock-advised funds and any public directorships:

Name, Address(a) and Year of Birth	Position(s) Held with the Trust and Master LLC	Length of Time Served as an Officer(b)	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Directorships
Anne Ackerley (1962)	President and Chief Executive Officer	2009 to present

Managing Director of BlackRock, Inc. since 2000; Vice President of the BlackRock-advised funds from 2007 to 2009; Chief Operating Officer of BlackRock’s Global Client Group (GCG) since 2009; Chief Operating Officer of BlackRock’s U.S. Retail Group from 2006 to 2009; Head of BlackRock’s Mutual Fund Group from 2000 to 2006.

				173 RICs consisting of 304 portfolios	None
Jeffrey Holland, CFA (1971)	Vice President	2009 to present	Managing Director of BlackRock, Inc. since 2010; Director of BlackRock, Inc. from 2006 to 2009; Chief Operating Officer of BlackRock U.S. Retail Group since 2009; Co-head of Product Development and Management for BlackRock’s U.S. Retail Group from 2007 to 2009; Product Manager of Raymond James & Associates from 2003 to 2006.	71 RICs consisting of 204 Portfolios	None
Brendan Kyne (1977)	Vice President	2009 to present	Managing Director of BlackRock, Inc. since 2010; Director of BlackRock, Inc. from 2008 to 2009; Head of Product Development and Management for BlackRock’s U.S. Retail Group since 2009, co-head thereof from 2007 to 2009; Vice President of BlackRock, Inc. from 2005 to 2008.	173 RICs consisting of 304 Portfolios	None
Brian Schmidt (1958)	Vice President	2009 to present	Managing Director of BlackRock, Inc. since 2004; Various positions with U.S. Trust Company from 1991 to 2003: Director from 2001 to 2003, Senior Vice President from 1998 to 2003; Vice President, Chief Financial Officer and Treasurer of Excelsior Funds, Inc., Excelsior Tax-Exempt Funds, Inc. and Excelsior Funds Trust from 2001 to 2003.	71 RICs consisting of 204 Portfolios	None
Neal Andrews (1966)	Chief Financial Officer	2007 to present

Managing Director of BlackRock, Inc. since 2006; Formerly Senior Vice President and Line of Business Head of Fund Accounting and Administration at PNC Global Investment Servicing (U.S.) Inc., from 1992 to 2006.

				173 RICs consisting of 304 portfolios	None
Jay Fife (1970)	Treasurer	2007 to present

Managing Director of BlackRock, Inc. since 2007 and Director in 2006; Assistant Treasurer of the Merrill Lynch Investment Managers, L.P. (“MLIM”) and Fund Asset Management, L.P. advised funds from 2005 to 2006; Director of MLIM Fund Services Group from 2001 to 2006.

				173 RICs consisting of 304 portfolios	None
Brian Kindelan (1959)	Chief Compliance Officer	2007 to present	Chief Compliance Officer of the BlackRock-advised funds since 2007; Managing Director and Senior Counsel of BlackRock, Inc. since 2005.	173 RICs consisting of 304 portfolios	None
Howard Surloff (1965)	Secretary	2007 to present	Managing Director and General Counsel of U.S. Funds at BlackRock, Inc. since 2006; General Counsel (U.S.) of Goldman Sachs Asset Management L.P. from 1993 to 2006.	173 RICs consisting of 304 portfolios	None

(a)	Unless otherwise indicated, the address of each officer is 55 East 52nd Street, New York, NY 10055.
(b)	Each officer is elected by and serves at the pleasure of the Board of Trustees of the Fund and the Board of Directors of the Master LLC.

Share Ownership by Trustees of the Fund. Information relating to each Trustee’s share ownership in the Fund and in all registered funds in the BlackRock-advised funds that are overseen by the respective Trustee (“Supervised Funds”) as of December 31, 2009, is set forth in the chart below.

Name of Director	Aggregate Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in Supervised Funds
Interested Trustees
Richard S. Davis	None	Over $100,000
Laurence D. Fink	None	$10,001 – $50,000
Henry Gabbay	None	Over $100,000
Non-Interested Trustees
James H. Bodurtha	None	Over $100,000
Bruce R. Bond	None	Over $100,000
Donald W. Burton	None	None
Stuart E. Eizenstat	None	Over $100,000
Kenneth A. Froot	None	Over $100,000
Robert M. Hernandez	None	Over $100,000
John F. O’Brien	None	Over $100,000
Roberta Cooper Ramo	None	$50,001 – $100,000
David H. Walsh	None	Over $100,000
Fred G. Weiss	None	Over $100,000
Richard R. West	None	$50,001 – $100,000

As of December 31, 2009, the Trustees and officers as a group owned an aggregate of less than 1% of the outstanding shares of the Fund. As of December 31, 2009, none of the non-interested Trustees of the Trust or their immediate family members owned beneficially or of record any securities in affiliates of the Manager, the Distributor or any person directly or indirectly controlling, controlled by, or under common control with the Manager or the Distributor.

Share Ownership by Master LLC Directors. Information relating to each Directors share ownership in the Master Portfolio and in all registered funds in the BlackRock-advised funds that are overseen by the respective Director (“Director Supervised Funds”) as of December 31, 2009 is set forth in the chart below:

Name of Director	Aggregate Dollar Range of Equity Securities in the Master Portfolio	Aggregate Dollar Range of Equity Securities in Director Supervised Funds
Interested Directors:
Richard S. Davis	None	Over $100,000
Henry Gabbay	None	Over $100,000
Non-Interested Directors:
David O. Beim	None	Over $100,000
Ronald W. Forbes	None	Over $100,000
Dr. Martina Horner	None	Over $100,000
Rodney D. Johnson	None	Over $100,000
Herbert I. London	None	$50,001 – $100,000
Cynthia A. Montgomery	None	Over $100,000
Joseph P. Platt, Jr.	None	Over $100,000
Robert C. Robb, Jr.	None	Over $100,000
Toby Rosenblatt	None	Over $100,000
Kenneth L. Urish	None	$50,001 – $100,000
Frederick W. Winter	None	Over $100,000

As of December 31, 2009, the Directors and officers of the Master Portfolio as a group owned an aggregate of less than 1% of the outstanding shares of the Master Portfolio. As of December 31, 2009, none of the non-interested Directors of the Master Portfolio or their immediate family members owned beneficially or of record any securities of affiliates of the Manager, the Distributor, or any person directly or indirectly controlling, controlled by, or under common control with the Manager or the Distributor.

      Compensation of Trustees of Trust and Directors of Master LLC

Each Trustee who is a non-interested Trustee is paid as compensation an annual retainer of $150,000 per year for his or her services as Board member of the funds in the Equity-Bond Complex, including the Fund and the Trust, and a $25,000 Board meeting fee to be paid for each Board meeting up to five Board meetings held in a calendar year (compensation for meetings in excess of this number to be determined on a case-by-case basis), together with out-of-pocket expenses in accordance with a Board policy on travel and other business expenses relating to attendance at meetings. In addition, the Chairman and Vice-Chairman of the Board are paid as compensation an additional annual retainer of $80,000 and $25,000, respectively, per year. The Chairmen of the Audit Committee, Compliance Committee, Governance Committee and Performance Committee are paid as compensation an additional annual retainer of $25,000, respectively. The Chairman of the Product Pricing Committee, Mr. O’Brien, is paid an annual retainer of $25,000, which is allocated among all of the non-money market funds in the two open-end BlackRock Fund Complexes.

Mr. Gabbay is an interested Trustee of the Fund and the Trust and serves as an interested Board member of the other funds which comprise the Equity-Liquidity, the Equity-Bond and the closed-end BlackRock Fund Complexes. Effective January 1, 2009, Mr. Gabbay receives as compensation for his services as a Board member of each of the three BlackRock Fund Complexes, (i) an annual retainer of $487,500 allocated to the funds in these three BlackRock Fund Complexes, including the Fund and (ii) with respect to each of the two open-end BlackRock Fund Complexes, a Board meeting fee of $3,750 (with respect to meetings of the Equity-Liqudity Complex) and $18,750 (with respect to meetings of the Equity-Bond Complex) to be paid for attendance at each Board meeting up to five Board meetings held in a calendar year by each such Complex (compensation for meetings in excess of this number to be determined on a case-by-case basis). Mr. Gabbay will also be reimbursed for out-of-pocket expenses in accordance with a Board policy on travel and other business expenses relating to attendance at meetings. Mr. Gabbay’s compensation for serving on the boards of funds in these BlackRock Fund Complexes (including the Fund and the Trust) is equal to 75% of each retainer and, as applicable, of each meeting fee (without regard to additional fees paid to Board and Committee chairs) received by the non-interested Board Members serving on such boards. The Board of the Trust or of any other fund in a BlackRock Fund Complex may modify the Board Members’ compensation from time to time depending on market conditions and Mr. Gabbay’s compensation would be impacted by those modifications.

Each of the non-interested Trustees and Mr. Gabbay agreed to a 10% reduction in their compensation described above for service during the period April 1, 2009 through December 31, 2009. Additionally, prior to January 1, 2010, the chairman was paid as compensation an additional retainer of $65,000.

The Trust compensates the Chief Compliance Officer for his services as its Chief Compliance Officer. The Trust may also pay a portion of the compensation of certain members of the staff of the Chief Compliance Officer. Mr. Kindelan is the Chief Compliance Officer and Anti-Money Laundering Compliance Officer of the Trust. During the fiscal period ended September 30, 2009, Mr. Kindelan received $97.15 from the Fund for serving as the Chief Compliance Officer.

The following table sets forth the compensation earned by the non-interested Trustees of the Fund then in office for the fiscal period ended September 30, 2009 and the aggregate compensation paid to them by all BlackRock-advised funds for the calendar year ended December 31, 2009.

Name(a)	Aggregate Compensation From the Fund	Estimated Annual Benefits Upon Retirement	Aggregate Compensation from the Fund and other BlackRock- Advised Funds
Interested Trustees(b)
Richard S. Davis	None	N/A	None
Laurence D. Fink	None	N/A	None
Henry Gabbay	$824	N/A	$441,563
Non-Interested Trustees:
James H. Bodurtha (c)	$1,448	N/A	$276,875
Bruce R. Bond	$1,425	N/A	$253,750
Donald W. Burton	$1,425	N/A	$253,750
Honorable Stuart E. Eizenstat (d)	$1,448	N/A	$276,875
Kenneth A. Froot	$1,301	N/A	$242,500
Robert M. Hernandez (e)	$1,483	N/A	$313,875
John F. O’Brien (f)	$1,425	N/A	$260,659
Roberta Cooper Ramo	$1,425	N/A	$253,750
Jean Margo Reid (g)	$1,161	N/A	$152,500
David H. Walsh (h)	$1,448	N/A	$276,875
Fred G. Weiss (i)	$1,470	N/A	$300,000
Richard R. West	$1,425	N/A	$253,750

(a)	For the number of BlackRock-advised funds from which each Trustee receives compensation see the Biographical Information Chart beginning on page 50.
(b)	Mr. Gabbay began receiving compensation from the Fund for his service as a Trustee effective January 1, 2009. Mr. Davis and Mr. Fink receive no compensation from the Fund for their service as Trustees.
(c)	Chairman of the Compliance Committee
(d)	Chairman of the Governance Committee
(e)	Chairman of the Board of Trustees
(f)	Chairman of the Product Pricing Committee
(g)	Ms. Reid resigned as a Trustee of the Trust and as a director or trustee of all other BlackRock-advised funds effective August 1, 2009.
(h)	Chairman of the Performance Oversight Committee
(i)	Vice Chairman of the Board of Trustees and Chairman of the Audit Committee

Each Director who is a non-interested Director is paid as compensation an annual retainer of $250,000 per year for his or her services as a board member to the BlackRock-advised Funds in the Equity-Liquidity Complex, including Master LLC, and a $5,000 Board meeting fee to be paid for each in-person board meeting attended (a $2,500 board meeting fee for telephone attendance at a regular board meeting), for up to five board meetings held in a calendar year (compensation for meetings in excess of this number to be determined on a case-by-case basis), together with out-of-pocket expenses in accordance with a Board policy on travel and other business expenses relating to attendance at meetings. The Co-Chairs of the Master LLC Board of Directors are each paid an additional annual retainer of $45,000. The Chairs of the Master LLC Audit Committee, Master LLC Compliance Committee, Master LLC Governance Committee and Master LLC Performance Committee and the Vice-Chair of the Master LLC Performance Committee are each paid an additional annual retainer of $25,000. The Chair of the Product Pricing Committee, who does not oversee funds in the Equity-Liquidity Complex, is paid an annual retainer of $25,000, which is allocated among all of the non-money market funds in the Equity-Liquidity, the Equity-Bond and the Closed-End BlackRock Fund Complexes.

Mr. Gabbay is an interested Director of Master LLC and serves as an interested Board member of the other BlackRock-advised Funds which comprise the Equity-Liquidity, the Equity-Bond and the Closed-End BlackRock Fund Complexes. Mr. Gabbay receives as compensation for his services as a board member of each of these three BlackRock Fund Complexes, (i) an annual retainer of $487,500, paid quarterly in arrears, allocated to the BlackRock-advised Funds in these three BlackRock Fund Complexes, including the Master LLC, and (ii) with respect to each of the two open end BlackRock Fund Complexes, a board meeting fee of $3,750 (with respect to meetings of the Equity-Liquidity Complex) and $18,750 (with respect to meetings of the Equity-Bond Complex) to be paid for attendance at each board meeting up to five board meetings held in a calendar year by each such Complex (compensation for meetings in excess of this number to be determined on a case by case basis). Mr. Gabbay will also be reimbursed for out of pocket expenses in accordance with a board policy on travel and other business expenses relating to attendance at meetings. Mr. Gabbay’s compensation for serving on the boards of funds in these three BlackRock Fund Complexes (including the Master LLC) is equal to 75% of each retainer and, as applicable, of each meeting fee (without regard to additional fees paid to Board and Committee chairs) received by the non interested board members serving on such boards. The Board of the Master LLC or of any other BlackRock-advised Fund may modify the board members’ compensation from time to time depending on market conditions and Mr. Gabbay’s compensation would be impacted by those modifications.

Each of the non-interested Directors and Mr. Gabbay agreed to a 10% reduction in their compensation for the period May 1, 2009 through December 31, 2009.

The following table sets forth the compensation earned by the Directors of Master LLC for the fiscal period ended September 30, 2009, and the aggregate compensation paid to them by all BlackRock-advised funds for the calendar year ended December 31, 2009.

Name	Compensation from the Master Portfolio	Estimated Annual Benefits Upon Retirement	Aggregate Compensation from the Fund and Other BlackRock-Advised Funds
Non-Interested Directors:
David O. Beim(a)	$4,619	None	$283,750
Ronald W. Forbes(b)	$4,980	None	$302,750
Dr. Martina Horner(c)	$4,619	None	$283,750
Rodney D. Johnson(b)	$4,980	None	$302,750
Herbert I. London	$4,169	None	$260,000
Cynthia A. Montgomery	$4,169	None	$260,000
Joseph P. Platt, Jr.(d)	$4,619	None	$283,750
Robert C. Robb, Jr.	$4,169	None	$260,000
Toby Rosenblatt(e)	$4,345	None	$261,250
Kenneth L. Urish(f)	$4,619	None	$283,750
Frederick W. Winter	$4,169	None	$260,000
Interested Directors:(g)
Henry Gabbay	$2,621	None	$441,563
Richard S. Davis	None	None	None

(a)	Chairman of the Master LLC Performance Committee.
(b)	Co-Chairman of the Master LLC Board of Directors.
(c)	Chair of the Master LLC Governance Committee.
(d)	Chairman of the Master LLC Compliance Committee.
(e)	Vice-Chairman of the Master LLC Performance Committee.
(f)	Chairman of the Master LLC Audit Committee.
(g)	Mr. Gabbay began receiving compensation for his services as a Director effective January 1, 2009. Mr. Davis receives no compensation for his service as a Director.

     Sales Loads.

Not Applicable.

     Code of Ethics

The Fund, the Manager, BIM, BlackRock Investments, LLC (the “Distributor” or “BRIL”) each has adopted a Code of Ethics under Rule 17j-1 under the Investment Company Act. The Codes of Ethics establish procedures for personal investing and restricts certain transactions. Employees subject to the Codes of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Trust.

     Proxy Voting Policies

The Board of Trustees has delegated to the Manager authority to vote all proxies relating to the Fund’s portfolio securities. The Manager has adopted policies and procedures (“Proxy Voting Procedures”) with respect to the voting of proxies related to the portfolio securities held in the account of one or more of its clients, including the Fund. Pursuant to these Proxy Voting Procedures, the Manager’s primary objective when voting proxies is to make proxy voting decisions solely in the best interests of the Fund and its shareholders, and to act in a manner that the Manager believes is most likely to enhance the economic value of the securities held by the Fund. The Proxy Voting Procedures are designed to ensure that the Manager considers the interests of its clients, including the Fund, and not the interests of the Manager, when voting proxies and that real (or perceived) material conflicts that may arise between the Manager’s interest and those of the Manager’s clients are properly addressed and resolved.

In order to implement the Proxy Voting Procedures, the Manager has formed a Proxy Voting Committee (the “Committee”). The Committee, a subcommittee of the Manager’s Equity Investment Policy Oversight Committee (“EIPOC”), is comprised of a senior member of the Manager’s equity management group who is also a member of EIPOC, one or more other senior investment professionals appointed by the EIPOC, portfolio managers and investment analysts appointed by EIPOC and any other personnel EIPOC deems appropriate. The Committee will also include two non-voting representatives from the Manager’s Legal department appointed by the Manager’s General Counsel. The Committee’s membership shall be limited to full-time employees of the Manager. No person with any investment banking, trading, retail brokerage or research responsibilities for the Manager’s affiliates may serve as a member of the Committee or participate in its decision making (except to the extent such person is asked by the Committee to present information to the Committee, on the same basis as other interested knowledgeable parties not affiliated with the Manager might be asked to do so). The Committee determines how to vote the proxies of all clients, including the Fund, that have delegated proxy voting authority to the Manager and seeks to ensure that all votes are consistent with the best interests of those clients and are free from unwarranted and inappropriate influences. The Committee establishes general proxy voting policies for the Manager and is responsible for determining how those policies are applied to specific proxy votes, in light of each issuer’s unique structure, management, strategic options and, in certain circumstances, probable economic and other anticipated consequences of alternate actions. In so doing, the Committee may determine to vote a particular proxy in a manner contrary to its generally stated policies. In addition, the Committee will be responsible for ensuring that all reporting and recordkeeping requirements related to proxy voting are fulfilled.

The Committee may determine that the subject matter of a recurring proxy issue is not suitable for general voting policies and requires a case-by-case determination. In such cases, the Committee may elect not to adopt a specific voting policy applicable to that issue. The Manager believes that certain proxy voting issues require investment analysis — such as approval of mergers and other significant corporate transactions — akin to investment decisions, and are, therefore, not suitable for general guidelines. The Committee may elect to adopt a common position for the Manager on certain proxy votes that are akin to investment decisions, or determine to permit the portfolio manager to make individual decisions on how best to maximize economic value for the Fund (similar to normal buy/sell investment decisions made by such portfolio managers). While it is expected that the Manager will generally seek to vote proxies over which the Manager exercises voting authority in a uniform manner for all the Manager’s clients, the Committee, in conjunction with the Fund’s portfolio manager, may determine that the Fund’s specific circumstances require that its proxies be voted differently.

To assist the Manager in voting proxies, the Committee has retained Institutional Shareholder Services (“ISS”). ISS is an independent adviser that specializes in providing a variety of fiduciary-level proxy-related services to institutional investment managers, plan sponsors, custodians, consultants, and other institutional investors. The services provided to the Manager by ISS include in-depth research, voting recommendations (although the Manager is not obligated to follow such recommendations), vote execution, and recordkeeping. ISS will also assist the Fund in fulfilling its reporting and recordkeeping obligations under the Investment Company Act.

The Manager’s Proxy Voting Procedures also address special circumstances that can arise in connection with proxy voting. For instance, under the Proxy Voting Procedures, the Manager generally will not seek to vote proxies related to portfolio securities that are on loan, although it may do so under certain circumstances. In addition, the Manager will vote proxies related to securities of foreign issuers only on a best efforts basis and may elect not to vote at all in certain countries where the Committee determines that the costs associated with voting generally outweigh the benefits. The Committee may at any time override these general policies if it determines that such action is in the best interests of the Fund.

From time to time, the Manager may be required to vote proxies in respect of an issuer where an affiliate of the Manager (each, for purposes of this section, an “Affiliate”), or a money management or other client of the Manager including investment companies for which the Manager provides investment advisory, administrative or other services (each, a “Client”) is involved. The Proxy Voting Procedures and the Manager’s adherence to those procedures are designed to address such conflicts of interest. The Committee intends to strictly adhere to the Proxy Voting Procedures in all proxy matters, including matters involving Affiliates and Clients. If, however, an issue representing a non-routine matter that is material to an Affiliate or a widely known Client is involved such that the Committee does not reasonably believe it is able to follow its guidelines (or if the particular proxy matter is not addressed by the guidelines) and vote impartially, the Committee may, in its discretion for the purposes of ensuring that an independent determination is reached, retain an independent fiduciary to advise the Committee on how to vote or to cast votes on behalf of the Manager’s clients.

In the event that the Committee determines not to retain an independent fiduciary, or it does not follow the advice of such an independent fiduciary, the powers of the Committee shall pass to a subcommittee, appointed by EIPOC (with advice from the Secretary of the Committee), consisting solely of Committee members selected by EIPOC. EIPOC shall appoint to the subcommittee, where appropriate, only persons whose job responsibilities do not include contact with the Client and whose job evaluations would not be affected by the Manager’s relationship with the Client (or failure to retain such relationship). The subcommittee shall determine whether and how to vote all proxies on behalf of the Manager’s clients or, if the proxy matter is, in their judgment, akin to an investment decision, to defer to the applicable portfolio managers, provided that, if the subcommittee determines to alter the Manager’s normal voting guidelines or, on matters where the Manager’s policy is case-by-case, does not follow the voting recommendation of any proxy voting service or other independent fiduciary that may be retained to provide research or advice to the Manager on that matter, no proxies relating to the Client may be voted unless the Secretary, or in the Secretary’s absence, the Assistant Secretary of the Committee concurs that the subcommittee’s determination is consistent with the Manager’s fiduciary duties.

In addition to the general principles outlined above, the Manager has adopted voting guidelines with respect to certain recurring proxy issues that are not expected to involve unusual circumstances. These policies are guidelines only, and the Manager may elect to vote differently from the recommendation set forth in a voting guideline if the Committee determines that it is in the Fund’s best interest to do so. In addition, the guidelines may be reviewed at any time upon the request of a Committee member and may be amended or deleted upon the vote of a majority of Committee members present at a Committee meeting at which there is a quorum.

The Manager has adopted specific voting guidelines with respect to the following proxy issues:

  Proposals related to the composition of the Board of Directors of issuers other than investment companies. As a general matter, the Committee believes that a company’s Board of Directors (rather than shareholders) is most likely to have access to important, nonpublic information regarding a company’s business and prospects, and is therefore best-positioned to set corporate policy and oversee management. The Committee, therefore, believes that the foundation of good corporate governance is the election of qualified, independent corporate directors who are likely to diligently represent the interests of shareholders and oversee management of the corporation in a manner that will seek to maximize shareholder value over time. In individual cases, the Committee may look at a nominee’s history of representing shareholder interests as a director of other companies or other factors, to the extent the Committee deems relevant.

  Proposals related to the selection of an issuer’s independent auditors. As a general matter, the Committee believes that corporate auditors have a responsibility to represent the interests of shareholders and provide an independent view on the propriety of financial reporting decisions of corporate management. While the Committee will generally defer to a corporation’s choice of auditor, in individual cases, the Committee may look at an auditors’ history of representing shareholder interests as auditor of other companies, to the extent the Committee deems relevant.

  Proposals related to management compensation and employee benefits. As a general matter, the Committee favors disclosure of an issuer’s compensation and benefit policies and opposes excessive compensation, but believes that compensation matters are normally best determined by an issuer’s Board of Directors, rather than shareholders. Proposals to “micro-manage” an issuer’s compensation practices or to set arbitrary restrictions on compensation or benefits will, therefore, generally not be supported.

  Proposals related to requests, principally from management, for approval of amendments that would alter an issuer’s capital structure. As a general matter, the Committee will support requests that enhance the rights of common shareholders and oppose requests that appear to be unreasonably dilutive.

  Proposals related to requests for approval of amendments to an issuer’s charter or by-laws. As a general matter, the Committee opposes poison pill provisions.

  Routine proposals related to requests regarding the formalities of corporate meetings.

  Proposals related to proxy issues associated solely with holdings of investment company shares. As with other types of companies, the Committee believes that a fund’s Board of Directors (rather than its shareholders) is best-positioned to set fund policy and oversee management. However, the Committee opposes granting Boards of Directors authority over certain matters, such as changes to a fund’s investment objective, that the Investment Company Act envisions will be approved directly by shareholders.

  Proposals related to limiting corporate conduct in some manner that relates to the shareholder’s environmental or social concerns. The Committee generally believes that annual shareholder meetings are inappropriate forums for discussion of larger social issues, and opposes shareholder resolutions “micromanaging” corporate conduct or requesting release of information that would not help a shareholder evaluate an investment in the corporation as an economic matter. While the Committee is generally supportive of proposals to require corporate disclosure of matters that seem relevant and material to the economic interests of shareholders, the Committee is generally not supportive of proposals to require disclosure of corporate matters for other purposes.

Information about how the Fund and the Master LLC voted proxies relating to securities held in the Fund’s or Master LLC’s portfolio during the most recent 12-month period ended June 30 is available without charge, (i) at www.blackrock.com and (2) on the SEC’s website at www.sec.gov.

Item 18. Control Persons and Principal Holders of Securities.

To the knowledge of the Fund, as of January 8, 2010, the following entities owned beneficially or of record 5% or more of a class of the Fund’s shares:

Name	Address	Percentage and Class
Merrill Lynch Pierce Fenner & Smith**	4800 E Deerlake Dr 3rd Floor	61.04% of Investor A
Jacksonville, FL 32246-6484

Merrill Lynch Pierce Fenner & Smith**	4800 E Deerlake Dr 3rd Floor	85.94% of Investor B
Jacksonville, FL 32246-6484

Merrill Lynch Pierce Fenner & Smith**	4800 E Deerlake Dr 3rd Floor	89.26% of Investor C
Jacksonville, FL 32246-6484

Merrill Lynch Pierce Fenner & Smith**	4800 E Deerlake Dr 3rd Floor	89.62% of Institutional
Jacksonville, FL 32246-6484

**	Record holders that do not beneficially hold the shares.

Item 19. Investment Advisory and Other Services.

Management and Advisory Arrangements for the Fund

Management Services. The Trust, on behalf of the Fund, has entered into a management agreement with BlackRock (the “Management Agreement”) pursuant to which the Manager receives as compensation for its services to the Fund, at the end of each month a fee with respect to the Fund. Prior to September 29, 2006, Fund Asset Management, L.P. (“FAM”), an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc., acted as the Fund’s investment adviser and was compensated according to the same management fee rates as the Manager. Subject to the oversight of the Fund’s Trustees, the Manager is responsible for the actual management of the Fund’s portfolio and reviews the Fund’s holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Manager.

Management Fee. Pursuant to the Management Agreement, the Manager receives for its services to the Fund monthly compensation at the annual rate of 0.75% of the average daily net assets of the Fund. During the Guarantee Period, the Manager has contractually agreed to waive its management fee by the amount of management fees the Fund pays the Manager indirectly through its investment in the Master Portfolio.

In the event the Fund becomes completely and irreversibly invested in its Protection Component, the Manager has contractually agreed to reduce its fee to an annual rate of 0.25% for the remainder of the Guarantee Period. Additionally in such an event, the fee for the Policy will be reduced to an annual rate of 0.15%.

The table below sets forth information about the total investment management fee paid by the Fund to the Manager and to FAM, the Fund’s previous investment adviser, and the amounts waived by the Manager and FAM for the periods indicated:

For the Fund	Management Fee
Fiscal Year/Period Ended	Paid to FAM	Paid to the Manager		Waived by FAM	Waived by the Manager[1]
September 30, 2009[2]	N/A	$ 411,723		N/A	$ 28,011
October 31, 2008	N/A	$ 850,336		N/A	$493,109
October 31, 2007	N/A	$1,303,316		N/A	$802,151
October 31, 2006	$1,358,701[3]	$ 121,797	[4]	$844,189[3]	$ 75,310	[4]

[1]	In addition to the waiver described above, the Manager may waive a portion of the Fund’s Management Fee in connection with the Fund’s investment in an affiliated money market fund.
[2]	For Period November 1, 2008 to September 30, 2009.
[3]	For Period November 1, 2005 to September 29, 2006.
[4]	For Period September 29, 2006 to October 31, 2006.

The Manager has entered into a sub-advisory agreement (the “Sub-Advisory Agreement”) with BlackRock Investment Management, LLC (previously defined as “BIM”), an affiliate of the Manager, pursuant to which the Manager pays BIM for providing services to the Manager with respect to the Fund a monthly fee at an annual rate equal to a percentage of the management fee paid to the Manager under the Management Agreement. The Sub-Adviser is responsible for the day-to-day management of the Fund. Set forth below are the sub-advisory fees paid by the Manager to BIM for the periods indicated:

Fiscal Period Ended	Paid to BIM
September 30, 2009[1]	$0
October 31, 2008	$0
October 31, 2007	$0
October 31, 2006	$0

[1]	For Period November 1, 2008 to September 30, 2009.

Payment of Fund Expenses. The Management Agreement obligates the Manager to provide investment advisory services and to pay for maintaining the staff and personnel necessary to perform its obligations under the Management Agreement, and at its own expense, provide the office space, equipment and facilities that it is obligated to provide under the Management Agreement, and pay all compensation of officers of the Trust and all Trustees who are affiliated persons of the Manager. The Fund pays all other expenses incurred in the operation of the Fund, including, among other things: the fee payable by the Fund under the Financial Guarantee Agreement, redemption expenses, expenses of portfolio transactions, expenses of registering shares under federal and state securities laws, pricing costs (including the daily calculation of net asset value), expenses of printing shareholder reports, prospectuses and statements of additional information, Commission fees, interest, taxes, custodian and transfer agency fees, fees and actual out-of-pocket expenses of Trustees who are not affiliated persons of the Manager, fees for legal and auditing services, litigation expenses, costs of printing proxies and other expenses related to shareholder meetings, and other expenses properly payable by the Trust or the Fund. Certain accounting services are provided to the Fund by State Street Bank and Trust Company (“State Street”) pursuant to an agreement between State Street and the Fund. The Fund pays a fee for these services. In addition, the Fund reimburses the Manager for other accounting services. The Distributor will pay certain promotional expenses of the Fund incurred in connection with the offering of shares of the Fund. Certain expenses will be financed by the Fund pursuant to distribution plans in compliance with Rule 12b-1 under the Investment Company Act.

Duration and Termination. Unless earlier terminated as described below, the Management Agreement and the Sub-Advisory Agreement will remain in effect for an initial period of two years and from year to year thereafter if approved annually (a) by the Board of Trustees of the Trust or by a majority of the outstanding shares of the Fund and (b) by a majority of the Trust’s Trustees who are not parties to the Management Agreement or interested persons (as defined in the Investment Company Act) of any such party. The Management Agreement will automatically terminate in the event of its assignment. In addition, the Management Agreement may be terminated without penalty by the vote of a majority of the outstanding voting securities of the Fund or by either the Board or the Manager on 60 days’ written notice to the other party.

Organization of Manager. The Manager is a Delaware limited liability company and an indirect, wholly owned subsidiary of BlackRock, Inc. The Sub-Adviser is an affiliate of the Manager and is an indirect wholly owned subsidiary of BlackRock, Inc.

Management and Advisory Arrangements for the Master Portfolio

Management Services for the Master Portfolio. The Master LLC on behalf of the Master Portfolio has entered into a management agreement with the Manager as investment adviser (the “Master Management Agreement”). The Manager receives for its services to the Master Portfolio monthly compensation at the annual rate of 0.50% of the average daily net assets of the Master Portfolio not exceeding $1 billion and 0.45% of the average daily net assets of the Master Portfolio in excess of $1 billion but not exceeding $5 billion and 0.40% of the Master Portfolio in excess of $5 billion. Prior to September 29, 2006, FAM acted as the Master Portfolio’s investment adviser and was compensated according to the same management fee rates as the Manager.

The table below sets forth information about the total investment management fee paid to the Manager and to FAM, the Master Portfolio’s previous investment adviser, for the periods shown.

For the Master Portfolio	Management Fee
Fiscal Year/Period Ended	Paid to FAM	Paid to the Manager		Waived by the Manager[1]
September 30, 2009[2]	N/A	$13,518,511		$1,748
October 31, 2008	N/A	$20,282,735		$ 0
October 31, 2007	N/A	$20,167,935		$ 0
October 31, 2006	$13,968,547[3]	$ 1,545,237	[4]	$ 0	[4]

[1]	The Manager may waive a portion of the Master Portfolio’s Management Fee in connection with the Master Portfolio’s investment in an affiliated money market fund.
[2]	For Period November 1, 2008 to September 30, 2009.
[3]	For Period November 1, 2005 to September 29, 2006.
[4]	For Period September 29, 2006 to October 31, 2006.

The Manager, as investment adviser to the Master Portfolio, has also entered into a sub-advisory agreement (the “Master Sub-Advisory Agreement”) with BIM, an affiliate, pursuant to which BIM provides investment advisory services to the Manager with respect to the Master LLC. Under the Master Sub-Advisory Agreement, the Manager pays BIM for providing such services, a monthly fee at an annual rate equal to a percentage of the investment management fee received by the Manager under the Master Management Agreement. The Sub-Adviser is responsible for the day-to-day management of the Master Portfolio’s portfolio.

Set forth below are the sub-advisory fees paid by the Manager to BIM pursuant to the Master Sub-Advisory Agreement for the periods indicated:

Fiscal Period Ended	Paid to BIM
September 30, 2009*	$ 9,991,633
October 31, 2008	$16,395,399
October 31, 2007	$21,099,695
October 31, 2006	$ 1,737,578

*	For Period November 1, 2008 to September 30, 2009.

Payment of Master LLC Expenses. The Master Management Agreement obligates the Manager to provide investment advisory services and to pay, or cause an affiliate to pay, for maintaining its staff and personnel and to provide office space, facilities and necessary personnel for the Master LLC. The Manager is also obligated to pay, or cause an affiliate to pay, the fees of all officers, Master LLC Directors who are affiliated persons of the Manager or any affiliate. The Master LLC pays, or causes to be paid, all other expenses incurred in the operation of the Master Portfolio and the Master LLC (except to the extent paid by the Distributor, including, among other things, taxes, expenses for legal and auditing services, costs of printing proxies, shareholder reports, prospectuses and statements of additional information, charges of the custodian, any sub-custodian and the transfer agent, expenses of portfolio transactions, expenses of redemption of shares, Commission fees, expenses of registering the shares under federal, state or foreign laws, fees and actual out-of-pocket expenses of non-interested Master LLC Directors, accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Master LLC or the Master Portfolio. Certain accounting services are provided to the Master LLC by State Street pursuant to an agreement between State Street and the Master LLC. The Master LLC pays a fee for these services. In addition, the Master LLC reimburses the Manager for the cost of certain additional accounting services.

Duration and Termination. Unless earlier terminated as described below, the Master Management Agreement and the Master Sub-Advisory Agreement will each remain in effect for an initial two year period and from year to year thereafter if approved annually (a) by the Board of Directors of the Master LLC or by persons or entities holding a majority of the outstanding shares of the Master LLC and (b) by a majority of the Master LLC Directors who are not parties to such contract or interested persons (as defined in the Investment Company Act) of any such party. Such contract will automatically terminate in the event of its assignment and may be terminated with respect to the Master Portfolio without penalty on 60 days’ written notice at the option of either party thereto or by the vote of a majority of the outstanding voting securities of the Master Portfolio.

Other Arrangements with Service Providers

Transfer Agency Services. PNC Global Investment Servicing (U.S.) Inc. (“PNC GIS” or the “Transfer Agent”), a subsidiary of PNC Financial Services Group, Inc., acts as the Fund’s Transfer Agent pursuant to a Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement (the “Transfer Agency Agreement”) with the Fund. The Transfer Agent’s address is 301 Bellevue Parkway, Wilmington, Delaware 19809. Pursuant to the Transfer Agency Agreement, the Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. The Fund pays the Transfer Agent a fee for the services it receives based on the type of account and the level of services required. The Fund reimburses the Transfer Agent’s reasonable out-of-pocket expenses and pays a fee of 0.10% of account assets for certain accounts that participate in certain fee-based programs sponsored by the Manager or its affiliates. For purposes of the Transfer Agency Agreement, the term “account” includes a shareholder account maintained directly by the Transfer Agent and any other account representing the beneficial interest of a person in the relevant share class on a recordkeeping system.

The following table sets forth the fees paid by the Fund to PNC GIS and Financial Data Services, Inc. (“FDS”), the Fund’s previous transfer agent, for the periods indicated:

Transfer Agent Fees:

Fiscal Year/Period Ended	Paid to FDS	Paid to PNC GIS		Paid to the Manager[1]
September 30, 2009[2]	N/A	$58,150		$1,385
October 31, 2008	N/A	$88,288		$2,275
October 31, 2007	N/A	$113,498		$2,111
October 31, 2006	$125,826[3]	$11,861	[4]	$230	[4]

[1]	Pursuant to a Shareholders’ Administrative Services Agreement, the Manager provides certain shareholder liaison services in connection with the Fund’s investor service center. The Fund reimburses the Manager for its costs in maintaining the service center, which costs include, among other things, employee salaries, leasehold expenses, and other out-of-pocket expenses which are a component of the transfer agency fees in the Fund’s annual report.
[2]	For Period November 1, 2008 to September 30, 2009.
[3]	For Period November 1, 2005 to September 29, 2006.
[4]	For Period September 29, 2006 to October 31, 2006.

Accounting Services. The Trust, on behalf of the Fund, has entered into an agreement with State Street, pursuant to which State Street provides certain accounting services to the Fund. State Street’s address is 600 College Road East, Princeton, New Jersey 08540. The Fund pays a fee for these services. The Manager provides certain accounting services to the Fund and the Fund reimburses the Manager for these services.

The table below shows the amount paid by the Fund to State Street, to the Manager and to FAM, the Fund’s previous investment adviser, for the periods indicated:

Accounting Services:

For the Fund

Fiscal Year/Period Ended	Paid to State Street	Paid to FAM	Paid to the Manager
September 30, 2009[1]	$58,164	N/A	$1,060
October 31, 2008	$48,942	N/A	$1,995
October 31, 2007	$49,222	N/A	$3,168
October 31, 2006	$49,911	$3,777[2]	$ 314	[3]

[1]	For Period November 1, 2008 to September 30, 2009.
[2]	For Period November 1, 2005 to September 29, 2006.
[3]	For Period September 29, 2006 to October 31, 2006.

The Master LLC has entered into an agreement with State Street pursuant to which State Street provides certain accounting services to the Master LLC. The Master LLC pays a fee for these services. The Manager also provides certain accounting services to the Master LLC and it reimburses the Manager for such services.

The table below shows the amounts paid by the Master Portfolio to State Street, to the Manager and to FAM, the Master Portfolio’s previous investment adviser, for the periods indicated:

For the Master Portfolio:

Fiscal Year/Period Ended	Paid to State Street[1]	Paid to FAM	Paid to the Manager
September 30, 2009[2]	$466,231	N/A	$56,620
October 31, 2008	$625,216	N/A	$79,621
October 31, 2007	$702,994	N/A	$ 224
October 31, 2006	$502,788	$67,319[3]	$ 5,570	[4]

[1]	For providing services to the Master Portfolio and each feeder fund which invests in the Master Portfolio.
[2]	For Period November 1, 2008 to September 30, 2009.
[3]	For Period November 1, 2005 to September 29, 2006.
[4]	For Period September 29, 2006 to October 31, 2006.

Distribution Expenses. The Trust, on behalf of the Fund, has entered into a distribution agreement with the Distributor in connection with the offering of shares of the Fund (the “Distribution Agreement”). The Distribution Agreement obligates the Distributor to pay certain expenses in connection with the offering of shares of the Fund. The Distributor will pay for the printing and distribution of any copies of the Fund’s prospectus, statement of additional information and periodic reports, if applicable. The Distributor also will pay for other supplementary sales literature and advertising costs, if applicable. The Distribution Agreement is subject to the same renewal requirements and termination provisions as the Management Agreement described above.

Financial Guarantee Agreement. The Trust, on behalf of the Fund, the Manager and Ambac have entered into a Financial Guarantee Agreement (previously defined as the “Financial Guarantee Agreement”). Pursuant to the Financial Guarantee Agreement, Ambac has issued an unconditional, irrevocable financial guarantee insurance policy (previously defined as the “Policy”). The Fund’s purchase of the Policy is intended to insure that if the Fund cannot meet its obligations under the Payment Undertaking on the Guarantee Maturity Date, each shareholder of the Fund will be entitled to redeem his or her shares for an amount no less than the initial value of that shareholder’s account (less expenses and sales charges not covered by the Fund’s Payment Undertaking or the Policy), provided that all dividends and distributions received from the Fund have been reinvested and no shares have been redeemed (previously defined as the “Guaranteed Amount”). The Guaranteed Amount per share will equal the initial net asset value (“NAV”) per share, and thereafter will be adjusted to reflect any dividends and distributions made by the Fund. The Financial Guarantee Agreement sets forth the rights and obligations of the parties with respect to the Fund. The Policy is unconditional and irrevocable and will remain in place through the Guarantee Maturity Date, unless the Trust terminates the Policy. The Financial Guarantee Agreement, imposes certain limitations on the manner in which the Fund may be managed during the Guarantee Period. The Fund also has agreed to be bound by various covenants. If the Fund breaches these covenants, or if the Fund is not managed in accordance with the limitations in the Financial Guarantee Agreement, the Fund’s assets could be allocated to the Protection Component for the remainder of the Guarantee Period. The Fund’s assets also could be allocated to the Protection Component upon certain other non-market events.

The Manager, in managing the Fund during its Guarantee Period, directs the allocation of the Fund’s assets to the Core and Protection Components. The types of securities that may be held in the Core Component or the Protection Component are set forth in Part A and Part B of this Registration Statement.

If the Fund or its Manager breaches the terms of the Financial Guarantee Agreement, the Fund or the Manager must cure the breach within a certain number of days as specified in the Financial Guarantee Agreement.

Ambac Assurance Corporation. Ambac Assurance Corporation (“Ambac”), the issuer of the Policy backing the Fund’s Payment Undertaking, was incorporated on February 25, 1970 and is the principal operating subsidiary of Ambac Financial Group, Inc. (“AFG”). Ambac is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands.

As of January 25, 2010, Ambac has a Caa2 rating from Moody’s Investors Service, Inc. (“Moody’s”) with a developing outlook and a CC rating from S&P’s Rating Services (“S&P”) with a developing outlook. These ratings reflect multiple downgrades by each of Moody’s and S&P from June 2008 through August 2009. The address of Ambac’s administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

Ambac makes no representation regarding the shares or the advisability of investing in the shares and makes no representation regarding, nor has it participated in the preparation of, this Registration Statement other than the information under the heading “Ambac Assurance Corporation.”

Ambac is a wholly owned subsidiary of AFG, a publicly-held company. AFG, incorporated on April 29, 1991 and headquartered in New York City, is a holding company whose subsidiaries provided financial guarantees and financial services to clients in both the public and private sectors around the world. AFG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission. In addition to the description of Ambac provided herein, a description of Ambac, its business, condition and performance and insurance regulatory matters is included in AFG’s most recent Annual Report on Form 10-K and other subsequent reports filed with the Commission by AFG.

AFG’s audited consolidated financial statements for the fiscal year ended December 31, 2008 are included in AFG’s Annual Report on Form 10-K filed with the Commission on March 16, 2009 and AFG’s unaudited consolidated financial statements for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, are included in AFG’s quarterly reports filed on Form 10-Q with the Commission on May 18, 2009, August 10, 2009, and November 9, 2009, respectively. AFG’s consolidated financial statement reflect the financial statements of its subsidiaries, including Ambac. Financial statements and information related to Ambac are also included in AFG’s Current Reports on Form 8-K Filed with the Commission on May 11, 2009, June 17, 2009, June 19, 2009, July 27, 2009, August 7, 2009, November 4, 2009, November 18, 2009, November 25, 2009, December 1, 2009 and January 7, 2010.

Independent Registered Public Accounting Firm. Deloitte & Touche LLP, 750 College Road East, Princeton, New Jersey 08540 has been selected as the independent registered public accounting firm of the Fund. The selection of the independent registered public accounting firm is subject to approval by the non-interested Trustees. The independent registered public accounting firm is responsible for auditing the annual financial statements of the Fund.

Custodian. Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109, acts as the Custodian for the Fund’s assets (the “Custodian”). The Custodian is responsible for safeguarding and controlling the Fund’s cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Fund’s investments. Under its contract with the Fund, the Custodian is authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the Fund to be held in its offices outside the United States and with certain foreign banks and securities depositories.

Insurer. Ambac, One State Street Plaza, New York, New York 10004 has issued the Policy backing the Fund’s Payment Undertaking.

A fee of 0.625% of the Fund’s average daily net assets per annum is charged by Ambac for providing the policy. In the event that the Fund is required under the terms of the Financial Guarantee Agreement to reallocate all of its assets to the Protection Component during the Guarantee Period, this fee will be reduced to an annual rate of 0.15% of the Fund’s average daily net assets.

Legal Counsel. Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, is counsel for the Trust and the Fund.

Reports to Shareholders. The fiscal year end of the Fund is September 30 of each year. The Fund sends to its shareholders at least semi-annually reports showing the Fund’s portfolio and other information. An annual report, containing financial statements audited by the Fund’s independent registered public accounting firm, is sent to shareholders each year. After the end of each year, shareholders will receive Federal income tax information regarding dividends.

Shareholder Inquiries. Shareholder inquiries may be addressed to the Fund at the address or telephone number set forth in the Fund’s Part A.

Additional Information. Part A and Part B of this Registration Statement do not contain all the information set forth in the Registration Statement and the exhibits relating thereto, which the Fund has filed with the Commission, Washington, D.C., under the Securities Act and the Investment Company Act, to which reference is hereby made.

Potential Conflicts of Interest

The Bank of America Corporation (“BAC”), through its subsidiary Merrill Lynch and Co., Inc. (“Merrill Lynch”), and The PNC Financial Services Group, Inc. (“PNC”), each have a significant economic interest in BlackRock, Inc., the parent of the Manager. PNC is considered to be an affiliate of BlackRock, Inc., under the Investment Company Act. Certain activities of the Manager, BlackRock, Inc. and their affiliates (for purposes of this Section, collectively, “BlackRock”) and PNC and its affiliates (collectively, “PNC” and together with BlackRock for purposes of this Section, “Affiliates”), and those of BAC, Merrill Lynch and their affiliates (collectively, the “BAC Entities”), with respect to the Fund and/or other accounts managed by BlackRock, PNC or the BAC Entities, may give rise to actual or perceived conflicts of interest such as those described below.

BlackRock is one of the world’s largest asset management firms with approximately $3.346 trillion in assets under management as of December 31, 2009. BAC is a national banking corporation which through its affiliates and subsidiaries, including Merrill Lynch, provides a full range of financial services. Merrill Lynch is a full service investment banking, broker-dealer, asset management and financial services organization. PNC is a diversified financial services organization spanning the retail, business and corporate markets. BlackRock and PNC are affiliates of one another under the Investment Company Act. BlackRock, BAC, Merrill Lynch, PNC and their respective affiliates (including, for these purposes, their directors, partners, trustees, managing members, officers and employees), including the entities and personnel who may be involved in the investment activities and business operations of the Fund, are engaged worldwide in businesses, including equity, fixed income, cash management and alternative investments, and have interests other than that of managing the Fund. These are considerations of which investors in the Fund should be aware, and which may cause conflicts of interest that could disadvantage the Fund and its shareholders. These activities and interests include potential multiple advisory, transactional, financial and other interests in securities and other instruments, and companies that may be purchased or sold by the Fund.

BlackRock and its Affiliates, as well as the BAC Entities, have proprietary interests in, and may manage or advise with respect to, accounts or funds (including separate accounts and other funds and collective investment vehicles) that have investment objectives similar to those of the Fund and/or that engage in transactions in the same types of securities, currencies and instruments as the Fund. One or more Affiliates and BAC Entities are also major participants in the global currency, equities, swap and fixed income markets, in each case both on a proprietary basis and for the accounts of customers. As such, one or more Affiliates or BAC Entities are or may be actively engaged in transactions in the same securities, currencies, and instruments in which the Fund invests. Such activities could affect the prices and availability of the securities, currencies, and instruments in which the Fund invests, which could have an adverse impact on the Fund’s performance. Such transactions, particularly in respect of most proprietary accounts or customer accounts, will be executed independently of the Fund’s transactions and thus at prices or rates that may be more or less favorable than those obtained by the Fund. When BlackRock and its Affiliates or the BAC Entities seek to purchase or sell the same assets for their managed accounts, including the Fund, the assets actually purchased or sold may be allocated among the accounts on a basis determined in their good faith discretion to be equitable. In some cases, this system may adversely affect the size or price of the assets purchased or sold for the Fund. In addition, transactions in investments by one or more other accounts managed by BlackRock or its Affiliates or a BAC Entity may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Fund, particularly, but not limited to, with respect to small capitalization, emerging market or less liquid strategies. This may occur when investment decisions regarding the Fund are based on research or other information that is also used to support decisions for other accounts. When BlackRock or its Affiliates or a BAC Entity implements a portfolio decision or strategy on behalf of another account ahead of, or contemporaneously with, similar decisions or strategies for the Fund, market impact, liquidity constraints, or other factors could result in the Fund receiving less favorable trading results and the costs of implementing such decisions or strategies could be increased or the Fund could otherwise be disadvantaged. BlackRock or its Affiliates or a BAC Entity may, in certain cases, elect to implement internal policies and procedures designed to limit such consequences, which may cause the Fund to be unable to engage in certain activities, including purchasing or disposing of securities, when it might otherwise be desirable for it to do so.

Conflicts may also arise because portfolio decisions regarding the Fund may benefit other accounts managed by BlackRock or its Affiliates or a BAC Entity. For example, the sale of a long position or establishment of a short position by the Fund may impair the price of the same security sold short by (and therefore benefit) one or more Affiliates or BAC Entities or their other accounts, and the purchase of a security or covering of a short position in a security by the Fund may increase the price of the same security held by (and therefore benefit) one or more Affiliates or BAC Entities or their other accounts.

BlackRock and its Affiliates or a BAC Entity and their clients may pursue or enforce rights with respect to an issuer in which the Fund has invested, and those activities may have an adverse effect on the Fund. As a result, prices, availability, liquidity and terms of the Fund’s investments may be negatively impacted by the activities of BlackRock or its Affiliates or a BAC Entity or their clients, and transactions for the Fund may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.

The results of the Fund’s investment activities may differ significantly from the results achieved by BlackRock and its Affiliates or the BAC Entities for their proprietary accounts or other accounts (including investment companies or collective investment vehicles) managed or advised by them. It is possible that one or more Affiliate- or BAC Entity-managed accounts and such other accounts will achieve investment results that are substantially more or less favorable than the results achieved by the Fund. Moreover, it is possible that the Fund will sustain losses during periods in which one or more Affiliates or BAC Entity-managed accounts achieve significant profits on their trading for proprietary or other accounts. The opposite result is also possible. The investment activities of one or more Affiliates or BAC Entities for their proprietary accounts and accounts under their management may also limit the investment opportunities for the Fund in certain emerging and other markets in which limitations are imposed upon the amount of investment, in the aggregate or in individual issuers, by affiliated foreign investors.

From time to time, the Fund’s activities may also be restricted because of regulatory restrictions applicable to one or more Affiliates or BAC Entities, and/or their internal policies designed to comply with such restrictions. As a result, there may be periods, for example, when BlackRock, and/or one or more Affiliates or BAC Entities, will not initiate or recommend certain types of transactions in certain securities or instruments with respect to which BlackRock and/or one or more Affiliates or BAC Entities are performing services or when position limits have been reached.

In connection with its management of the Fund, BlackRock may have access to certain fundamental analysis and proprietary technical models developed by one or more Affiliates or BAC Entities. BlackRock will not be under any obligation, however, to effect transactions on behalf of the Fund in accordance with such analysis and models. In addition, neither BlackRock nor any of its Affiliates, nor any BAC Entity, will have any obligation to make available any information regarding their proprietary activities or strategies, or the activities or strategies used for other accounts managed by them, for the benefit of the management of the Fund and it is not anticipated that BlackRock will have access to such information for the purpose of managing the Fund. The proprietary activities or portfolio strategies of BlackRock and its Affiliates and the BAC Entities, or the activities or strategies used for accounts managed by them or other customer accounts could conflict with the transactions and strategies employed by BlackRock in managing the Fund.

In addition, certain principals and certain employees of BlackRock are also principals or employees of BlackRock or another Affiliate. As a result, the performance by these principals and employees of their obligations to such other entities may be a consideration of which investors in the Fund should be aware.

BlackRock may enter into transactions and invest in securities, instruments and currencies on behalf of the Fund in which customers of BlackRock or its Affiliates or a BAC Entity, or, to the extent permitted by the SEC, BlackRock or another Affiliate or a BAC Entity, serves as the counterparty, principal or issuer. In such cases, such party’s interests in the transaction will be adverse to the interests of the Fund, and such party may have no incentive to assure that the Fund obtains the best possible prices or terms in connection with the transactions. In addition, the purchase, holding and sale of such investments by the Fund may enhance the profitability of BlackRock or its Affiliates or a BAC Entity. One or more Affiliates or BAC Entities may also create, write or issue derivatives for their customers, the underlying securities, currencies or instruments of which may be those in which the Fund invests or which may be based on the performance of the Fund. The Fund may, subject to applicable law, purchase investments that are the subject of an underwriting or other distribution by one or more Affiliates or BAC Entities and may also enter into transactions with other clients of an Affiliate or BAC Entity where such other clients have interests adverse to those of the Fund.

At times, these activities may cause departments of BlackRock or its Affiliates or a BAC Entity to give advice to clients that may cause these clients to take actions adverse to the interests of the Fund. To the extent affiliated transactions are permitted, the Fund will deal with BlackRock and its Affiliates or BAC Entities on an arms-length basis. BlackRock or its Affiliates or a BAC Entity may also have an ownership interest in certain trading or information systems used by the Fund. The Fund’s use of such trading or information systems may enhance the profitability of BlackRock and its Affiliates or BAC Entities.

One or more Affiliates or one of the BAC Entities may act as broker, dealer, agent, lender or adviser or in other commercial capacities for the Fund. It is anticipated that the commissions, mark-ups, mark-downs, financial advisory fees, underwriting and placement fees, sales fees, financing and commitment fees, brokerage fees, other fees, compensation or profits, rates, terms and conditions charged by an Affiliate or BAC Entity will be in its view commercially reasonable, although each Affiliate or BAC Entity, including its sales personnel, will have an interest in obtaining fees and other amounts that are favorable to the Affiliate or BAC Entity and such sales personnel.

Subject to applicable law, the Affiliates and BAC Entities (and their personnel and other distributors) will be entitled to retain fees and other amounts that they receive in connection with their service to the Fund as broker, dealer, agent, lender, adviser or in other commercial capacities and no accounting to the Fund or its shareholders will be required, and no fees or other compensation payable by the Fund or its shareholders will be reduced by reason of receipt by an Affiliate or BAC Entity of any such fees or other amounts.

When an Affiliate or BAC Entity acts as broker, dealer, agent, adviser or in other commercial capacities in relation to the Fund, the Affiliate or BAC Entity may take commercial steps in its own interests, which may have an adverse effect on the Fund. The Fund will be required to establish business relationships with its counterparties based on the Fund’s own credit standing. Neither BlackRock nor any of the Affiliates, nor any BAC Entity, will have any obligation to allow their credit to be used in connection with the Fund’s establishment of its business relationships, nor is it expected that the Fund’s counterparties will rely on the credit of BlackRock or any of the Affiliates or BAC Entities in evaluating the Fund’s creditworthiness.

Purchases and sales of securities for the Fund may be bunched or aggregated with orders for other BlackRock client accounts. BlackRock and its Affiliates and the BAC Entities, however, are not required to bunch or aggregate orders if portfolio management decisions for different accounts are made separately, or if they determine that bunching or aggregating is not practicable, required or with cases involving client direction.

Prevailing trading activity frequently may make impossible the receipt of the same price or execution on the entire volume of securities purchased or sold. When this occurs, the various prices may be averaged, and the Fund will be charged or credited with the average price. Thus, the effect of the aggregation may operate on some occasions to the disadvantage of the Fund. In addition, under certain circumstances, the Fund will not be charged the same commission or commission equivalent rates in connection with a bunched or aggregated order.

BlackRock may select brokers (including, without limitation, Affiliates or BAC Entities) that furnish BlackRock, the Fund, other BlackRock client accounts or other Affiliates or BAC Entities or personnel, directly or through correspondent relationships, with research or other appropriate services which provide, in BlackRock’s view, appropriate assistance to BlackRock in the investment decision-making process (including with respect to futures, fixed-price offerings and over-the-counter transactions). Such research or other services may include, to the extent permitted by law, research reports on companies, industries and securities; economic and financial data; financial publications; proxy analysis; trade industry seminars; computer data bases; research-oriented software and other services and products. Research or other services obtained in this manner may be used in servicing the Fund and other BlackRock client accounts, including in connection with BlackRock client accounts other than those that pay commissions to the broker relating to the research or other service arrangements. Such products and services may disproportionately benefit other BlackRock client accounts relative to the Fund based on the amount of brokerage commissions paid by the Fund and such other BlackRock client accounts. For example, research or other services that are paid for through one client’s commissions may not be used in managing that client’s account. In addition, other BlackRock client accounts may receive the benefit, including disproportionate benefits, of economies of scale or price discounts in connection with products and services that may be provided to the Fund and to such other BlackRock client accounts. To the extent that BlackRock uses soft dollars, it will not have to pay for those products and services itself.

BlackRock may receive research that is bundled with the trade execution, clearing, and/or settlement services provided by a particular broker-dealer. To the extent that BlackRock receives research on this basis, many of the same conflicts related to traditional soft dollars may exist. For example, the research effectively will be paid by client commissions that also will be used to pay for the execution, clearing, and settlement services provided by the broker-dealer and will not be paid by BlackRock.

BlackRock may endeavor to execute trades through brokers who, pursuant to such arrangements, provide research or other services in order to ensure the continued receipt of research or other services BlackRock believes are useful in its investment decision-making process. BlackRock may from time to time choose not to engage in the above described arrangements to varying degrees. BlackRock may also enter into commission sharing arrangements under which BlackRock may execute transactions through a broker-dealer, including, where permitted, an Affiliate or BAC Entity, and request that the broker-dealer allocate a portion of the commissions or commission credits to another firm that provides research to BlackRock. To the extent that BlackRock engages in commission sharing arrangements, many of the same conflicts related to traditional soft dollars may exist.

BlackRock may utilize certain electronic crossing networks (“ECNs”) in executing client securities transactions for certain types of securities. These ECNs may charge fees for their services, including access fees and transaction fees. The transaction fees, which are similar to commissions or markups/markdowns, will generally be charged to clients and, like commissions and markups/markdowns, would generally be included in the cost of the securities purchased. Access fees may be paid by BlackRock even though incurred in connection with executing transactions on behalf of clients, including the Fund. In certain circumstances, ECNs may offer volume discounts that will reduce the access fees typically paid by BlackRock. This would have the effect of reducing the access fees paid by BlackRock. BlackRock will only utilize ECNs consistent with its obligation to seek to obtain best execution in client transactions.

BlackRock has adopted policies and procedures designed to prevent conflicts of interest from influencing proxy voting decisions that it makes on behalf of advisory clients, including the Fund, and to help ensure that such decisions are made in accordance with BlackRock’s fiduciary obligations to its clients. Nevertheless, notwithstanding such proxy voting policies and procedures, actual proxy voting decisions of BlackRock may have the effect of favoring the interests of other clients or businesses of other divisions or units of BlackRock and/or its Affiliates or a BAC Entity, provided that BlackRock believes such voting decisions to be in accordance with its fiduciary obligations. For a more detailed discussion of these policies and procedures, see “Proxy Voting Policies.”

It is also possible that, from time to time, BlackRock or its Affiliates or a BAC Entity may, although they are not required to, purchase and hold shares of the Fund. Increasing the Fund’s assets may enhance investment flexibility and diversification and may contribute to economies of scale that tend to reduce the Fund’s expense ratio. BlackRock and its Affiliates or BAC Entities reserve the right to redeem at any time some or all of the shares of the Fund acquired for their own accounts. A large redemption of shares of the Fund by BlackRock or its Affiliates or by a BAC Entity could significantly reduce the asset size of the Fund, which might have an adverse effect on the Fund’s investment flexibility, portfolio diversification and expense ratio. BlackRock will consider the effect of redemptions on the Fund and other shareholders in deciding whether to redeem its shares.

It is possible that the Fund may invest in securities of companies with which an Affiliate or a BAC Entity has or is trying to develop investment banking relationships as well as securities of entities in which BlackRock or its Affiliates or a BAC Entity has significant debt or equity investments or in which an Affiliate or BAC Entity makes a market. The Fund also may invest in securities of companies to which an Affiliate or a BAC Entity provides or may someday provide research coverage. Such investments could cause conflicts between the interests of the Fund and the interests of other clients of BlackRock or its Affiliates or a BAC Entity. In making investment decisions for the Fund, BlackRock is not permitted to obtain or use material non-public information acquired by any division, department or Affiliate of BlackRock or of a BAC Entity in the course of these activities. In addition, from time to time, the activities of an Affiliate or a BAC Entity may limit the Fund’s flexibility in purchases and sales of securities. When an Affiliate is engaged in an underwriting or other distribution of securities of an entity, BlackRock may be prohibited from purchasing or recommending the purchase of certain securities of that entity for the Fund.

BlackRock and its Affiliates and the BAC Entities, their personnel and other financial service providers have interests in promoting sales of the Fund. With respect to BlackRock and its Affiliates and BAC Entities and their personnel, the remuneration and profitability relating to services to and sales of the Fund or other products may be greater than remuneration and profitability relating to services to and sales of certain funds or other products that might be provided or offered. BlackRock and its Affiliates or BAC Entities and their sales personnel may directly or indirectly receive a portion of the fees and commissions charged to the Fund or their shareholders. BlackRock and its advisory or other personnel may also benefit from increased amounts of assets under management. Fees and commissions may also be higher than for other products or services, and the remuneration and profitability to BlackRock or its Affiliates or a BAC Entity and such personnel resulting from transactions on behalf of or management of the Fund may be greater than the remuneration and profitability resulting from other funds or products.

BlackRock and its Affiliates or a BAC Entity and their personnel may receive greater compensation or greater profit in connection with an account for which BlackRock serves as an adviser than with an account advised by an unaffiliated investment adviser. Differentials in compensation may be related to the fact that BlackRock may pay a portion of its advisory fee to its Affiliate or to a BAC Entity, or relate to compensation arrangements, including for portfolio management, brokerage transactions or account servicing. Any differential in compensation may create a financial incentive on the part of BlackRock or its Affiliates or BAC Entities and their personnel to recommend BlackRock over unaffiliated investment advisers or to effect transactions differently in one account over another.

BlackRock and its Affiliates or a BAC Entity may provide valuation assistance to certain clients with respect to certain securities or other investments and the valuation recommendations made for their clients’ accounts may differ from the valuations for the same securities or investments assigned by the Fund’s pricing vendors, especially if such valuations are based on broker-dealer quotes or other data sources unavailable to the Fund’s pricing vendors. While BlackRock will generally communicate its valuation information or determinations to the Fund’s pricing vendors and/or fund accountants, there may be instances where the Fund’s pricing vendors or fund accountants assign a different valuation to a security or other investment than the valuation for such security or investment determined or recommended by BlackRock.

As disclosed in more detail in “Offering Price” in this Part B, when market quotations are not readily available or are believed by BlackRock to be unreliable, the Fund’s investments may be valued at fair value by BlackRock, pursuant to procedures adopted by the Fund’s Board of Trustees. When determining an asset’s “fair value,” BlackRock seeks to determine the price that the Fund might reasonably expect to receive from the current sale of that asset in an arm’s-length transaction. The price generally may not be determined based on what the Fund might reasonably expect to receive for selling an asset at a later time or if it holds the asset to maturity. While fair value determinations will be based upon all available factors that BlackRock deems relevant at the time of the determination, and may be based on analytical values determined by BlackRock using proprietary or third party valuation models, fair value represents only a good faith approximation of the value of a security. The fair value of one or more securities may not, in retrospect, be the price at which those assets could have been sold during the period in which the particular fair values were used in determining the Fund’s net asset value. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued by BlackRock (pursuant to Board-adopted procedures) at fair value, may have the effect of diluting or increasing the economic interest of existing shareholders.

To the extent permitted by applicable law, the Fund may invest all or some of its short term cash investments in any money market fund or similarly-managed private fund advised or managed by BlackRock. In connection with any such investments, the Fund, to the extent permitted by the Investment Company Act, may pay its share of expenses of a money market fund in which it invests, which may result in the Fund bearing some additional expenses.

BlackRock and its Affiliates or a BAC Entity and their directors, officers and employees, may buy and sell securities or other investments for their own accounts, and may have conflicts of interest with respect to investments made on behalf of the Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers, employees and Affiliates of BlackRock or by BAC Entities that are the same, different from or made at different times than positions taken for the Fund. To lessen the possibility that the Fund will be adversely affected by this personal trading, the Fund, BRIL and BlackRock each have adopted a Code of Ethics in compliance with Section 17(j) of the Investment Company Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Fund’s portfolio transactions. Each Code of Ethics can be reviewed and copied at the Commission’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the Commission at (202) 551-8090. Each Code of Ethics is also available on the EDGAR Database on the Commission’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by e-mail at publicinfo@sec.gov or by writing the Commission’s Public Reference Section, Washington, DC 20549-0102.

BlackRock and its Affiliates will not purchase securities or other property from, or sell securities or other property to, the Fund, except that the Fund may in accordance with rules adopted under the Investment Company Act engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, or investment advisers or pursuant to exemptive orders granted to the Fund and/or BlackRock by the Commission. These transactions would be affected in circumstances in which BlackRock determined that it would be appropriate for the Fund to purchase and another client of BlackRock to sell, or the Fund to sell and another client of BlackRock to purchase, the same security or instrument on the same day. From time to time, the activities of the Fund may be restricted because of regulatory requirements applicable to BlackRock or its Affiliates or a BAC Entity and/or BlackRock’s internal policies designed to comply with, limit the applicability of, or otherwise relate to such requirements. A client not advised by BlackRock would not be subject to some of those considerations. There may be periods when BlackRock may not initiate or recommend certain types of transactions, or may otherwise restrict or limit their advice in certain securities or instruments issued by or related to companies for which an Affiliate or a BAC Entity is performing investment banking, market making or other services or has proprietary positions. For example, when an Affiliate is engaged in an underwriting or other distribution of securities of, or advisory services for, a company, the Fund may be prohibited from or limited in purchasing or selling securities of that company. Similar situations could arise if personnel of BlackRock or its Affiliates or a BAC Entity serve as directors of companies the securities of which the Fund wishes to purchase or sell. However, if permitted by applicable law, the Fund may purchase securities or instruments that are issued by such companies or are the subject of an underwriting, distribution, or advisory assignment by an Affiliate or a BAC Entity, or in cases in which personnel of BlackRock or its Affiliates or of BAC Entities are directors or officers of the issuer.

The investment activities of one or more Affiliates or BAC Entities for their proprietary accounts and for client accounts may also limit the investment strategies and rights of the Fund. For example, in regulated industries, in certain emerging or international markets, in corporate and regulatory ownership definitions, and in certain futures and derivative transactions, there may be limits on the aggregate amount of investment by affiliated investors that may not be exceeded without the grant of a license or other regulatory or corporate consent or, if exceeded, may cause BlackRock, the Fund or other client accounts to suffer disadvantages or business restrictions.

If certain aggregate ownership thresholds are reached or certain transactions undertaken, the ability of BlackRock on behalf of clients (including the Fund) to purchase or dispose of investments, or exercise rights or undertake business transactions, may be restricted by regulation or otherwise impaired. As a result, BlackRock on behalf of clients (including the Fund) may limit purchases, sell existing investments, or otherwise restrict or limit the exercise of rights (including voting rights) when BlackRock, in its sole discretion, deems it appropriate.

Present and future activities of BlackRock and its Affiliates and BAC Entities, including the Manager, in addition to those described in this section, may give rise to additional conflicts of interest.

Item 20. Portfolio Managers.

Information Regarding the Portfolio Managers

Bob Doll, CFA, CPA, and Daniel Hanson, CFA, are the Fund’s portfolio managers and are primarily responsible for the day-to-day management of the Fund. Debra L. Jelilian is responsible for the Fund’s asset allocation process.

Other Funds and Accounts Managed

The following table sets forth information about funds and accounts other than the Fund for which the Fund’s portfolio managers are primarily responsible for the day-to-day portfolio management as of the fiscal period ended September 30, 2009.

Name of Portfolio Manager	Number of Other Accounts Managed and Assets by Account Type			Number of Accounts and Assets for Which Advisory Fee is Performance-Based
	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Bob Doll, CFA, CPA	27	16	25	0	2	0
	$15.37 Billion	$3.61 Billion	$2.35 Billion	$0	$173.3 Million	$0
Daniel Hanson, CFA	27	16	25	0	2	0
	$15.37 Billion	$3.61 Billion	$2.35 Billion	$0	$173.3 Million	$0
Debra L. Jelilian	44	29	38	0	0	2
	$28.77 Billion	$18.84 Billion	$49.82 Billion	$0	$0	$1.12 Billion

Portfolio Manager Compensation Overview

BlackRock’s financial arrangements with its portfolio managers, its competitive compensation and its career path emphasis at all levels reflect the value senior management places on key resources. Compensation may include a variety of components and may vary from year to year based on a number of factors. The principal components of compensation include a base salary, a performance-based discretionary bonus, participation in various benefits programs and one or more of the incentive compensation programs established by BlackRock such as its Long-Term Retention and Incentive Program.

Due to Mr. Doll’s unique position (as Portfolio Manager and Vice Chairman of BlackRock, Inc., Global Chief Investment Officer for Equities, Chairman of the BlackRock Retail Operating Committee, and member of the BlackRock Executive Committee), his compensation does not solely reflect his role as portfolio manager of the funds managed by him. The performance of his fund is included in consideration of his incentive compensation but, given his multiple roles and the balance of the components of pay, the performance of his fund is not the primary driver of his compensation.

Base compensation. Generally, portfolio managers receive base compensation based on their seniority and/or their position with the firm. Senior portfolio managers who perform additional management functions within the portfolio management group or within BlackRock may receive additional compensation for serving in these other capacities.

Discretionary Incentive Compensation for Messrs. Doll and Hanson:

Discretionary incentive compensation is based on a formulaic compensation program. BlackRock’s formulaic portfolio manager compensation program includes: pre-tax investment performance relative to appropriate competitors or benchmarks over 1-, 3- and 5-year performance periods and a measure of operational efficiency. If a portfolio manager’s tenure is less than 5-years, performance periods will reflect time in position. In most cases, including for the portfolio managers of the Fund, these benchmarks are the same as the benchmark or benchmarks against which the performance of the Fund or other accounts managed by the portfolio managers are measured. BlackRock’s Chief Investment Officers determine the benchmarks against which to compare the performance of funds and other accounts managed by each portfolio manager and the period of time over which performance is evaluated. With respect to Messrs. Doll and Hanson, such benchmarks for the equity component of the Fund include the Lipper Multi-Cap Core Funds classification.

Portfolio managers who meet relative investment performance and financial management objectives during a specified performance time period are eligible to receive an additional bonus which may or may not be a large part of their overall compensation. A smaller element of portfolio manager discretionary compensation may include consideration of: financial results, expense control, profit margins, strategic planning and implementation, quality of client service, market share, corporate reputation, capital allocation, compliance and risk control, leadership, workforce diversity, supervision, technology and innovation. All factors are considered collectively by BlackRock management.

Discretionary Incentive Compensation for Ms. Jelilian:

Discretionary incentive compensation is a function of several components: the performance of BlackRock, Inc., the performance of the portfolio manager’s group within BlackRock, the investment performance, including risk-adjusted returns, of the firm’s assets under management or supervision by that portfolio manager relative to predetermined benchmarks, and the individual’s seniority, role within the portfolio management team, teamwork and contribution to the overall performance of these portfolios and BlackRock. In most cases, these benchmarks are the same as the benchmark or benchmarks against which the performance of the Fund or other accounts managed by the portfolio managers are measured. BlackRock’s Chief Investment Officers determine the benchmarks against which to compare the performance of funds and other accounts managed by each portfolio manager and the period of time over which performance is evaluated. With respect to Ms. Jelilian, such benchmarks include a combination of market-based indices (e.g., The S&P 500 Index), certain customized indices and certain fund industry peer groups.

BlackRock’s Chief Investment Officers make a subjective determination with respect to the portfolio manager’s compensation based on the performance of the funds and other accounts managed by each portfolio manager relative to the various benchmarks noted above. Performance is measured on a pre-tax basis over various time periods including 1, 3 and 5-year periods, as applicable.

Distribution of Discretionary Incentive Compensation

Discretionary incentive compensation is distributed to portfolio managers in a combination of cash and BlackRock, Inc. restricted stock units which vest ratably over a number of years. The BlackRock, Inc. restricted stock units, if properly vested, will be settled in BlackRock, Inc. common stock. Typically, the cash bonus, when combined with base salary, represents more than 60% of total compensation for the portfolio managers. Paying a portion of annual bonuses in stock puts compensation earned by a portfolio manager for a given year “at risk”based on the Company’s ability to sustain and improve its performance over future periods.

Long-Term Retention and Incentive Plan (“LTIP”) — The LTIP is a long-term incentive plan that seeks to reward certain key employees. Beginning in 2006, awards are granted under the LTIP in the form of BlackRock, Inc. restricted stock units that, if properly vested and subject to the attainment of certain performance goals, will be settled in BlackRock, Inc. common stock. Messrs. Doll and Hanson and Ms. Jelilian have each received awards under the LTIP.

Deferred Compensation Program — A portion of the compensation paid to eligible BlackRock employees may be voluntarily deferred into an account that tracks the performance of certain of the firm’s investment products. Each participant in the deferred compensation program is permitted to allocate his deferred amounts among the various investment options. Messrs. Doll and Hanson and Ms. Jelilian have each participated in the deferred compensation program.

Other compensation benefits. In addition to base compensation and discretionary incentive compensation, portfolio managers may be eligible to receive or participate in one or more of the following:

Incentive Savings Plans — BlackRock, Inc. has created a variety of incentive savings plans in which BlackRock employees are eligible to participate, including a 401(k) plan, the BlackRock Retirement Savings Plan (“RSP”), and the BlackRock Employee Stock Purchase Plan (“ESPP”). The employer contribution components of the RSP include a company match equal to 50% of the first 6% of eligible pay contributed to the plan capped at $4,000 per year, and a company retirement contribution equal to 3-5% of eligible compensation. The RSP offers a range of investment options, including registered investment companies managed by the firm. Company contributions follow the investment direction set by participants for their own contributions or absent, employee investment direction, are invested into a balanced portfolio. The ESPP allows for investment in BlackRock common stock at a 5% discount on the fair market value of the stock on the purchase date. Annual participation in the ESPP is limited to the purchase of 1,000 shares or a dollar value of $25,000. Each portfolio manager is eligible to participate in these plans.

Fund Ownership

The following table sets forth the dollar range of equity securities of the Fund beneficially owned by the portfolio managers as of the fiscal period ended September 30, 2009.

Portfolio Manager	Dollar Range
Bob Doll, CFA, CPA	None
Daniel Hanson, CFA	None
Debra L. Jelilian	None

Potential Material Conflicts of Interest

Portfolio Manager

Real, potential or apparent conflicts of interest may arise when a portfolio manager has day-to-day portfolio management responsibilities with respect to more than one fund or account.

BlackRock has built a professional working environment, firm-wide compliance culture and compliance procedures and systems designed to protect against potential incentives that may favor one account over another. BlackRock has adopted policies and procedures that address the allocation of investment opportunities, execution of portfolio transactions, personal trading by employees and other potential conflicts of interest that are designed to ensure that all client accounts are treated equitably over time. Nevertheless, BlackRock furnishes investment management and advisory services to numerous clients in addition to the Fund, and BlackRock may, consistent with applicable law, make investment recommendations to other clients or accounts (including accounts which are hedge funds or have performance or higher fees paid to BlackRock, or in which portfolio managers have a personal interest in the receipt of such fees), which may be the same as or different from those made to the Fund.  In addition, BlackRock, its affiliates and significant shareholders and any officer, director, stockholder or employee may or may not have an interest in the securities whose purchase and sale BlackRock recommends to the Fund.  BlackRock, or any of its affiliates or significant shareholders, or any officer, director, stockholder, employee or any member of their families may take different actions than those recommended to the Fund by BlackRock with respect to the same securities.  Moreover, BlackRock may refrain from rendering any advice or services concerning securities of companies of which any of BlackRock’s (or its affiliates’ or significant shareholders’) officers, directors or employees are directors or officers, or companies as to which BlackRock or any of its affiliates or significant shareholders or the officers, directors and employees of any of them has any substantial economic interest or possesses material non-public information.  Each portfolio manager also may manage accounts whose investment strategies may at times be opposed to the strategy utilized for a fund.  In this connection, it should be noted that Messrs. Doll and Hanson and Ms. Jelilian currently manage certain accounts that are subject to performance fees.  In addition, a portfolio manager may assist in managing certain hedge funds and may be entitled to receive a portion of any incentive fees earned on such funds and a portion of such incentive fees may be voluntarily or involuntarily deferred.  Additional portfolio managers may in the future manage other such accounts or funds and may be entitled to receive incentive fees.

As a fiduciary, BlackRock owes a duty of loyalty to its clients and must treat each client fairly. When BlackRock purchases or sells securities for more than one account, the trades must be allocated in a manner consistent with its fiduciary duties. BlackRock attempts to allocate investments in a fair and equitable manner among client accounts, with no account receiving preferential treatment. To this end, BlackRock has adopted a policy that is intended to ensure that investment opportunities are allocated fairly and equitably among client accounts over time. This policy also seeks to achieve reasonable efficiency in client transactions and provide BlackRock with sufficient flexibility to allocate investments in a manner that is consistent with the particular investment discipline and client base.

In some cases, a real, potential or apparent conflict may also arise where (i) BlackRock or a portfolio manager may have an incentive, such as a performance based fee, in managing one account and not with respect to other accounts it managed or (ii) a portfolio manager owns an interest in one fund or account he or she manages and not another.

Item 21. Brokerage Allocation and Other Practices.

Subject to policies established by the Board of Trustees, the Manager is primarily responsible for the execution of the Fund’s portfolio transactions related to the Protection Component and the allocation of brokerage. The Manager, as investment adviser to the Master Portfolio, is primarily responsible for the execution of transactions at the Master Portfolio level. The Manager does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Fund and the Master Portfolio, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While the Manager generally seeks reasonable trade execution costs, the Fund and the Master Portfolio do not necessarily pay the lowest spread or commission available, and payment of the lowest commission or spread is not necessarily consistent with obtaining the best price and execution in particular transactions. Subject to applicable legal requirements, the Manager may select a broker based partly upon brokerage or research services provided to the Manager and its clients, including the Fund and the Master Portfolio. In return for such services, the Manager may cause the Fund or the Master Portfolio to pay a higher commission than other brokers would charge if the Manager determines in good faith that the commission is reasonable in relation to the services provided.

With respect to the Core Component, because the Fund generally invests exclusively in beneficial interests of the Master Portfolio, it is expected that all transactions in portfolio securities will be entered into by the Master Portfolio.

In selecting brokers or dealers to execute portfolio transactions, the Manager and Sub-Adviser seek to obtain the best price and most favorable execution for the Fund and the Master Portfolio, taking into account a variety of factors including: (i) the size, nature and character of the security or instrument being traded and the markets in which it is purchased or sold; (ii) the desired timing of the transaction; (iii) the Manager’s knowledge of the expected commission rates and spreads currently available; (iv) the activity existing and expected in the market for the particular security or instrument, including any anticipated execution difficulties; (v) the full range of brokerage services provided; (vi) the broker’s or dealer’s capital (vii) the quality of research and research services provided; (viii) the reasonableness of the commission, dealer spread or its equivalent for the specific transaction; and (ix) the Manager’s knowledge of any actual or apparent operational problems of a broker or dealer.

Section 28(e) of the Exchange Act (“Section 28(e)”) permits an investment adviser, under certain circumstances, to cause an account to pay a broker or dealer a commission for effecting a transaction that exceeds the amount another broker or dealer would have charged for effecting the same transaction in recognition of the value of brokerage and research services provided by that broker or dealer. This includes commissions paid on riskless principal transactions under certain conditions. Brokerage and research services include: (1) furnishing advice as to the value of securities, including pricing and appraisal advice, credit analysis, risk measurement analysis, performance and other analysis, as well as the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). The Manager believes that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to the Fund and the Master Portfolio.

The Manager may participate in client commission arrangements under which the Manager may execute transactions through a broker-dealer and request that the broker-dealer allocate a portion of the commissions or commission credits to another firm that provides research to the Manager. The Manager believes that research services obtained through soft dollar or commission sharing arrangements enhance its investment decision-making capabilities, thereby increasing the prospects for higher investment returns. The Manager will engage only in soft dollar or commission sharing transactions that comply with the requirements of Section 28(e). The Manager regularly evaluates the soft dollar products and services utilized, as well as the overall soft dollar and commission sharing arrangements to ensure that trades are executed by firms that are regarded as best able to execute trades for client accounts, while at the same time providing access to the research and other services the Manager views as impactful to its trading results.

The Manager may utilize soft dollars and related services, including research (whether prepared by the broker-dealer or prepared by a third-party and provided to the Manager by the broker-dealer) and execution or brokerage services within applicable rules and the Manager’s policies to the extent that such permitted services do not compromise the Manager’s ability to seek to obtain best execution. In this regard, the portfolio management investment and/or trading teams may consider a variety of factors, including the degree to which the broker-dealer: (a) provides access to company management; (b) provides access to their analysts; (c) provides meaningful/insightful research notes on companies or other potential investments; (d) facilitates calls on which meaningful or insightful ideas about companies or potential investments are discussed; (e) facilitates conferences at which meaningful or insightful ideas about companies or potential investments are discussed; or (f) provides research tools such as market data, financial analysis, and other third party related research and brokerage tools that aid in the investment process.

Research-oriented services for which the Manager might pay with Fund or Master Portfolio commissions may be in written form or through direct contact with individuals and may include information as to particular companies or industries and securities or groups of securities, as well as market, economic, or institutional advice and statistical information, political developments and technical market information that assists in the valuation of investments. Except as noted immediately below, research services furnished by brokers may be used in servicing some or all client accounts and not all services may be used in connection with the Fund or Master Portfolio or account that paid commissions to the broker providing such services. In some cases, research information received from brokers by mutual fund management personnel, or personnel principally responsible for the Manager’s individually managed portfolios, is not necessarily shared by and between such personnel. Any management or other fees paid by the Fund and the Master Portfolio to the Manager are not reduced as a result of the Manager’s receipt of research services. In some cases, the Manager may receive a service from a broker that has both a “research” and a “non-research” use.

When this occurs the Manager makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Manager will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Manager faces a potential conflict of interest, but the Manager believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

Payments of commissions to brokers who are affiliated persons of the Fund, or the Master Portfolio with respect to the Fund (or affiliated persons of such persons), will be made in accordance with Rule 17e-1 under the Investment Company Act. Subject to policies established by the Board of Directors of the Master Portfolio, the Manager is primarily responsible for the execution of the Master Portfolio’s portfolio transactions and the allocation of brokerage.

From time to time, the Fund or the Master Portfolio may purchase new issues of securities in a fixed price offering. In these situations, the broker may be a member of the selling group that will, in addition to selling securities, provide the Manager with research services. The Financial Industry Regulatory Authority (“FINRA”, formerly the NASD, Inc.) has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the broker will provide research “credits” in these situations at a rate that is higher than that available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e).

The Manager does not consider sales of shares of the mutual funds it advises as a factor in the selection of brokers or dealers to execute portfolio transactions for the Fund and the Master Portfolio; however, whether or not a particular broker or dealer sells shares of the mutual funds advised by the Manager neither qualifies nor disqualifies such broker or dealer to execute transactions for those mutual funds.

The Fund and the Master Portfolio anticipate that its brokerage transactions involving foreign securities generally will be conducted primarily on the principal stock exchanges of the applicable country. Foreign equity securities may be held by the Fund or the Master Portfolio in the form of depositary receipts, or other securities convertible into foreign equity securities. Depositary receipts may be listed on stock exchanges, or traded in over-the-counter markets in the United States or Europe, as the case may be. American Depositary Receipts, like other securities traded in the United States, will be subject to negotiated commission rates. Because the shares of the Fund are redeemable on a daily basis in U.S. dollars, the Fund intends to manage its portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have a significant effect on the Fund’s portfolio strategies.

Brokerage Commissions:

For the Fund

Fiscal Year/Period Ended	Aggregate Brokerage Commissions Paid	Commissions Paid to Affiliates
September 30, 2009[1]	$0	$0
October 31, 2008	$0	$0
October 31, 2007	$0	$0
October 31, 2006	$0	$0

[1]	For the period November 1, 2008 to September 30, 2009.

Information about the brokerage commissions paid by the Master Portfolio, including commissions paid to affiliates, is set forth in the following table:

Brokerage Commissions:

For the Master Portfolio

Fiscal Year/Period Ended	Aggregate Brokerage Commissions Paid	Commissions Paid to Affiliates
September 30, 2009[1]	$4,068,986	$0
October 31, 2008	$2,357,333	$0
October 31, 2007	$1,496,665	$100
October 31, 2006	$1,244,641	$0

[1]	For the period November 1, 2008 to September 30, 2009.

The Fund held no securities of its regular brokers or dealers (as defined in Rule 10b-1 of the Investment Company Act) as of September 30, 2009.

The value of the Master Portfolio’s aggregate holdings of the securities of its regular brokers or dealers (as defined in Rule 10b-1 of the Investment Company Act) if any portion of such holdings were purchased during the fiscal year period ended September 30, 2009 are as follows:

Regular Broker-Dealer	Debt (D) / Equity (E)	Aggregate Holdings (000’s)
The Goldman Sachs Group, Inc.	E	$33,183
JPMorgan Chase & Co.	E	$24,101

The Fund and the Master Portfolio may invest in certain securities traded in the OTC market and intends to deal directly with the dealers who make a market in the particular securities, except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with the Fund and the Master Portfolio and persons who are affiliated with such affiliated persons are prohibited from dealing with the Fund and the Master Portfolio as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the OTC market usually involve transactions with the dealers acting as principal for their own accounts, the Fund and the Master Portfolio will not deal with affiliated persons, including PNC and its affiliates, in connection with such transactions. However, an affiliated person of the Fund or the Master Portfolio may serve as its broker in OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Fund and the Master Portfolio may not purchase securities during the existence of any underwriting syndicate for such securities of which an affiliate is a member or in a private placement in which an affiliate serves as placement agent except pursuant to procedures approved by the Board of Trustees that either comply with rules adopted by the Commission or with interpretations of the Commission staff.

Over-the-counter issues, including most fixed income securities such as corporate debt and U.S. Government securities, are normally traded on a “net” basis without a stated commission, through dealers acting for their own account and not as brokers. The Fund and the Master Portfolio will primarily engage in transactions with these dealers or deal directly with the issuer unless a better price or execution could be obtained by using a broker. Prices paid to a dealer with respect to both non-U.S. and domestic securities will generally include a “spread,” which is the difference between the prices at which the dealer is willing to purchase and sell the specific security at the time, and includes the dealer’s normal profit.

Purchases of money market instruments by the Fund or the Master Portfolio are made from dealers, underwriters and issuers. The Fund and the Master Portfolio do not currently expect to incur any brokerage commission expense on such transactions because money market instruments are generally traded on a “net” basis with dealers acting as principal for their own accounts without a stated commission. The price of the security, however, usually includes a profit to the dealer.

Securities purchased in underwritten offerings include a fixed amount of compensation to the underwriter, generally referred to as the underwriter’s concession or discount. When securities are purchased or sold directly from or to an issuer, no commissions or discounts are paid.

The adviser or sub-advisers may seek to obtain an undertaking from issuers of commercial paper or dealers selling commercial paper to consider the repurchase of such securities from the Fund or the Master Portfolio prior to maturity at their original cost plus interest (sometimes adjusted to reflect the actual maturity of the securities), if it believes that the Fund’s or the Master Portfolio’s anticipated need for liquidity makes such action desirable. Any such repurchase prior to maturity reduces the possibility that the Fund or the Master Portfolio would incur a capital loss in liquidating commercial paper, especially if interest rates have risen since acquisition of such commercial paper.

Investment decisions for the Fund, the Master Portfolio and for other investment accounts managed by the Manager or Sub-Adviser are made independently of each other in light of differing conditions. The Manager allocates investments among client accounts in a fair and equitable manner. A variety of factors will be considered in making such allocations. These factors include: (i) investment objectives or strategies for particular accounts, including sector, industry, country or region and capitalization weightings, (ii) tax considerations of an account, (iii) risk or investment concentration parameters for an account, (iv) supply or demand for a security at a given price level, (v) size of available investment, (vi) cash availability and liquidity requirements for accounts, (vii) regulatory restrictions, (viii) minimum investment size of an account, (ix) relative size of an account, and (x) such other factors as may be approved by the Manager’s general counsel. Moreover, investments may not be allocated to one client account over another based on any of the following considerations: (i) to favor one client account at the expense of another, (ii) to generate higher fees paid by one client account over another or to produce greater performance compensation to the Manager, (iii) to develop or enhance a relationship with a client or prospective client, (iv) to compensate a client for past services or benefits rendered to the Manager or to induce future services or benefits to be rendered to the Manager, or (v) to manage or equalize investment performance among different client accounts.

Equity securities will generally be allocated among client accounts within the same investment mandate on a pro rata basis. This pro-rata allocation may result in the Fund or the Master Portfolio receiving less of a particular security than if pro-ration had not occurred. All allocations of equity securities will be subject, where relevant, to share minimums established for accounts and compliance constraints.

Initial public offerings of securities may be over-subscribed and subsequently trade at a premium in the secondary market. When the Manager is given an opportunity to invest in such an initial offering or “new” or “hot” issue, the supply of securities available for client accounts is often less than the amount of securities the accounts would otherwise take. In order to allocate these investments fairly and equitably among client accounts over time, each portfolio manager or a member of his or her respective investment team will indicate to the Manager’s trading desk their level of interest in a particular offering with respect to eligible clients accounts for which that team is responsible. Initial public offerings of U.S. equity securities will be identified as eligible for particular client accounts that are managed by portfolio teams who have indicated interest in the offering based on market capitalization of the issuer of the security and the investment mandate of the client account and in the case of international equity securities, the country where the offering is taken place and the investment mandate of the client account. Generally, shares received during the initial public offering will be allocated among participating client accounts within each investment mandate on a pro rata basis. In situations where supply is too limited to be allocated among all accounts for which the investment is eligible, portfolio managers may rotate such investment opportunities among one or more accounts so long as the rotation system provides for fair access for all client accounts over time. Other allocation methodologies that are considered by the Manager to be fair and equitable to clients may be used as well.

Because different accounts may have differing investment objectives and policies, the Manager may buy and sell the same securities at the same time for different clients based on the particular investment objective, guidelines and strategies of those accounts. For example, the Manger may decide that it may be entirely appropriate for a growth fund to sell a security at the same time a value fund is buying that security. To the extent that transactions on behalf of more than one client of the Manager or its affiliates during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price. For example, sales of a security by the Manager on behalf of one or more of its clients may decrease the market price of such security, adversely impacting other Manager clients that still hold the security. If purchases or sales of securities arise for consideration at or about the same time that would involve the fund or other clients or funds for which the Manager or an affiliate act as investment manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all.

In certain instances, the Manager may find it efficient for purposes of seeking to obtain best execution, to aggregate or “bunch” certain contemporaneous purchases or sale orders of its advisory accounts. In general, all contemporaneous trades for client accounts under management by the same portfolio manager or investment team will be bunched in a single order if the trader believes the bunched trade would provide each client with an opportunity to achieve a more favorable execution at a potentially lower execution cost. The costs associated with a bunched order will be shared pro rata among the clients in the bunched order. Generally, if an order for a particular portfolio manager or management team is filled at several different prices through multiple trades, all accounts participating in the order will receive the average price except in the case of certain international markets where average pricing is not permitted. While in some cases this practice could have a detrimental effect upon the price or value of the security as far as the Fund or the Master Portfolio is concerned, in other cases it could be beneficial to the Fund and the Master Portfolio. Transactions effected by the Manager on behalf of more than one of its clients during the same period may increase the demand for securities being purchased or the supply of securities being sold, causing an adverse effect on price. The trader will give the bunched order to the broker dealer that the trader has identified as being able to provide the best execution of the order. Orders for purchase or sale of securities will be placed within a reasonable amount of time of the order receipt and bunched orders will be kept bunched only long enough to execute the order.

The Fund and the Master Portfolio will not purchase securities during the existence of any underwriting or selling group relating to such securities of which the Manger, PNC, BRIL or any affiliated person (as defined in the Investment Company Act) thereof is a member except pursuant to procedures adopted by the Board of Trustees in accordance with Rule 10f-3 under the Investment Company Act. In no instance will portfolio securities be purchased from or sold to the Manager, PNC, BRIL or any affiliated person of the foregoing entities except as permitted by SEC exemptive order or by applicable law.

The Fund and the Master Portfolio have received an exemptive order from the Commission permitting them to, among other things, retain an affiliated entity of the Manager as the securities lending agent (the “lending agent”) for a fee, including a fee based on a share of the returns on investment of cash collateral. In connection with securities lending activities, the lending agent may, on behalf of the Fund and the Master Portfolio, invest cash collateral received by the Fund or the Master Portfolio for such loans in, among other things, a private investment company managed by the lending agent or in registered money market funds advised by the Manager or its affiliates. Pursuant to the same order, the Fund and the Master Portfolio may invest its uninvested cash in registered money market funds advised by the Manager or its affiliates, or in a private investment company managed by the lending agent. If the Fund or the Master Portfolio acquires shares in either the private investment company or an affiliated money market fund, shareholders would bear both their proportionate share of the Fund’s or the Master Portfolio’s expenses and, indirectly, the expenses of such other entities. However, in accordance with the exemptive order, the investment adviser to the private investment company will not charge any management fees with respect to shares purchased by the Fund or the Master Portfolio. Such shares also will not be subject to a sales load, redemption fee, distribution fee or service fee, or, in the case of the shares of an affiliated money market fund, the payment of any such sales load, redemption fee, distribution fee or service fee will be offset by the Manager’s waiver of a portion of its management fee.

The following tables below show the security lending agent fees that were paid by the Fund and the Master Portfolio to the lending agent for the periods indicated:

For the Fund

Fiscal Year/Period Ended	Amount Paid
September 30, 2009[1]	$0
October 31, 2008	$0
October 31, 2007	$0
October 31, 2006	$0

[1]	For the period November 1, 2008 to September 30, 2009.

For the Master Portfolio

Fiscal Year/Period Ended	Amount Paid
September 30, 2009[1]	$293,110
October 31, 2008	$608,113
October 31, 2007	$464,185
October 31, 2006	$197,604

[1]	For the period November 1, 2008 to September 30, 2009.

Portfolio Turnover

The Fund and the Master Portfolio will effect portfolio transactions without regard to a holding period if, in the Manager’s judgment, such transactions are necessary in order to reallocate its assets between the Core Component or Protection Component during the Guarantee Period or are advisable in light of a change in circumstances of a particular company or within a particular industry or in general market, economic or financial conditions. The continuous reallocation of Fund or Master Portfolio assets may cause the Fund and the Master Portfolio to have a higher portfolio turnover rate as compared to other mutual funds. Higher portfolio turnover may involve greater tax consequences for investors and correspondingly greater transaction costs in the form of the dealer spreads and brokerage commissions, which are borne directly by the Fund or Master Portfolio.

Item 22. Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in Part A.

The Trust was organized as a statutory trust under Delaware law on July 15, 2002. Effective August 6, 2002, the Trust changed its name from Merrill Lynch Principal Preservation Trust to Merrill Lynch Principal Protected Trust. Effective September 29, 2006, the Trust changed its name from Merrill Lynch Principal Protected Trust to BlackRock Principal Protected Trust. The Fund is a separate series of the Trust. Under the Agreement and Declaration of Trust, that establishes the Trust, the Trustees are authorized to issue beneficial interests in each series of the Trust and create future series. Under the Agreement and Declaration of Trust, the Trustees may also, subject to applicable law, (i) divide the beneficial interest in each series or class thereof into shares, with or without par value as the Trustees shall determine; (ii) issue shares without limitation as to number (including fractional shares) at such time or times and on such terms as the Trustees may deem appropriate; (iii) classify or reclassify any issued shares of any series or class thereof into shares of one or more series or classes thereof; and (iv) take such other action with respect to the shares as the Trustees may deem desirable. The Fund’s shares currently are divided into Investor A, Investor B, Investor C and Institutional Shares; prior to October 2, 2006, the Fund’s shares were designated Class A, Class B, Class C and Class I respectively. Prior to April 14, 2003, Class A Shares were designated Class D and Class I Shares were designated Class A.

Subject to the distinctions permitted among classes of the same series as established by the Trustees consistent with the requirements of the Investment Company Act, each share of a series of the Trust represents an equal beneficial interest in the net assets of such series, and each holder of shares of a series is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any, made with respect to such series. Upon redemption of the shares of any series, the applicable shareholder shall be paid solely out of the funds and property of such series of the Trust.

Shareholders are entitled to one vote for each share held and fractional votes for fractional shares held and will vote on the election of Trustees and any other matter submitted to a shareholder vote except that shareholders of the classes bearing distribution expenses as provided above shall have exclusive voting rights with respect to matters relating to such distribution expenses (except that Investor B shareholders may vote upon any material change to expenses charged under the Investor A Distribution Plan). The Fund does not intend to hold annual meetings of shareholders in any year in which the Investment Company Act does not require shareholders to elect Trustees. Also, the by-laws of the Trust require that a special meeting of stockholders of the Fund be held upon the written request of at least 10% of the outstanding shares of the Fund entitled to vote at such meeting, if they comply with applicable Delaware law. Voting rights for Trustees are not cumulative. Shares issued are fully paid and non-assessable and have no preemptive rights. Each share of the Fund is entitled to participate equally in any dividends and distributions declared by the Fund and in the net assets of the Fund upon liquidation or dissolution after satisfaction of outstanding liabilities, except that expenses related solely to one class will be borne solely by such class.

FAM, the previous investment adviser of the Fund, and its affiliates provided the initial capital for the Trust by purchasing approximately 20,000 shares of beneficial interest in the Trust, including shares of the Fund. Such shares were acquired for investment and can only be disposed of by redemption.

Item 23. Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 6 and Item 7 in Part A of this Registration Statement.

     (a) Purchase of Shares.

The Fund is in the Guarantee Period and is not currently offering its shares for sale.

The Fund has four classes of shares outstanding: Investor A and Institutional Shares were sold to investors choosing the initial sales charge alternatives and Investor B and Investor C Shares were sold to investors choosing the deferred sales charge alternatives. (Effective December 28, 2005, Institutional Shares are no longer subject to a sales charge.) Each Investor A, Investor B, Investor C and Institutional Share of the Fund represents an identical interest in the investment portfolio of the Fund, and has the same rights, except that Investor A, Investor B and Investor C Shares bear the expenses of the ongoing service fees and Investor B and Investor C Shares bear the expenses of the ongoing distribution fees and the additional incremental transfer agency costs resulting from the deferred sales charge arrangements. The contingent deferred sales charges (“CDSCs”), distribution fees and service fees that are imposed on Investor B and Investor C Shares, as well as the service fees that are imposed on Investor A Shares, are imposed directly against those classes and not against all assets of the Fund and, accordingly, such charges do not affect the net asset value of any other class or have any impact on investors choosing another sales charge option. Dividends paid by the Fund for each class of shares are calculated in the same manner at the same time and differ only to the extent that service and distribution fees and any incremental transfer agency costs relating to a particular class are borne exclusively by that class. Each class has different exchange privileges. Investor A, Investor B, Investor C and Institutional Shares each have exclusive voting rights with respect to the Rule 12b-1 distribution plan adopted with respect to such class pursuant to which the service and/or distribution fees are paid (except that Investor B shareholders may vote upon any material changes to expenses charged under the Investor A Distribution Plan).

The purpose and function of the initial sales charges with respect to the Investor A and Institutional Shares are the same as those of the CDSCs and distribution fees with respect to the Investor B and Investor C Shares in that the sales charges and distribution fees applicable to each class provide for the financing of the distribution of the shares of the Fund. The distribution-related revenues paid with respect to a class will not be used to finance the distribution expenditures of another class. Sales personnel may receive different compensation for selling different classes of shares.

Set forth below is information regarding the front end sales charges received by the Fund, including amounts paid to Merrill Lynch, in connection with purchases of Investor A and Institutional Shares for the periods shown. Prior to September 29, 2006, FAM Distributors, Inc. (“FAMD”) was the Fund’s sole distributor. Effective September 29, 2006 through September 30, 2008, FAMD and BlackRock Distributors, Inc. (“BDI”), each an affiliate of the Manager, acted as the Fund’s co-distributors (collectively, the “Previous Distributors”). Effective October 1, 2008, BRIL, an affiliate of the Manager, acts as the Fund’s sole Distributor.

Investor A

Fiscal Year Ended	Gross Sales Charges Collected	Sales Charges Retained by FAMD	Sales Charges Retained by BDI	Sales Charges Retained by BRIL	CDSCs Received on Redemption of Load Waived Shares
September 30, 2009[1]	$0	N/A	N/A	$0	$0
October 31, 2008	$0	$0	$0	$0	$0
October 31, 2007	$0	$0	$0	N/A	$0
October 31, 2006	$0	$0	$0	N/A	$0

Institutional
Fiscal Year Ended	Gross Sales Charges Collected	Sales Charges Retained by FAMD	Sales Charges Retained by BDI	Sales Charges Retained by BRIL	CDSCs Received on Redemption of Load Waived Shares
September 30, 2009[1]	N/A	N/A	N/A	N/A	N/A
October 31, 2008	N/A	N/A	N/A	N/A	N/A
October 31, 2007	N/A	N/A	N/A	N/A	N/A
October 31, 2006	$0	$0	$0	N/A	$0

[1]	For the period November 1, 2008 to September 30, 2009.

For the fiscal period ended September 30, 2009 and the fiscal years ended October 31, 2008 and 2007, the Fund received no sales charges in connection with Investor A and Institutional Shares.

BRIL, an affiliate of the Manager, with offices at 40 East 52nd Street, New York, New York 10022 acts as Distributor for the Fund.

Shares of the Fund that are redeemed prior to the Guarantee Maturity Date will not have the benefit of the Fund’s Payment Undertaking and the Policy.

Both Investor B and Investor C Shares are subject to ongoing service fees and distribution fees; however, the ongoing service and distribution fees potentially may be offset to the extent any return is realized on the additional funds initially invested in Investor B or Investor C Shares. In addition, Investor B Shares will be converted into Investor A Shares of the Fund after a conversion period of approximately eight years, and thereafter investors will be subject to lower ongoing fees. The Fund’s Guarantee Period ends after approximately seven years, while Investor B Shares of the Fund convert into Investor A Shares after approximately eight years.

During the Post-Guarantee Period, the public offering price of Investor B and Investor C Shares will be the next determined net asset value per share without the imposition of a sales charge at the time of purchase.

Contingent Deferred Sales Charges — Investor B Shares

Investor B Shares that are redeemed within six years of purchase may be subject to a CDSC at the rates set forth below charged as a percentage of the dollar amount subject thereto. Shares of the Fund that are redeemed prior to the Guarantee Maturity Date will not have the benefit of the Fund’s Payment Undertaking and the Policy. In determining whether a CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest applicable rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of shares being redeemed. Accordingly, no CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over six years or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the six-year period. A transfer of shares from a shareholder’s account to another account will be assumed to be made in the same order as a redemption.

The following table sets forth the Investor B CDSC:

Year Since Purchase Payment Made	CDSC as a Percentage of Dollar Amount Subject to Charge*
0 – 1	4.50%
1 – 2	4.00%
2 – 3	3.50%
3 – 4	3.00%
4 – 5	2.00%
5 – 6	1.00%
6 and thereafter	None

*	For purchases prior to October 2, 2006, the 4.00%/six-year CDSC in effect at that time will apply.

To provide an example, assume an investor purchased 100 shares at $10 per share (at a cost of $1,000) and in the third year after purchase, the net asset value per share is $12 and, during such time, the investor has acquired 10 additional shares upon dividend reinvestment. If at such time the investor makes his or her first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to a CDSC because they were issued through dividend reinvestment. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds will be charged at a rate of 3.5% (the applicable rate in the third year after purchase).

Investor B shareholders of the Fund exercising the exchange privilege described under “Shareholder Services — Exchange Privilege” will continue to be subject to the Fund’s CDSC schedule. A shareholder may not exchange shares of another BlackRock fund for shares of the Fund during the Guarantee Period.

Conversion of Investor B Shares to Investor A Shares. After approximately eight years (the “Conversion Period”), Investor B Shares of the Fund will be converted automatically into Investor A Shares. Investor A Shares are subject to an ongoing annual service fee of 0.25% of average daily net assets but are not subject to the distribution fee that is borne by Investor B Shares. Automatic conversion of Investor B Shares into Investor A Shares will occur at least once each month (the “Conversion Date”) on the basis of the relative net asset value of the shares of the two classes on the Conversion Date, without the imposition of any sales load, fee or other charge. Conversion of Investor B Shares to Investor A Shares will not be deemed a purchase or sale of the shares for Federal income tax purposes.

In addition, shares purchased through reinvestment of dividends on Investor B Shares also will convert pro rata based on the amount of shares being converted. The Conversion Date for dividend reinvestment shares will be calculated taking into account the length of time the shares underlying such dividend reinvestment shares were outstanding. If at the Conversion Date the conversion of Investor B Shares to Investor A Shares of the Fund in a single account will result in less than $50 worth of Investor B Shares being left in the account, all of the Investor B Shares of the Fund held in the account on the Conversion Date will be converted to Investor A Shares of the Fund.

In general, Investor B Shares of equity funds of BlackRock or its affiliates (“BlackRock Funds”) convert approximately eight years after initial purchase and Investor B Shares of taxable and tax-exempt fixed income BlackRock Funds will convert approximately ten years after initial purchase. If, during the Conversion Period, a shareholder exchanges Investor B Shares for Investor B Shares of another fund with a different Conversion Period, the Conversion Period applicable to the Investor B Shares acquired in the exchange will apply and the holding period for the shares exchanged will be tacked on to the holding period for the shares acquired. The Conversion Period also may be modified for investors that participate in certain fee-based programs.

Contingent Deferred Sales Charges — Investor C Shares

Investor C Shares that are redeemed within one year of purchase may be subject only to a 1.0% CDSC charged as a percentage of the dollar amount subject thereto. Shares of the Fund that are redeemed prior to the Guarantee Maturity Date will not have the benefit of the Fund’s Payment Undertaking and the Policy. In determining whether an Investor C CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest possible rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no Investor C CDSC will be imposed on increases in net asset value above the initial purchase price.

In addition, no Investor C CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over one year or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the one-year period. The charge will not be applied to dollar amounts representing an increase in the net asset value since the time of purchase. A transfer of shares from a shareholder’s account to another account will be assumed to be made in the same order as a redemption. A shareholder may not exchange shares of another BlackRock fund for shares of the Fund during the Guarantee Period. The Investor C CDSC may be waived in connection with involuntary termination of an account in which Fund shares are held or redemption of Investor C Shares by certain retirement plans.

Set forth below is information regarding the CDSCs received by the Fund, including amounts paid to affiliates of the Manager, in connection with redemptions of Investor B and Investor C Shares for the periods shown. Prior to September 29, 2006, FAMD was the Fund’s sole distributor. Effective September 29, 2006 through September 30, 2008, FAMD and BDI acted as the Fund’s co-distributors. Effective October 1, 2008, BRIL, an affiliate of the Manager, acts as the Fund’s sole Distributor.

Investor B
Fiscal Year Ended	CDSCs Received by FAMD		CDSC Received by BDI		CDSCs Paid to BRIL	CDSCs Paid to Affiliates
September 30, 2009[1]	N/A		N/A		$16,054	$ 16,054
October 31, 2008	$ 0		$119,077		$ 7,552	$126,629
October 31, 2007	$ 0		$232,221		N/A	$232,221
October 31, 2006	$315,276	[3]	$ 27,476	[2]	N/A	$342,752

Investor C
Fiscal Year Ended	CDSCs Received by FAMD		CDSC Received by BDI		CDSCs Paid to BRIL	CDSCs Paid to Affiliates
September 30, 2009[1]	N/A		N/A		$452	$ 452
October 31, 2008	$ 0		$2,016		$ 0	$2,016
October 31, 2007	$ 0		$ 0		N/A	$ 0
October 31, 2006	$50	[3]	$ 0	[2]	N/A	$ 50

[1]	For Period November 1, 2008 to September 30, 2009.
[2]	For Period September 29, 2006 to October 31, 2006.
[3]	For Period November 1, 2005 to September 29, 2006.

The Manager compensates its financial advisors for selling Investor B and Investor C Shares at the time of purchase from its own funds. Proceeds from the CDSC and the ongoing distribution fee are paid to the Distributor and are used in whole or in part by the Distributor to defray the expenses of securities dealers or other financial intermediaries (including the Manager) related to providing distribution-related services to the Fund in connection with the sale of the Investor B and Investor C Shares, such as the payment of compensation to financial advisors for selling Investor B and Investor C Shares from a dealer’s own funds. The combination of the CDSC and the ongoing distribution fee facilitates the ability of the Fund to sell the Investor B and Investor C Shares without a sales charge being deducted at the time of purchase. See “Distribution Plans” below. Imposition of the CDSC and the distribution fee on Investor B and Investor C Shares is limited by the FINRA asset-based sales charge rule. See “Investor B and Investor C Shares — Contingent Deferred Sales Charge Waivers and Reductions” below.

Investor B and Investor C Shares — Contingent Deferred Sales Charge Waivers and Reductions

The CDSC on Investor B and Investor C Shares is not charged in connection with: (1) redemptions of Investor B and Investor C Shares purchased through certain authorized qualified employee benefit plans and rollovers of current investments in the Fund through such plans; (2) exchanges described in “Exchange Privilege” below; (3) redemptions made in connection with minimum required distributions due to the shareholder reaching age 70 1/2 from an Individual Retirement Account (“IRA”) and 403 (b)(7) accounts; (4) certain post-retirement withdrawals from an IRA or other retirement plan, if you are over 59 1/2 years old and you purchased your shares prior to October 2, 2006; (5) redemptions made with respect to certain retirement plans sponsored by the Fund, BlackRock or its affiliates; (6) redemptions resulting from shareholder death as long as the waiver request is made within one year of death or, if later, reasonably promptly following completion of probate (including in connection with the distribution of account assets to a beneficiary of the decedent); (7) withdrawals resulting from shareholder disability (as defined in the Code) as long as the disability arose subsequent to the purchase of the shares; (8) involuntary redemptions of Investor B or Investor C Shares in accounts with low balances as described in “Redemption of Shares” below; (9) redemptions made pursuant to a systematic withdrawal plan, subject to certain limitations; (10) redemptions related to the payment of PNC GIS custodial IRA fees; and (11) redemptions when a shareholder can demonstrate hardship, in the absolute discretion of the Fund. In addition, no CDSC is charged on Investor B or Investor C Shares acquired through the reinvestment of dividends or distributions.

Distribution Plans

The Distribution Plan for Investor A, Investor B and Investor C Shares of the Fund each provides that the Fund pays the Distributor a service fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.25% of the average daily net assets of the Fund attributable to shares of the relevant class in order to compensate the Distributor for providing, or arranging for the provision of, shareholder servicing activities with respect to Investor A, Investor B and Investor C Shares. Each of those classes have exclusive voting rights with respect to the Distribution Plan adopted in respect to such class pursuant to which service and/or distribution fees are paid (except that Investor B shareholders may vote upon any material changes to expenses charged under the Investor A Distribution Plan).

The Distribution Plan for each of the Investor B and Investor C Shares of the Fund each provides that the Fund also pays the Distributor a distribution fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.75% of the average daily net assets of the Fund attributable to the shares of the relevant class in order to compensate the Distributor for providing or arranging for the provision of shareholder and distribution services, and bearing certain distribution-related expenses of the Fund, including payments to financial intermediaries for selling Investor B and Investor C Shares of the Fund. The Distribution Plans relating to Investor B and Investor C Shares are designed to permit an investor to purchase Investor B or Investor C Shares through selected securities dealers or other financial intermediaries without the assessment of an initial sales charge and at the same time permit the Distributor to compensate selected securities dealers or financial intermediaries in connection with the sale of the Investor B and Investor C Shares.

The Fund’s Distribution Plans (the “Plans”) are subject to the provisions of Rule 12b-1 under the Investment Company Act. In their consideration of each Plan, the Trustees must consider all factors they deem relevant, including information as to the benefits of the Plan to the Fund and each related class of shareholders. Each Plan further provides that, so long as the Plan remains in effect, the selection and nomination of non-interested Trustees shall be committed to the discretion of the non-interested Trustees then in office. In approving each Plan in accordance with Rule 12b-1, the non-interested Trustees concluded that there is a reasonable likelihood that each Plan will benefit the Fund and its related class of shareholders. Each Plan can be terminated at any time, without penalty, by the vote of a majority of the non-interested Trustees or by the vote of the holders of a majority of the outstanding voting securities of the Fund. A Plan cannot be amended to increase materially the amount to be spent by the Fund without the approval of the shareholders and all material amendments are required to be approved by the vote of Trustees, including a majority of the non-interested Trustees who have no direct or indirect financial interest in the Plan, cast in person at a meeting called for that purpose. Rule 12b-1 further requires that the Fund preserve copies of the Plan and any report made pursuant to such plan for a period of not less than six years from the date of the Plan or such report, the first two years in an easily accessible place.

Among other things, each Plan provides that the Distributor shall provide and the Trustees shall review quarterly reports of the disbursement of the distribution and/or account maintenance fees paid to the Distributor. Payments under the Plan are based on a percentage of average daily net assets attributable to the shares regardless of the amount of expenses incurred and, accordingly, distribution-related revenues from the Plans may be more or less than distribution-related expenses. Information with respect to the distribution-related revenues and expenses is presented to the Trustees for their consideration quarterly and, in connection with their deliberations as to the continuance of the Plans, annually. Distribution-related revenues consist of the service fees. Distribution-related expenses consist of financial advisor compensation.

The table below provides information for the fiscal period ended September 30, 2009 about the 12b-1 fees the Fund paid to the Distributor under the Fund’s 12b-1 plans as of the fiscal year end. A significant amount of the fees collected by the Distributor were paid to a significant shareholder for providing shareholder servicing activities for Investor A Shares and for providing shareholder servicing and distribution related activities and services for Investor B and Investor C Shares.

Fiscal Period Ended September 30, 2009

Distribution Fees:

Class Name	Paid to BRIL
Investor A Shares	$ 13,647
Investor B Shares	$285,231
Investor C Shares	$196,522

Other Compensation to Selling Dealers. Pursuant to the Plans, the Fund may pay BRIL and/or BlackRock or any other affiliate of BlackRock fees for distribution and sales support services. In addition, the Fund may pay to brokers, dealers, financial institutions and industry professionals (including BlackRock, Merrill Lynch, Hilliard Lyons and their affiliates) (collectively, “Service Organizations”) fees for the provision of personal services to shareholders. In the past, BlackRock has retained a portion of the shareholder servicing fees paid by the Fund.

With respect to Investor B Shares, Service Organizations and other broker/dealers receive commissions from BRIL for selling Investor B Shares, which are paid at the time of the sale. The distribution fees payable under the Plan (at a maximum annual rate of 0.75% of the average daily net asset value of the Fund’s outstanding Investor B Shares) are intended to cover the expense to BRIL of paying such up-front commissions, as well as to cover ongoing commission payments to broker/dealers or other Service Organizations. The CDSC is calculated to charge the investor with any shortfall that would occur if Investor B Shares are redeemed prior to the expiration of the Conversion Period, after which Investor B Shares automatically convert to Investor A Shares.

With respect to Investor C Shares, Service Organizations and other broker/dealers receive commissions from BRIL for selling Investor C Shares, which are paid at the time of the sale. The distribution fees payable under the Plan (at a maximum annual rate of 0.75% of the average daily net asset value of the Fund’s outstanding Investor C Shares) are intended to cover the expense to BRIL of paying such up-front commissions, as well as to cover ongoing commission payments to the broker/dealers or other Service Organizations. The CDSC is calculated to charge the investor with any shortfall that would occur if Investor C Shares are redeemed within 12 months of purchase.

From time to time, BRIL and/or BlackRock and their affiliates may voluntarily waive receipt of distribution fees under the Plans, which waivers may be terminated at any time. Payments are made by the Fund pursuant to each Plan regardless of expenses incurred by BRIL or BlackRock.

The Fund currently does not make distribution payments with respect to Investor A or Institutional Shares under the applicable Plans. However, the Plans permit BRIL, BlackRock and their affiliates to make payments relating to distribution and sales support activities out of their past profits or other sources available to them (and not as an additional charge to the Fund). From time to time, BRIL, BlackRock or their affiliates may compensate affiliated and unaffiliated Service Organizations for the sale and distribution of shares of the Fund or for services to the Fund and its shareholders. These non-Plan payments would be in addition to the Fund payments described in this Statement of Additional Information for distribution and shareholder servicing. These non-Plan payments may take the form of, among other things, “due diligence” payments for a dealer’s examination of the Fund and payments for providing extra employee training and information relating to the Fund; “listing” fees for the placement of the Fund on a dealer’s list of mutual funds available for purchase by its customers; “finders” or “referral” fees for directing investors to the Fund; “marketing support” fees for providing assistance in promoting the sale of the Fund shares; payments for the sale of shares and/or the maintenance of share balances; CUSIP fees; maintenance fees; and set-up fees regarding the establishment of new accounts. The payments made by BRIL, BlackRock and their affiliates may be a fixed dollar amount or may be based on a percentage of the value of shares sold to, or held by, customers of the Service Organization involved, and may be different for different Service Organizations. The payments described above are made from BRIL’s, BlackRock’s or their affiliates’ own assets pursuant to agreements with Service Organizations and do not change the price paid by investors for the purchase of the Fund’s shares or the amount the Fund will receive as proceeds from such sales.

The payments described above may be made, at the discretion of BRIL, BlackRock or their affiliates to Service Organizations in connection with the sale and distribution of Fund shares. Pursuant to applicable FINRA regulations, the details of certain of these payments, including the Service Organizations receiving such payments in connection with the sale and distribution of Fund shares, are required to be disclosed. As of the date of this Statement of Additional Information, as amended or supplemented from time to time, the following Service Organizations are receiving such payments: Ameriprise Financial Services, Inc., AXA Advisors, LLC, Banc of America Investment Services, Inc., Citigroup, Commonwealth Equity Services, LLP (Commonwealth Financial Network), LPL Financial Corporation, Merrill Lynch, MetLife Securities, Inc., Morgan Stanley, New England Securities Corporation, Oppenheimer & Co. Inc., Raymond James & Associates, Inc., Raymond James Financial Services, Inc., RBC Capital Markets, Tower Square Securities Inc., UBS, Wachovia Securities, Walnut Street Securities Inc., Wells Fargo and/or broker-dealers and other financial services firms under common control with the above organizations (or their successors or assignees). The level of payments made to these Service Organizations in any year will vary and normally will not exceed the sum of (a) 0.25% of such year’s Fund sales by that Service Organization and (b) 0.21% of the assets attributable to that Service Organization invested in the Fund.

In lieu of payments pursuant to the foregoing, BRIL, BlackRock, PNC GIS or their affiliates may make payments to the above-named Service Organizations of an agreed-upon amount that will not exceed the amount that would have been payable pursuant to the formula, and may also make similar payments to other Service Organizations.

If investment advisers, distributors or affiliates of mutual funds pay bonuses and incentives in differing amounts, financial firms and their financial consultants may have financial incentives for recommending a particular mutual fund over other mutual funds. In addition, depending on the arrangements in place at any particular time, a financial firm and its financial consultants may also have a financial incentive for recommending a particular share class over other share classes. You should consult your financial adviser and review carefully any disclosure by the financial firm as to compensation received by your financial adviser for more information about the payments described above.

Furthermore, BRIL, BlackRock and their affiliates may contribute to various non-cash and cash incentive arrangements to promote the sale of shares, and may sponsor various contests and promotions subject to applicable FINRA regulations in which participants may receive prizes such as travel awards, merchandise and cash. Subject to applicable FINRA regulations, BRIL, BlackRock and their affiliates may also (i) pay for the travel expenses, meals, lodging and entertainment of broker/dealers, financial institutions and their salespersons in connection with educational and sales promotional programs, (ii) sponsor speakers, educational seminars and charitable events and (iii) provide other sales and marketing conferences and other resources to broker/dealers, financial institutions and their salespersons.

BlackRock, Inc., the parent company of BlackRock, has agreed to pay PNC Bank, National Association and certain of its affiliates fees for administration and servicing with respect to assets of the Fund attributable to shares held by customers of such entities. These assets are predominantly in the Institutional Share Class of the Fund, with respect to which the Fund does not pay shareholder servicing fees under a Plan.

Service Organizations may charge their clients additional fees for account-related services. Service Organizations may charge their customers a service fee in connection with the purchase or redemption of Fund shares. The amount and applicability of such a fee is determined and disclosed to its customers by each individual Service Organization. Service fees typically are fixed, nominal dollar amounts and are in addition to the sales and other charges described in Registration Statement. Your Service Organization will provide you with specific information about any service fees you will be charged.

Pursuant to the Plans, the Fund may enter into service arrangements with Service Organizations pursuant to which Service Organizations will render certain support services to their customers (“Customers”) who are the beneficial owners of Investor A, Investor B and Investor C Shares of the Fund. Such services will be provided to Customers who are the beneficial owners of Shares of such classes and are intended to supplement the services provided by the Fund’s Manager and/or Transfer Agent to the Fund’s shareholders of record. In consideration for payment of a service fee of shares of each class owned beneficially by their Customers, Service Organizations may provide general shareholder liaison services, including, but not limited to, (i) answering customer inquiries regarding account status and history, the manner in which purchases, exchanges and redemptions of shares may be effected and certain other matters pertaining to the Customers’ investments; and (ii) assisting Customers in designating and changing dividend options, account designations and addresses. To the extent a shareholder is not associated with a Service Organization, the shareholder servicing fees will be paid to BlackRock, and BlackRock will provide services.

In addition to, rather than in lieu of, distribution and shareholder servicing fees that the Fund may pay to a Service Organization pursuant to the Plans and fees the Fund pays to its Transfer Agent, the Fund may enter into non-Plan agreements with Service Organizations pursuant to which the Fund will pay a Service Organization for administrative, networking, recordkeeping, sub-transfer agency and shareholder services. These non-Plan payments are generally based on either (1) a percentage of the average daily net assets of Fund shareholders serviced by a Service Organization or (2) a fixed dollar amount for each account serviced by a Service Organization. The aggregate amount of these payments may be substantial. From time to time, BlackRock, BRIL or their affiliates also may pay a portion of the fees for administrative, networking, recordkeeping, sub-transfer agency and shareholder services described above at its or their own expense and out of its or their legitimate profits.

Redemption of Shares

The Fund is required to redeem for cash all shares of the Fund upon receipt of a written request in proper form. For redemptions prior to the Guarantee Maturity Date, the redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption. Except for any CDSC that may be applicable, there will be no charge for redemption if the redemption request is sent directly to the Transfer Agent. Shareholders liquidating their holdings will receive upon redemption all dividends reinvested through the date of redemption. Redemptions made for any reason prior to the Guarantee Maturity Date will reduce a shareholder’s Guaranteed Amount. For redemptions on the Guarantee Maturity Date, the price of your shares is based on the greater of the net asset value per share of the Fund and your Guaranteed Amount.

The right to redeem shares or to receive payment with respect to any such redemption may be suspended for more than seven days only for any period during which trading on the New York Stock Exchange (“NYSE”) is restricted as determined by the Commission or the NYSE is closed (other than customary weekend and holiday closings), for any period during which an emergency exists as defined by the Commission as a result of which disposal of portfolio securities or determination of the net asset value of the Fund or the Master Portfolio is not reasonably practicable, and for such other periods as the Commission may by order permit for the protection of shareholders of the Fund. The value of shares at the time of redemption may be more or less than the shareholder’s cost, depending in part on the market value of the securities held by the Fund or the Master Portfolio at such time.

The Trust, on behalf of the Fund, and the Master LLC on behalf of the Master Portfolio has entered into a joint committed line of credit with other investment companies advised by the Manager and its affiliates and a syndicate of banks that is intended to provide the Fund and the Master Portfolio with a temporary source of cash to be used to meet redemption requests from Fund shareholders in extraordinary or emergency circumstances.

For a redemption request to be priced at the net asset value on the day of a request (or for redemptions on the Guarantee Maturity Date at the greater of the net asset value on that date and the shareholder’s Guaranteed Amount), the redemption order must be placed with a dealer or other financial intermediary prior to that day’s close of business on the NYSE (generally 4:00 p.m. Eastern time). Merrill Lynch and certain financial intermediaries, however, may require submission of orders prior to that time. Any redemption request placed after that time will be priced at the net asset value at the close of business on the next business day. Redemption requests made after 4:00 p.m. (or such earlier time as may be required by your financial intermediary) on the Guarantee Maturity Date will be priced at the net asset value at the close of business on the next business day and will be priced according to market fluctuation.

A shareholder wishing to redeem shares held with the Transfer Agent may do so without charge by tendering the shares directly to the Transfer Agent at PNC Global Investment Servicing (U.S.) Inc., P.O. Box 9819, Providence, Rhode Island 02940-8019. Redemption requests delivered other than by mail should be delivered to P.O. Box 9819, Providence, Rhode Island 02940-8019. Proper notice of redemption in the case of shares deposited with the Transfer Agent may be accomplished by a written letter requesting redemption. Redemption requests should not be sent to the Fund. The redemption request in either event requires the signature(s) of all persons in whose name(s) the shares are registered, signed exactly as such name(s) appear(s) on the Transfer Agent’s register. The signature(s) on the redemption requests may require a guarantee by an “eligible guarantor institution” as defined in Rule 17Ad-15 under the Exchange Act, the existence and validity of which may be verified by the Transfer Agent through the use of industry publications. In the event a signature guarantee is required, notarized signatures are not sufficient. In general, signature guarantees are waived on redemptions of less than $50,000 as long as the following requirements are met: (i) all requests require the signature(s) of all persons in whose name(s) shares are recorded on the Transfer Agent’s register; (ii) all checks must be mailed to the stencil address of record on the Transfer Agent’s register; and (iii) the stencil address must not have changed within 30 days. Certain rules may apply regarding certain account types such as but not limited to UGMA/UTMA accounts, Joint Tenancies With Rights of Survivorship, contra broker transactions, and institutional accounts. In certain instances, the Transfer Agent may require additional documents such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator, or certificates of corporate authority.

A shareholder may also redeem shares held with the Transfer Agent by telephone request. To request a redemption from your account, call the Transfer Agent at (800) 441-7762. The request must be made by the shareholder of record and be for an amount less than $50,000. Before telephone requests will be honored, signature approval from all shareholders of record on the account must be obtained. The shares being redeemed must have been held for at least 15 days. Telephone redemption requests will not be honored in the following situations: the accountholder is deceased, the proceeds are to be sent to someone other than the shareholder of record, funds are to be wired to the client’s bank account, a systematic withdrawal plan is in effect, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced or the address on the account has changed within the last 30 days.

Since this account feature involves a risk of loss from unauthorized or fraudulent transactions, the Transfer Agent will take certain precautions to protect your account from fraud. Telephone redemption may be refused if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. The Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.

For shareholders redeeming directly with the Transfer Agent, payments will generally be mailed within seven days of receipt of a proper notice of redemption. At various times the Fund may be requested to redeem shares for which it has not yet received good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank). The Fund may delay or cause to be delayed the mailing of a redemption check until such time as it has assured itself that good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank) has been collected for the purchase of such Fund shares, which will usually not exceed 10 days.

In the event that a shareholder account held directly with the Transfer Agent contains a fractional share balance, such fractional share balance will be automatically redeemed by the Fund.

Repurchase

The Fund will also repurchase shares through a selected securities dealer or other financial intermediary. The Fund will normally accept orders to repurchase shares by wire or telephone from dealers for their customers at the net asset value next computed after the order is placed. Generally, shares will be priced at the net asset value calculated on the day the request is received, provided that the request for repurchase is submitted to the selected securities dealer or other financial intermediary prior to the close of business on the NYSE (generally the NYSE closes at 4:00 p.m., Eastern time) and such request is received by the Fund from such selected securities dealer or other financial intermediary prior to 4:00 p.m. on the same day. Dealers and other financial intermediaries have the responsibility of submitting such repurchase requests to the Fund at the time required in order to obtain that day’s closing price.

The foregoing repurchase arrangements are for the convenience of shareholders and do not involve a charge by the Fund (other than any applicable CDSC). Securities firms that do not have selected dealer agreements with the Distributor, however, may impose a transaction charge on the shareholder for transmitting the notice of repurchase to the Fund. Selected securities dealers or other financial intermediaries may charge customers a processing fee (Merrill Lynch currently charges $5.35) to confirm a repurchase of shares to such customers. Also, PNC GIS, the Transfer Agent, charges a fee of $7.50 for repurchase payments made by wire transfer and $15 for repurchase payments made by check sent via overnight mail. The Fund reserves the right to reject any order for repurchase, which right of rejection might adversely affect shareholders seeking redemption through the repurchase procedure. However, a shareholder whose order for repurchase is rejected by the Fund may redeem shares as set forth above.

Shareholder Services

The Fund offers a number of shareholder services and investment plans described below that are designed to facilitate investment in shares of the Fund. Full details as to each of such services, copies of the various plans and instructions as to how to participate in the various services or plans, or how to change options with respect thereto, can be obtained from the Fund, by calling the telephone number on the cover page hereof, or from the Distributor, your financial advisor, a selected securities dealer or other financial intermediary. Certain of these services are available only to U.S. investors.

Investment Account. Each shareholder whose account is maintained at the Transfer Agent has an investment account (each, an “Investment Account”) and will receive statements, at least quarterly, from the Transfer Agent. These statements will serve as transaction confirmations for the reinvestment of dividends. The statements will also show any other activity in the account since the preceding statement. Shareholders will also receive separate confirmations for each purchase or sale transaction other than the reinvestment of dividends. A shareholder with an account held at the Transfer Agent may make additions to his or her Investment Account at any time during the initial offering period by mailing a check directly to the Transfer Agent. A shareholder also may maintain an account through a selected securities dealer or other financial intermediary. Upon the transfer of shares out of a brokerage account or account maintained with a selected securities dealer or other financial intermediary, an Investment Account in the transferring shareholder’s name may be opened automatically at the Transfer Agent.

Shareholders may transfer their Fund shares from a selected securities dealer or other financial intermediary to another securities dealer or other financial intermediary that has entered into an agreement with the Distributor. Certain shareholder services may not be available for the transferred shares. After the transfer, the shareholder may purchase additional shares of funds owned before the transfer and all future trading of these assets must be coordinated by the new firm. If a shareholder wishes to transfer his or her shares to a securities dealer or other financial intermediary that has not entered into an agreement with the Distributor, the shareholder must either (i) redeem his or her shares paying any applicable CDSC or (ii) continue to maintain an Investment Account at the Transfer Agent for those shares. The shareholder may also request the new securities dealer or other financial intermediary to maintain the shares in an account at the Transfer Agent registered in the name of the securities dealer or other financial intermediary for the benefit of the shareholder whether the securities dealer or other financial intermediary has entered into a selected dealer agreement or not.

Shareholders considering transferring a tax-deferred retirement account, such as an IRA, from Merrill Lynch to another securities dealer or other financial intermediary should be aware that, if the firm to which the retirement account is to be transferred will not take delivery of shares of the Fund, a shareholder must either redeem the shares, paying any applicable CDSC so that the cash proceeds can be transferred to the account at the new firm, or such shareholder must continue to maintain a retirement account at Merrill Lynch for those shares.

Exchange Privilege

The Fund does not offer the ability to exchange into the Fund during the Guarantee Period. Because the Fund is not continuously offering its shares during the Guarantee Period, if a shareholder exchanges shares of the Fund for shares of another fund, the shareholder will not be able to effect an exchange back into the Fund during the Guarantee Period. In addition, the exchange will be considered a redemption and will reduce the shareholder’s Guaranteed Amount. Shareholders who have purchased or hold their shares of the Fund with a securities dealer or other financial intermediary other than Merrill Lynch or its affiliates may not be able to exchange Fund shares for shares of other BlackRock funds. Shareholders should consult their own securities dealer or other financial intermediary to determine their eligibility to exercise the exchange privilege.

U.S. shareholders of each class of shares of the Fund generally have an exchange privilege with other BlackRock-advised funds, including Investor A and Investor B Shares of BlackRock Summit Cash Reserves Fund (“Summit”), a series of Financial Institutions Series Trust, which is a money market fund specifically designated for exchange by holders of shares of BlackRock funds. Shares with a net asset value of at least $1,000 are required to qualify for the exchange privilege for Investor A, Investor B and Investor C Shares. Before effecting an exchange, shareholders should obtain a currently effective prospectus of the fund into which the exchange is to be made. Exercise of the exchange privilege is treated as a sale of the exchanged shares and a purchase of the acquired shares for Federal income tax purposes.

Exchanges of Investor A and Institutional Shares. Institutional Shares are exchangeable with shares of the same class of other BlackRock funds. Investor A Shares are exchangeable for Investor A Shares of other BlackRock funds.

Exchanges of Institutional Shares outstanding (“outstanding Institutional Shares”) for Institutional Shares of a second BlackRock fund or for shares of a money market fund (“new Institutional Shares”) are effected on the basis of relative net asset value per Institutional Share. Exchanges of Investor A Shares outstanding (“outstanding Investor A Shares”) for Investor A Shares of a second BlackRock fund, or for shares of a money market fund (“new Investor A Shares”) are effected on the basis of relative net asset value per share.

Exchanges of Investor B and Investor C Shares. Shareholders with Investor B and Investor C Shares outstanding (“outstanding Investor B or Investor C Shares”) may exchange their shares for Investor B or Investor C Shares, respectively, of a second BlackRock fund or for shares of a money market fund (“new Investor B or Investor C Shares”) on the basis of relative net asset value per Investor B or Investor C Share, without the payment of any CDSC. Certain funds impose different CDSC schedules. If you exchange your Investor B Shares for shares of a fund with a different CDSC schedule, the CDSC schedule that applies to the shares exchanged will continue to apply. For purposes of computing the CDSC upon redemption of new Investor B or Investor C Shares, the time you held both the exchanged Investor B or Investor C Shares and the new Investor B Shares or Investor C Shares will count towards the holding period of the new Investor B or Investor C Shares. For example, if you exchange Investor B Shares of the Fund for those of a second fund after having held the Fund’s Investor B Shares for two-and-a-half years, the 3.50% CDSC that generally would apply to a redemption would not apply to the exchange. Four years later if you decide to redeem the Investor B Shares of the second fund and receive cash, there will be no CDSC due on this redemption since by adding the two-and-a-half year holding period of the Fund’s Investor B Shares to the four year holding period for the second fund’s Investor B Shares, you will be deemed to have held the second fund’s Investor B Shares for more than six years. The length of the CDSC period was extended from four years to six years on June 1, 2001 for certain equity funds and from four to six years (or from one to three years for certain funds) on December 1, 2002 for certain fixed income funds. Investor B Shares of the applicable funds purchased prior to these dates are subject to the shorter CDSC schedule in effect at the time of purchase. This shorter CDSC schedule will also generally apply to Investor B Shares received in exchange for such shares.

Exchanges for Shares of a Money Market Fund. You may exchange any class of Investor Shares or Institutional Shares for shares of a money market fund. If you exchange into Summit, a series of BlackRock Financial Institutions Series Trust, you will receive one of two classes of shares: exchanges of Investor A and Institutional Shares of the Fund will receive Investor A Shares of Summit and exchanges of Investor B and Investor C Shares of the Fund will receive Investor B Shares of Summit. You may exchange Investor A Shares of Summit back into Investor A or Institutional Shares of the Fund. You may exchange Investor B Shares of Summit back into Investor B or Investor C Shares of the Fund and, in the event of such an exchange, the period of time that you held Investor B Shares of Summit will count toward satisfaction of the holding period requirement for purposes of reducing any CDSC and toward satisfaction of any Conversion Period with respect to Investor B Shares. Investor B Shares of Summit are subject to a distribution fee at an annual rate of 0.75% of average daily net assets of such Investor B Shares. Exchanges of Class B or Class C Shares of a money market fund other than Summit for Investor B or Investor C Shares of the Fund will be exercised at net asset value. However, a CDSC will be charged in connection with the redemption of the Investor B or Investor C Shares of the Fund received in the exchange. In determining the holding period for calculating the CDSC payable on redemption of Investor B and Investor C Shares of the Fund received in the exchange, the holding period of the money market fund Class B or Class C Shares originally held will be added to the holding period of the Investor B or Investor C Shares acquired through exchange.

Exchanges by Participants in Certain Programs. The exchange privilege may be modified with respect to certain participants in mutual fund advisory programs and other fee-based programs sponsored by the Manager, an affiliate of the Manager, or selected securities dealers or other financial intermediaries that have an agreement with the Distributor. See “Fee-Based Programs” below.

Exercise of the Exchange Privilege. To exercise the exchange privilege, you should contact your financial adviser or PNC Global Investment Servicing (U.S.) Inc., who will advise the Fund of the exchange. You may exercise the exchange privilege by wire through your securities dealer or other financial intermediary. The Fund reserves the right to require a properly completed exchange application.

A shareholder who wishes to make an exchange may do so by sending a written request to the Fund c/o PNC GIS at the following address: PNC Global Investment Servicing (U.S.) Inc., P.O. Box 9819, Providence, RI 02940-8019. Shareholders are automatically provided with telephone exchange privileges when opening an account, unless they indicate on the application that they do not wish to use this privilege. To add this feature to an existing account that previously did not provide this option, a Telephone Exchange Authorization Form must be filed with PNC GIS. This form is available from PNC GIS. Once this election has been made, the shareholder may simply contact the Fund by telephone at (800) 441-7762 to request the exchange. During periods of substantial economic or market change, telephone exchanges may be difficult to complete and shareholders may have to submit exchange requests to PNC GIS in writing.

If the exchanging shareholder does not currently own shares of the investment portfolio whose shares are being acquired, a new account will be established with the same registration, dividend and capital gain options and broker of record as the account from which shares are exchanged, unless otherwise specified in writing by the shareholder with all signatures guaranteed by an eligible guarantor institution as defined below. In order to participate in the automatic investment plan or establish a systematic withdrawal plan for the new account, however, an exchanging shareholder must file a specific written request.

Any share exchange must satisfy the requirements relating to the minimum initial investment requirement, and must be legally available for sale in the state of the investor’s residence. For Federal income tax purposes, a share exchange is a taxable event and, accordingly, a capital gain or loss may be realized. Before making an exchange request, shareholders should consult a tax or other financial adviser and should consider the investment objective, policies and restrictions of the investment portfolio into which the shareholder is making an exchange. Brokers may charge a fee for handling exchanges.

This exchange privilege may be modified or terminated in accordance with the rules of the SEC. The Fund reserves the right to limit the number of times an investor may exercise the exchange privilege. The Fund may suspend the continuous offering of their shares to the general public at any time and may resume such offering from time to time. The exchange privilege is available only to U.S. shareholders in states where the exchange legally may be made. The exchange privilege may be applicable to other new mutual funds whose shares may be distributed by the Distributor.

Fee-Based Programs. Certain fee-based programs offered by the Manager and other financial intermediaries, including pricing alternatives for securities transactions (each referred to in this paragraph as a “Program”), may permit the purchase of Institutional Shares at net asset value. Under specified circumstances, during the Post-Guarantee Period, participants in certain Programs may deposit other classes of shares, which will be exchanged for Institutional Shares of the Fund. Initial or deferred sales charges otherwise due in connection with such exchanges may be waived or modified, as may the Conversion Period applicable to the deposited shares. Shareholders that participate in a fee based Program generally have two options at termination. The Program can be terminated and the shares liquidated or the Program can be terminated and the shares held in an account. If a shareholder chooses to redeem the shares held through the Program, the shareholder will no longer receive the benefit of the Policy with respect to those shares. In addition, upon termination of participation in certain Programs, shares that have been held for less than specified periods within such Program may be subject to a fee based upon the current value of such shares. These Programs also generally prohibit such shares from being transferred to another account at Merrill Lynch, to another financial intermediary, to another broker-dealer or to the Transfer Agent. Except in limited circumstances (which may also involve an exchange as described above), such shares must be redeemed and another class of shares purchased (which may involve the imposition of initial or deferred sales charges and distribution and account maintenance fees) in order for the investment not to be subject to Program fees. Because Fund shares are not offered during the Guarantee Period, you will not be able to avoid such Program fees by repurchasing Fund shares during that time. Additional information regarding a specific Program (including charges and limitations on transferability applicable to shares that may be held in such Program) is available in the Program’s client agreement and from the Transfer Agent at (800) 441-7762.

Retirement and Education Savings Plans. IRAs and other retirement and education savings plans are available from selected securities dealers or other financial intermediaries. Under these plans, investments may be made in the Fund and certain of the other mutual funds advised by the Manager or its affiliates as well as in other securities. There may be fees associated with investing through these plans.

Dividends received in each of the plans referred to above are exempt from Federal taxation until distributed from the plans and, in the case of Roth IRAs and Coverdell Education Savings Accounts, may be exempt from taxation when distributed, as well. Investors considering participation in any retirement or education savings account should review specific tax laws relating thereto and should consult their attorneys or tax advisors with respect to the establishment and maintenance of any such plan.

Automatic Investment Plans

You may not make additions to an investment account during the Guarantee Period. After the Guarantee Period, you may make additions to an Investment Account through a service known as the automatic investment plan. Under the automatic investment plan, the Fund is authorized, on a regular basis, to provide systematic additions to your Investment Account through charges of $50 or more to your regular bank account by either pre-authorized checks or automated clearing house debits. If you buy shares of the Fund through certain accounts, no minimum charge to your bank account is required. Contact your financial adviser or other financial intermediary for more information.

Automatic Dividend Reinvestment Plan

The Fund will distribute substantially all of its net investment income and net realized capital gains, if any, to shareholders. All distributions are reinvested at net asset value in the form of additional full and fractional shares of the same class of shares of the Fund unless a shareholder elects otherwise. Such election, or any revocation thereof, must be made in writing to PNC GIS, and will become effective with respect to dividends paid after its receipt by PNC GIS. Over the course of a year, substantially all of the Fund’s net investment income, if any, will be declared as dividends. Net realized capital gains (including net short-term capital gains), if any, will be distributed by the Fund at least annually.

     (b) Fund Reorganizations. Not applicable

     (c) Offering Price

Valuation of Shares. The net asset value for each class of shares of the Fund is generally calculated as of the close of regular trading hours on the NYSE (currently 4:00 p.m. Eastern Time) on each business day the NYSE is open. Valuation of securities held by the Fund is as follows:

Equity Investments. Securities traded on a recognized securities exchange or on the NASDAQ Global Market System are valued at the last reported sale price that day or the NASDAQ official closing price, if applicable; if a security is traded on more than one exchange, the last reported sale price on the exchange where the stock is primarily traded is used; securities traded on a recognized securities exchange for which there were no sales on that day are valued at the last bid (long position) or ask (short position) price. If the Fund holds both long and short positions in the same security, the last bid price will be applied to securities held long and the last ask price will be applied to securities sold short. If no bid or ask price is available, the prior day’s price will be used, unless it is determined that such prior day’s price no longer reflects the fair value of the security, in which case such asset would be treated as a fair value asset.

With respect to the Core Component, the principal asset of the Fund will normally be its interest in the Master Portfolio. The value of that interest is based on the net assets of the Master Portfolio, which are comprised of the value of the securities held by the Master Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses of the Master Portfolio). Expenses of the Master Portfolio, including the management fees, are accrued daily. The net asset value of the Fund is equal to the value of its proportionate interest in the net assets of the Master Portfolio plus any cash or other assets, minus all liabilities (including accrued expenses) of the Fund. The valuation of securities by the Master Portfolio is discussed in its Registration Statement.

Fixed Income Investments. Fixed income securities for which market quotations are readily available are generally valued using such securities’ most recent bid prices provided directly from one or more broker-dealers, market makers, or independent third-party pricing services which may use matrix pricing and valuation models to derive values, each in accordance with valuation procedures approved by the Fund’s Board; the amortized cost method of valuation may be used with respect to debt obligations with sixty days or less remaining to maturity unless the Manager and/or Sub-Adviser determines such method does not represent fair value; floating rate loan interests are generally valued at the mean between the last available bid prices from one or more brokers or dealers as obtained from an independent third-party pricing service. Fixed income securities for which market quotations are not readily available may be valued by third-party pricing services who make a valuation determination by securing observed transaction data (e.g., recent representative bids), credit quality information, perceived market movements, news, and other relevant information and by other methods, which may include consideration of: yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions.

Options, Futures, Swaps and Other Derivatives. Exchange-traded options are valued at the mean between the last bid and ask prices at the close of the options market on which the option is traded; an exchange-traded option for which there is no mean price is valued at the last bid (long position) or ask (short position) price; if no bid or ask price is available, the prior day’s price will be used, unless it is determined that such prior day’s price no longer reflects the fair value of the option. OTC options are valued by an independent pricing service using a mathematical model which incorporates a number of market data factors. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Swap agreements and other derivatives generally are valued daily based upon quotations from market makers or by a pricing service in accordance with the valuation procedures approved by the Board.

Underlying Funds. Shares of underlying open-end funds are valued at net asset value. Shares of underlying exchange-traded closed-end funds or other exchange-traded funds will be valued at their most recent closing price.

General Valuation Information

In determining the market value of portfolio investments, the Fund may employ independent third party pricing services, which may use, without limitation, a matrix or formula method that takes into consideration market indexes, matrices, yield curves and other specific adjustments. This may result in the securities being valued at a price different from the price that would have been determined had the matrix or formula method not been used. All cash, receivables and current payables are carried on the Fund’s books at their face value.

In the event that application of the methods of valuation discussed above result in a price for a security which is deemed not to be representative of the fair market value of such security, the security will be valued by, under the direction of or in accordance with a method specified by the Fund’s Board as reflecting fair value. All other assets and securities (including securities for which market quotations are not readily available) held by the Fund (including restricted securities) are valued at fair value as determined in good faith by the Fund’s Board or by the Manager (its delegate). Any assets which are denominated in a non-U.S. currency are translated into U.S. dollars at the prevailing rates of exchange.

Certain of the securities acquired by the Fund may be traded on non-U.S. exchanges or over-the-counter markets on days on which the Fund’s net asset value is not calculated. In such cases, the net asset value of the Fund’s shares may be significantly affected on days when investors can neither purchase nor redeem shares of the Fund.

Fair Value. When market quotations are not readily available or are believed by the Manager to be unreliable, the Fund’s investments are valued at fair value (“Fair Value Assets”). Fair Value Assets are valued by the Manager in accordance with procedures approved by the Fund’s Board. The Manager may conclude that a market quotation is not readily available or is unreliable if a security or other asset does not have a price source due to its lack of liquidity, if the Manager believes a market quotation from a broker-dealer or other source is unreliable (e.g., where it varies significantly from a recent trade), where the security or other asset is thinly traded (e.g., municipal securities and certain non-U.S. securities can be expected to be thinly traded), or where there is a significant event subsequent to the most recent market quotation. For this purpose, a “significant event” is deemed to occur if the BlackRock Portfolio Management Group and/or the Pricing Group determines, in its business judgment prior to or at the time of pricing the Fund’s assets, that it is likely that the event will cause a material change to the last closing market price of one or more assets held by the Fund. On any date the NYSE is open and the primary exchange on which a foreign asset is traded is closed, such asset will be valued using the prior day’s price, provided that the Manager is not aware of any significant event or other information that would cause such price to no longer reflect the fair value of the asset, in which case such asset would be treated as a Fair Value Asset. For certain non-U.S. securities, a third-party vendor supplies evaluated, systematic fair value pricing based upon the movement of a proprietary multi-factor model after the relevant non-U.S. markets have closed. This systematic fair value pricing methodology is designed to correlate the prices of foreign securities following the close of the local markets to the price that might have prevailed as of the Fund’s pricing time.

BlackRock’s Pricing Group, with input from the BlackRock Portfolio Management Group, will submit its recommendations regarding the valuation and/or valuation methodologies for Fair Value Assets to BlackRock’s Valuation Committee. The Valuation Committee may accept, modify or reject any recommendations. In addition, BlackRock’s Pricing Group periodically endeavors to confirm the prices it receives from all third party pricing services, index providers and broker-dealers, and, with the assistance of BlackRock’s portfolio managers, to regularly evaluate the values assigned to the securities and other assets held by the Fund. The pricing of all Fair Value Assets is subsequently reported to and ratified by the Board or a committee thereof.

When determining the price for a Fair Value Asset, the BlackRock Valuation Committee (or the Pricing Group) shall seek to determine the price that the Fund might reasonably expect to receive from the current sale of that asset in an arm’s-length transaction. The price generally may not be determined based on what the Fund might reasonably expect to receive for selling an asset at a later time or if it holds the asset to maturity. Fair value determinations shall be based upon all available factors that the Valuation Committee (or Pricing Group) deems relevant at the time of the determination, and may be based on analytical values determined by the Manager using proprietary or third party valuation models.

Fair value represents a good faith approximation of the value of a security. The fair value of one or more securities may not, in retrospect, be the price at which those assets could have been sold during the period in which the particular fair values were used in determining the Fund’s net asset value. As a result, the Fund’s sale or redemption of its shares at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing shareholders.

     (d) Redemption in kind.

Shares normally will be redeemed for cash upon receipt of a request in proper form, although the Fund retains the right to redeem some or all of its shares in-kind under unusual circumstances, in order to protect the interests of remaining shareholders, or to accommodate a request by a particular shareholder that does not adversely affect the interest of the remaining shareholders, by delivery of securities selected from the Fund’s assets at its discretion. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming shareholder might incur brokerage or other transaction costs to convert the securities to cash. The Fund has elected, however, to be governed by Rule 18f-1 under the Investment Company Act so that the Fund is obligated to redeem its shares solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any shareholder of the Fund. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption. The value of shares of the Fund at the time of redemption may be more or less than your cost at the time of purchase, depending in part on the market value of the securities held by the Fund at such time. Except for any CDSC or redemption fee that may be applicable, there will be no redemption charge if your redemption request is sent directly to the Transfer Agent. If you are liquidating your holdings you will receive all dividends reinvested through the date of redemption.

The right to redeem shares may be suspended for more than seven days only (i) for any period during which trading on the NYSE is restricted as determined by the SEC or during which the NYSE is closed (other than customary weekend and holiday closings), (ii) for any period during which an emergency exists, as defined by the Commission, as a result of which disposal of portfolio securities or determination of the net asset value of the Fund is not reasonably practicable, or (iii) for such other periods as the SEC may by order permit for the protection of shareholders of the Fund.

The Fund, with other investment companies advised by the Manager, has entered into a joint committed line of credit with a syndicate of banks that is intended to provide the Fund with a temporary source of cash to be used to meet redemption requests from shareholders in extraordinary or emergency circumstances.

     (e) Arrangements Permitting Frequent Purchases and Redemptions of Fund Shares. Not applicable.

Item 24. Taxation of the Trust.

Dividends

The Fund intends to distribute substantially all of its net investment income, if any. Dividends from such investment income are paid at least annually. All net realized capital gains, if any, are distributed to the Fund’s shareholders at least annually. Shareholders may elect in writing to receive any such dividends in cash. Cash dividends will reduce your Guaranteed Amount.

For information concerning the manner in which dividends may be reinvested automatically in shares of the Fund, see “Shareholder Services — Automatic Dividend Reinvestment Plan” above. Dividends are taxable to shareholders, as discussed below, whether they are reinvested in shares of the Fund or received in cash. The per share dividends on Investor B and Investor C Shares will generally be lower than the per share dividends on Investor A and Institutional Shares as a result of the account maintenance, distribution and higher transfer agency fees applicable with respect to the Investor B and Investor C Shares; similarly, the per share dividends on Investor A Shares will generally be lower than the per share dividends on Institutional Shares as a result of the account maintenance fees applicable with respect to Investor A Shares. See “Pricing of Fund Shares” Within 60 days after the end of the Fund’s taxable year, each shareholder will receive notification summarizing the dividends he or she received that year. This notification will also indicate whether those dividends should be treated as ordinary income or long-term capital gains.

Taxes

The Fund intends to qualify for the special tax treatment afforded regulated investment companies (“RICs”) under the Code. As long as the Fund so qualifies, the Fund (but not its shareholders) will not be subject to Federal income tax on the part of its net ordinary income and net realized capital gains that it distributes to Investor A, Investor B, Investor C and Institutional shareholders (for purposes of this section, “shareholders”). The Fund intends to distribute substantially all of such income and gains.

Qualification of the Fund as a RIC requires, among other things, that (a) at least 90% of the Fund’s annual gross income be derived from interest, dividends, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies and net income derived from interests in “qualified publicly traded partnerships” (i.e., partnerships that are traded on an established securities market or tradable on a secondary market, other than partnerships that derive 90% of their income from interest, dividends, capital gains, and other traditionally permitted mutual fund income); (b) the Fund diversify its holdings so that, at the end of each quarter of the taxable year, (i) at least 50% of the fair market value of its assets is represented by cash, U.S. Government securities and other stock or securities with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the fair market value of the Fund’s assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the fair market value of its assets is invested in the securities (other than U.S. Government securities or securities of other RICs) of any one issuer, any two or more issuers of which 20% or more of the voting stock is held by the Fund and that are determined to be engaged in the same or similar trades or businesses or related trades or businesses or in the securities of one or more qualified publicly traded partnerships; and (c) the Fund distribute to its shareholders at least 90% of its net taxable investment income and short-term (but not long-term) capital gains and 90% of its net tax-exempt interest income, if any, in each year.

Although the passive loss rules of the Code do not generally apply to RICs, such rules do apply to a RIC with respect to items attributable to an interest in a qualified publicly traded partnership. Fund investments in partnerships, including in qualified publicly traded partnerships, may result in the Fund’s being subject to state, local or foreign income, franchise or withholding tax liabilities.

The Code requires a RIC to pay a nondeductible 4% excise tax to the extent the RIC does not distribute, during each calendar year, 98% of its ordinary income, determined on a calendar year basis, and 98% of its capital gains, determined, in general, on an October 31 year-end, plus certain undistributed amounts from previous years. While the Fund intends to distribute its income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, there can be no assurance that sufficient amounts of the Fund’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax. In such event, the Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Dividends paid by the Fund from its ordinary income or from an excess of net short-term capital gains over net long-term capital losses (together referred to hereafter as “ordinary income dividends”) are generally taxable to shareholders as ordinary income. Certain ordinary income dividends received by non-corporate shareholders (including individuals) may be eligible for long-term capital gain tax rates. Distributions made from an excess of net long-term capital gains over net short-term capital losses (including gains or losses from certain transactions in options, futures and warrants) (“capital gain dividends”) are taxable to shareholders as long-term gains, regardless of the length of time the shareholder has owned Fund shares. Any loss upon the sale or exchange of Fund shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received by the shareholder. Distributions in excess of the Fund’s earnings and profits (as determined under U.S. federal income tax principles) will first reduce the adjusted tax basis of a holder’s shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such holder (assuming the shares are held as a capital asset). Long-term capital gains are taxable at preferential rates.

Special rules apply to regular dividends paid to individuals. Such a dividend, with respect to taxable years beginning before January 1, 2011, may be subject to tax at the rates generally applicable to long-term capital gains for individuals (currently at a maximum rate of 15%), provided that the individual receiving the dividend satisfies certain holding period and other requirements. Dividends subject to these special rules are not actually treated as capital gains, however, and thus are not included in the computation of an individual’s net capital gain and generally cannot be used to offset capital losses. The long-term capital gain rate will apply to: (i) 100% of the regular dividends paid by the Fund to an individual in a particular taxable year if 95% or more of the Fund’s gross income (ignoring gains attributable to the sale of stocks and securities except to the extent net short-term capital gain from such sales exceeds net long-term capital loss from such sales) in that taxable year is attributable to qualified dividend income received by the Fund; or (ii) the portion of the regular dividends paid by the Fund to an individual in a particular taxable year that is attributable to qualified dividend income received by the Fund in that taxable year if such qualified dividend income accounts for less than 95% of the Fund’s gross income (ignoring gains attributable to the sale of stocks and securities except to the extent net short-term capital gain from such sales exceeds net long-term capital loss from such sales) for that taxable year.

For these purposes, “qualified dividend income” generally means income from dividends received by the Fund from US corporations and certain foreign corporations (e.g., foreign corporations incorporated in a possession of the United States or in certain countries with a comprehensive tax treaty with the United States or the stock of which is readily tradable on an established securities market in the United States) that are not passive foreign investment companies.

Generally not later than 60 days after the close of its taxable year, the Fund will provide its shareholders with a written notice designating the amounts of any ordinary income dividends, as well as any amount of capital gain dividends or other dividends eligible for long-term capital gains tax rates.

In certain situations, the Fund may, for a taxable year, defer all or a portion of its capital losses and currency losses realized after October until the next taxable year in computing its investment company taxable income and net capital gain, which will defer the recognition of such realized losses. Such deferrals and other rules regarding gains and losses realized after October may affect the tax character of shareholder distributions.

Dividends are taxable to shareholders even though they are reinvested in additional shares of the Fund. A portion of the Fund’s ordinary income dividends may be eligible for the dividends received deduction allowed to corporations under the Code, if certain requirements are met. If the Fund pays a dividend in January that was declared in the previous October, November or December to shareholders of record on a specified date in one of such months, then such dividend will be treated for federal income tax purposes as being paid by the Fund and received by its shareholders on December 31 of the year in which such dividend was declared.

No gain or loss will be recognized by Investor B shareholders on the conversion of their Investor B shares for Investor A shares. A shareholder’s basis in the Investor A shares acquired will be the same as such shareholder’s basis in the Investor B shares converted, and the holding period of the acquired Investor A shares will include the holding period of the converted Investor B shares.

A loss realized on a sale or exchange of shares of the Fund will be disallowed if other Fund shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date on which the shares are disposed of. In such case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

The Fund will invest in zero coupon U.S. Treasury bonds and other debt securities that are issued at a discount or provide for deferred interest. Even though the Fund receives no actual interest payments on these securities, the Fund will be deemed to receive income equal, generally, to a portion of the excess of the face value of the securities over their issue price (“original issue discount”) each year that the securities are held. Since the original issue discount income earned by the Fund in a taxable year may not be represented by cash income, the Fund may have to dispose of securities, which it might otherwise have continued to hold, or borrow to generate cash in order to satisfy its distribution requirements.

If the Fund purchases shares in certain foreign investment entities, called “passive foreign investment companies” (“PFICs”), it may be subject to US federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the Fund to its shareholders. Additional charges in the nature of interest may be imposed on the Fund in respect of deferred taxes arising from such distributions or gains.

If the Fund were to invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code, in lieu of the foregoing requirements, the Fund might be required to include in income each year a portion of the ordinary earnings and net capital gains of the qualified electing fund, even if not distributed to the Fund, and such amounts would be subject to the 90% and excise tax distribution requirements described above. In order to make this election, the Fund would be required to obtain certain annual information from the PFICs in which it invests, which may be difficult or impossible to obtain.

Alternatively, the Fund may make a mark-to-market election that will result in the Fund being treated as if it had sold and repurchased its PFIC stock at the end of each year. In such case, the Fund would report any such gains as ordinary income and would deduct any such losses as ordinary losses to the extent of previously recognized gains. The election must be made separately for each PFIC owned by the Fund and, once made, would be effective for all subsequent taxable years, unless revoked with the consent of the IRS. By making the election, the Fund could potentially ameliorate the adverse tax consequences with respect to its ownership of shares in a PFIC, but in any particular year may be required to recognize income in excess of the distributions it receives from PFICs and its proceeds from dispositions of PFIC stock. The Fund may have to distribute this “phantom” income and gain to satisfy the 90% distribution requirement and to avoid imposition of the 4% excise tax.

Making either of these elections therefore may require the Fund to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect the Fund’s total return. The Fund will make the appropriate tax elections, if possible, and take any additional steps that are necessary to mitigate the effect of these rules. Dividends paid by PFICs will not be eligible to be treated as “qualified dividend income.”

While the tax character of a payment in respect of the Guaranteed Amount is not free from doubt, should it be necessary for Ambac to make a payment to the Fund under the Policy, the Fund intends to treat at least a portion of this payment as a capital gain to the Fund. Such gain would be offset by any allowable capital losses.

Ordinary income dividends paid to shareholders who are nonresident aliens or foreign entities will be subject to a 30% U.S. withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding is provided under an applicable treaty. However, for taxable years beginning before January 1, 2010, certain interest-related dividends and short-term capital gain dividends paid by the Fund to a foreign shareholder and designated as such would be eligible for an exemption from U.S. withholding tax. Interest-related dividends generally are dividends derived from certain interest income earned by the Fund that would not be subject to U.S. withholding tax if earned by a foreign shareholder directly. Short-term capital gain dividends generally are dividends derived from the excess of the Fund’s net short-term capital gains over net long-term capital losses. Nonresident shareholders are urged to consult their own tax advisers concerning applicability of the U.S. withholding tax.

Under certain provisions of the Code, some shareholders may be subject to a withholding tax on ordinary income dividends, capital gain dividends and redemption payments (“backup withholding”). Generally, shareholders subject to backup withholding will be those for whom no certified taxpayer identification number is on file with the Fund or who, to the Fund’s knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that such investor is not otherwise subject to backup withholding.

Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

Tax Treatment of Options and Futures Transactions

The Fund may write, purchase or sell options, futures and forward foreign exchange contracts. Options, forward foreign exchange and futures contracts held by the Fund that are “Section 1256 contracts” will be “marked to market” for Federal income tax purposes at the end of each taxable year, i.e., each such contract will be treated as sold for its fair market value on the last business day of the taxable year. Generally, unless such contract is a forward foreign exchange contract, or is a listed non-equity option or a regulated futures contract for a foreign currency for which the Fund elects to have gain or loss treated as ordinary gain or loss under Code Section 988 (as described below), gain or loss from Section 1256 contracts will be 60% long-term and 40% short-term capital gain or loss. Application of these rules to Section 1256 contracts held by the Fund may alter the timing and character of distributions to shareholders. The mark-to-market rules outlined above, however, will not apply to certain transactions entered into by the Fund solely to reduce the risk of changes in price or interest rates with respect to its investments. Any net mark-to-market gains and/or gains from “constructive sales” (as described below) may also have to be distributed to satisfy the distribution requirements referred to above even though the Fund may receive no corresponding cash amounts, possibly requiring the disposition of portfolio securities or borrowing to obtain the necessary cash.

Gain or loss realized by the Fund from a closing transaction with respect to options written by the Fund, or gain from the lapse of any such option, will be treated as short-term capital gain or loss. Gain or loss realized by the Fund from options (other than options that are section 1256 contracts) purchased by the Fund, as well as loss attributable to the lapse of such options, will be treated as capital gain or loss. Such capital gain or loss will be long-term or short-term depending upon whether the Fund held the particular option for more than one year.

A forward foreign exchange contract that is a Section 1256 contract will be marked to market, as described above. However, the character of gain or loss from such a contract will generally be ordinary under Code Section 988. The Fund may, nonetheless, elect to treat the gain or loss from certain forward foreign exchange contracts as capital. In such case, gain or loss realized in connection with a forward foreign exchange contract that is a Section 1256 contract will be characterized as 60% long-term and 40% short-term capital gain or loss.

Certain of the Fund’s investment practices are subject to special and complex federal income tax provisions, including rules relating to short sales, to constructive sales, to so-called “straddle” and “wash sale” transactions and to section 1256 contracts (as defined below), that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gains into higher taxed short-term capital gains or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss, (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash and (v) adversely alter the characterization of certain Fund investments. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Fund.

The Fund’s investment in so called “section 1256 contracts,” such as regulated futures contracts, most forward currency contracts traded in the interbank market and options on most stock indices, are subject to special tax rules. All section 1256 contracts held by the Fund at the end of its taxable year are required to be marked to their market value, and any unrealized gain or loss on those positions will be included in the Fund’s income as if each position had been sold for its fair market value at the end of the taxable year. The resulting gain or loss will be combined with any gain or loss realized by the Fund from positions in section 1256 contracts closed during the taxable year. Provided such positions were held as capital assets and were neither part of a “hedging transaction” nor part of a “straddle,” 60% of the resulting net gain or loss will be treated as long-term capital gain or loss, and 40% of such net gain or loss will be treated as short-term capital gain or loss, regardless of the period of time the positions were actually held by the Fund.

As a result of entering into swap contracts, the Fund may make or receive periodic net payments. The Fund may also make or receive a payment when a swap is terminated prior to maturity through an assignment of the swap or other closing transaction. Periodic net payments will generally constitute ordinary income or deductions, while termination of a swap will generally result in capital gain or loss (which will be a long-term capital gain or loss if the Fund has been a party to the swap for more than one year). With respect to certain types of swaps, the Fund may be required to currently recognize income or loss with respect to future payments on such swaps or may elect under certain circumstances to mark such swaps to market annually for tax purposes as ordinary income or loss. The tax treatment of many types of credit default swaps is uncertain.

Code Section 1092, which applies to certain “straddles,” may affect the taxation of the Fund’s sales of securities and transactions in options, futures and forward foreign exchange contracts. Under Section 1092, the Fund may be required to postpone recognition for federal income tax purposes of losses incurred in certain sales of securities and closing transactions with respect to options, futures and forward foreign exchange contracts or to treat certain long-term capital gains as short-term capital gains and certain short-term capital losses as long-term capital losses. The Fund may also be required to capitalize (rather than deduct) interest and carrying charges allocable to the straddle positions. Code Section 1259, which deals with “constructive sale” of appreciated positions, may apply to accelerate the recognition of income for federal income tax purposes. In addition, Code Section 1260, which applies to certain “conversion transactions,” may treat all or a portion of the gain from certain transactions as ordinary income, rather than as capital gain.

Special Rules for Certain Foreign Currency Transactions

In general, gains from “foreign currencies” and from foreign currency options relating to investments in stock, securities or foreign currencies will be qualifying income for purposes of determining whether the Fund qualifies as a RIC. It is currently unclear, however, who will be treated as the issuer of a foreign currency instrument or how foreign currency options, foreign currency futures and forward foreign exchange contracts will be valued for purposes of the RIC diversification requirements applicable to the Fund.

Under Code Section 988, special rules are provided for certain transactions in a currency other than the taxpayer’s functional currency (i.e., unless certain special rules apply, currencies other than the U.S. dollar). In general, foreign currency gains or losses from certain debt instruments, from certain forward contracts, from futures contracts that are not “regulated futures contracts”and options (other than listed non-equity options) will be treated as ordinary income or loss under Code Section 988. In certain circumstances, the Fund may elect capital gain or loss treatment for such transactions. Regulated futures contracts, as described above, will be taxed under Code Section 1256 unless application of Section 988 is elected by the Fund. In general, however, Code Section 988 gains or losses will increase or decrease the amount of the Fund’s investment company taxable income available to be distributed to shareholders as ordinary income. Additionally, if Code Section 988 losses exceed other investment company taxable income during a taxable year, the Fund would not be able to make any ordinary income dividend distributions, and all or a portion of distributions made before the losses were realized but in the same taxable year would be recharacterized as a return of capital to shareholders, thereby reducing the basis of each shareholder’s Fund shares and resulting in a capital gain for any shareholder who received a distribution greater than such shareholder’s basis in Fund shares (assuming the shares were held as a capital asset). These rules and the mark-to-market rules described above, however, will not apply to certain transactions entered into by the Fund solely to reduce the risk of currency fluctuations with respect to its investments.

The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury regulations presently in effect. For the complete provisions, reference should be made to the pertinent Code sections and the Treasury regulations promulgated thereunder. The Code and the Treasury regulations are subject to change by legislative, judicial or administrative action either prospectively or retroactively.

Ordinary income and capital gain dividends may also be subject to state and local taxes.

Certain states exempt from state income taxation dividends paid by RICs which are derived from interest on United States Government obligations. State law varies as to whether dividend income attributable to United States Government obligations is exempt from state income tax.

Shareholders are urged to consult their tax advisors regarding specific questions as to Federal, foreign, state or local taxes. Foreign investors should consider applicable foreign taxes in their evaluation of investment in the Fund.

Item 25. Underwriters.

BRIL acts as the Fund’s underwriter. See “Purchase of Shares” above.

Item 26. Calculation of Performance Data.

From time to time, the Fund may include its average annual total return and other total return data in advertisements or information furnished to present or prospective shareholders. Total return figures are based on the Fund’s historical performance and are not intended to indicate future performance. Average annual total return is determined separately for Investor A, Investor B, Investor C and Institutional Shares in accordance with a formula specified by the Commission.

Quotations of average annual total return before tax for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return before taxes is computed assuming all dividends are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Investor A Shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Investor B and Investor C Shares, but does not take into account taxes payable on dividends or on redemption.

Quotations of average annual total return after taxes on dividends for the specified periods are computed by finding the average annual compounded rate of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period. Average annual total return after taxes on dividends is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Investor A Shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Investor B and Investor C Shares. The taxes due on dividends are calculated by applying the highest marginal Federal individual income tax rates in effect on the reinvestment date for that dividend. The rates used correspond to the tax character of each dividend. The taxable amount and tax character of each dividend are specified by the Fund on the dividend declaration date, but may be adjusted to reflect subsequent recharacterizations of distributions. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected. Applicable tax credits such as foreign credits are taken into account according to Federal law. The ending value is determined assuming complete redemption at the end of the applicable periods with no tax consequences associated with such redemption.

Quotations of average annual total return after taxes on both dividends and redemptions for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period as well as on complete redemption. Average annual total return after taxes on distributions and redemption is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Investor A Shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Investor B and Investor C Shares, and assuming, for all classes of shares, complete redemption and payment of taxes due on such redemption. The ending value is determined assuming complete redemption at the end of the applicable periods, subtracting capital gains taxes resulting from the redemption and adding the presumed tax benefit from capital losses resulting from redemption. The taxes due on dividends and on the redemption are calculated by applying the highest applicable marginal Federal individual income tax rates in effect on the reinvestment and/or the redemption date. The rates used correspond to the tax character of each component of each dividend and/or the redemption payment. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected.

The Fund also may quote annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount based on a hypothetical investment of $1,000 or some other amount, for various periods other than those noted below. Such data will be computed as described above, except that (1) as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted and (2) the maximum sales charges will not be included with respect to annual or annualized rates of return calculations. Aside from the impact on the performance data calculations of including or excluding the maximum sales charges, actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

In order to reflect the reduced sales charges in the case of Investor A Shares, or the waiver of the CDSC in the case of Investor B or Investor C Shares, applicable to certain investors, as described under “Purchase of Shares” and “Redemption of Shares,” respectively, the total return data quoted by the Fund in advertisements directed to such investors may take into account the reduced, and not the maximum, sales charge or may not take into account the CDSC, and therefore may reflect greater total return since, due to the reduced sales charges or the waiver of sales charges, a lower amount of expenses is deducted.

Total return figures are based on the Fund’s historical performance and are not intended to indicate future performance. The Fund’s total return will vary depending on market conditions, the securities comprising the Fund’s portfolio, the Fund’s operating expenses and the amount of realized and unrealized net capital gains or losses during the period. The value of an investment in the Fund will fluctuate and an investor’s shares, when redeemed, may be worth more or less than their original cost.

On occasion, the Fund may compare its performance to various indices, including the S&P’s 500 Index, the Dow Jones Industrial Average, or performance data published by Lipper Analytical Services, Inc., Morningstar Inc. (“Morningstar”), CDA Investment Technology, Inc., Money Magazine, U.S. News & World Report, BusinessWeek, Forbes Magazine and Fortune Magazine or other industry publications. When comparing its performance to a market index, the Fund may refer to various statistical measures derived from the historic performance of the Fund and the index, such as standard deviation and beta. In addition, from time to time, the Fund may include its Morningstar risk-adjusted performance ratings in advertisements or supplemental sales literature.

The Fund may provide information designed to help investors understand how the Fund is seeking to achieve its respective investment objective. This may include information about past, current or possible economic, market, political, or other conditions, descriptive information on general principles of investing such as asset allocation, diversification and risk tolerance, discussion of the Fund’s portfolio composition, investment philosophy, strategy or investment techniques, comparisons of the Fund’s performance or portfolio composition to that of other funds or types of investments, indices relevant to the comparison being made, or to a hypothetical or model portfolio. The Fund may also quote various measures of volatility and benchmark correlation in advertising and other materials, and may compare these measures to those of other funds or types of investments. As with other performance data, performance comparisons should not be considered indicative of the Fund’s relative performance for any future period.

Item 27. Financial Statements.

The Fund’s and the Master Portfolio’s audited financial statements, including the reports of the independent registered public accounting firm, are incorporated in this Part B by reference to the Fund’s 2009 Annual Report. Investors may request a copy of the Annual Report and Semi-Annual Report at no additional charge by calling (800) 441-7762 between 8:00 a.m. and 6:00 p.m. Eastern time, on any business day.

PART C. OTHER INFORMATION

Item 28. Exhibits

Exhibit Number			Description

1	(a)	—	Declaration of Trust.(3)
	(b)	—	Certificate of Trust.(1)
	(c)	—	Certificate of Amendment of Certificate of Trust.(2)
	(d)	—	Certificate of Amendment to Certificate of Trust.(16)
2		—	Amended and Restated Bylaws.*
3		—	Instrument Defining Rights of Shareholders. Incorporated by reference to Exhibits 1 and 2 above.
4	(a)	—	Form of Management Agreement between the Registrant, on behalf of BlackRock Core Principal Protected Fund (the “Fund”), and BlackRock Advisors, LLC.(17)
	(b)	—	Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Investment Management, LLC (“BIM”).(16)
5		—	Form of Unified Distribution Agreement between the Registrant and BlackRock Investments, LLC (formerly BlackRock Investments, Inc.) (“BRIL”).(18)
6		—	Not applicable.
7	(a)	—	Form of Custody Agreement between Registrant and Brown Brothers Harriman & Co., Inc.(5)
8	(a)	—

Form of Unified Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement between the Registrant and PNC Global Investment Servicing (U.S.) Inc. (“PNC GIS”), formerly PFPC, Inc.(7)

	(b)	—	Form of License Agreement relating to the use of name between Merrill Lynch & Co., Inc. (“ML & Co.”) and Registrant.(2)

Exhibit Number			Description
	(c)	—	Form of Administrative Services Agreement between the Registrant and State Street Bank and Trust Company.(6)
	(d)	—	Form of Financial Guarantee Agreement among the Registrant, on behalf of the Fund, Fund Asset Management, L.P. (now BlackRock Advisors, LLC) and Ambac Assurance Corporation.(8)
	(e)	—	Form of Fee Waiver Agreement (for Fund Operating Expenses) between the Registrant, on behalf of the Fund, and BlackRock Advisors, LLC.(17)
	(f)	—	Form of Fee Waiver Agreement (for the Management Agreement) between the Registrant, on behalf of the Fund, and BlackRock Advisors, LLC.(17)
	(g)	—	Form of Expense Limitation Agreement between the Registrant, on behalf of the Fund, and BlackRock Advisors, LLC.(17)
	(h)	—	Form of Securities Lending Agency Agreement between the Registrant and BlackRock Investment Management, LLC dated as of June 1, 2007.(21)
	(i)(1)	—	Form of Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(19)
	(i)(2)	—	Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks, dated as of November 19, 2008, relating to the Credit Agreement, dated as of November 17, 2007.(20)
	(i)(3)	—	First Amendment to Form of Credit Agreement among Registrant, a syndicate of banks and certain other parties.(22)
9		—	Not Applicable.
10		—	Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Registrant.*
11		—	Not applicable.
12		—	Certificate of Initial Shareholders.(2)
13	(a)	—	Form of Unified Investor A Distribution Plan.(18)
	(b)	—	Form of Unified Investor B Distribution Plan.(18)
	(c)	—	Form of Unified Investor C Distribution Plan.(18)
14		—	Form of Plan pursuant to Rule 18f-3.(4)
15	(a)	—	Code of Ethics of the Registrant.(15)
	(b)	—	Code of Ethics of the Manager.(23)
	(c)	—	Code of Ethics of BRIL.(24)
16	(a)	—	Power of Attorney for Registrant.(11)
	(b)	—	Power of Attorney for Master Large Cap Series LLC.(12)

*	Filed herewith.
(1)	Incorporated by reference to the identically numbered exhibit to Registrant’s Registration Statement filed on Form N-1A filed on July 15, 2002 (File No. 333-92404).
(2)	Incorporated by reference to the Identically numbered exhibit to Registrant’s Registration Statement on Form N-1A filed on October 28, 2002 (filed No. 333-92404).
(3)	Incorporated by reference to the identically numbered exhibit to Pre-Effective Amendment No. 2 to Registrant’s Registration Statement on Form N-1A filed on August 28, 2002 (File No. 333-92404).
(4)	Incorporated by reference to Exhibit No. 14 to the Registration Statement on Form N-1A of Merrill Lynch Bond Fund, Inc. filed on July 21, 2006 (File No. 2-62329).
(5)	Incorporated by reference to exhibit number 7 to Amendment No. 2 to the Registration Statement on Form N-1A of Master Large Cap Series Trust (File No. 811-09739) filed on January 30, 2002.
(6)	Incorporated by reference to exhibit number 8(d) to Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Focus Twenty Fund, Inc. (File No. 333-89775) filed on March 20, 2001.
(7)	Incorporated by reference to Exhibit 8(b) to Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A of BlackRock Variable Series Funds, Inc. filed on April 23, 2007 (File No. 2-74452).
(8)	Incorporated by reference to Exhibit No. 8(d)(1) to Registrant’s Registration Statement on Form N-1A filed on January 10, 2003 (File No. 333-92404).
(9)	Incorporated by reference to Amendment 6 to the Registrant’s Statement on Form N-1 of Merrill Lynch Global Technology Fund, Inc. (File No. 811-8721) filed on December 23, 2002.
(10)	Incorporated by reference to the identically numbered exhibit to Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A filed on July 21, 2006 of Merrill Lynch Bond Fund, Inc. (File No. 2-62329).
(11)	Incorporated by reference to Exhibit 99(a) to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of BlackRock Funds II (File No. 333-142592) filed on November 15, 2007.
(12)	Incorporated by reference to Exhibit 99.16(b) to Post-Effective Amendment No. 54 to the Registration Statement on Form N-1A of BlackRock Balanced Capital Fund, Inc. (File No. 002-49007) filed on January 29, 2009.
(13)	Incorporated by reference to Exhibit No. 13(c) to Post-Effective Amendment No. 39 to the Registration Statement on Form N-1A of Merrill Lynch Bond Fund, Inc. filed on September 15, 2006 (File No. 2-62329).
(14)	Incorporated by reference to Exhibit No. 13(e) to Post-Effective Amendment No. 39 to the Registration Statement on Form N-1A of Merrill Lynch Bond Fund, Inc. filed on September 15, 2006 (File No. 2-62329).
(15)	Incorporated by reference to Exhibit 15(a) to Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A of Ready Assets Prime Money Fund (File No. 2-52711) filed on April 29, 2009.
(16)	Incorporated by reference to the identically numbered exhibit to the Registrant’s Registration Statement filed on Form N-1A filed on December 28, 2006.
(17)	Incorporated by reference to the identically numbered exhibit to the Registrant’s Registration Statement filed on Form N-1A filed on February 27, 2007.
(18)	Incorporated by reference to the identically numbered Exhibits to the Registrant’s Registration Statement on Form N-1A filed on October 28, 2008.
(19)	Incorporated by reference to Exhibit 8(b) to Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A of BlackRock Global Growth Fund, Inc. filed on December 17, 2007.
(20)	Incorporated by reference to Exhibit 8(c) to Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of BlackRock Fundamental Growth Fund, Inc., (File No. 33-47875) filed on December 22, 2008.
(21)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A of Ready Assets Prime Money Fund (File No. 2-52711) filed on April 21, 2008.
(22)	Incorporated by reference to Exhibit 8(b)(4) to Post-Effective Amendment No. 34 to the Registration Statement on Form N-1A of BlackRock Healthcare Fund, Inc. (File No. 2-80150) filed on August 28, 2009.
(23)	Incorporated by reference to Exhibit 15(c) to Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A of Ready Assets Prime Money Fund (File No. 2-52711) filed on April 29, 2009.
(24)	Incorporated by reference to Exhibit 15(b) to Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A of Ready Assets Prime Money Fund (File No. 2-52711) filed on April 29, 2009.

Item 29. Persons Controlled by or under Common Control with Registrant.

     As of January 13, 2010 the BlackRock Core Principal Protected Fund owned 0.14% of the interests of Master Large Cap Core Portfolio of Master Large Cap Series LLC, a Delaware Limited Liability Company. The Registrant does not control any person, and is not under common control with any person.

Item 30. Indemnification.

     As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (previously defined as the “Investment Company Act”), and pursuant to Sections 2, 3 and 4, of Article VII of the Registrant’s Declaration of Trust (Exhibit 1 to this Registration Statement), Sections 1, 2, 4 and 5 of Article IV of the Registrant’s Bylaws (Exhibit 2 to this Registration Statement), and Section 9a and 9b of the Registrant’s Distribution Agreement, the Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.

     Article VII, Section 2 of the Registrant’s Declaration of Trust provides:

     Section 2. Indemnification and Limitation of Liability. A Trustee, when acting in such capacity, shall not be personally liable to any Person, other than the Trust or a Shareholder to the extent provided in this Article VII, for any act, omission or obligation of the Trust, of such Trustee or of any other Trustee. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, Manager, adviser, sub-adviser or Principal Underwriter of the Trust. The Trust shall indemnify each Person who is, or has been, a Trustee, officer, employee or agent of the Trust and any Person who is serving or has served at the Trust’s request as a director, officer, trustee, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise to the extent and in the manner provided in the By-Laws. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the Series that such person extended credit to, contracted with or has a claim against, or, if the Trustees have yet to establish Series, of the Trust for payment under such credit, contract or claim; and neither the Trustees nor the Shareholders, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees by any of them in connection with the Trust shall conclusively be deemed to have been executed or done only in or with respect to his or her capacity as Trustee or Trustees and such Trustee or Trustees shall not be personally liable thereon. At the Trustees’ discretion, any note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers may give notice that the Certificate of Trust is on file in the Office of the Secretary of State of the State of Delaware and that a limitation on liability of Series exists and such note, bond, contract, instrument, certificate or undertaking may, if the Trustees so determine, recite that the same was executed or made on behalf of the Trust by a Trustee or Trustees in such capacity and not individually or by an officer or officers in such capacity and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only on the assets and property of the Trust or a Series thereof, and may contain such further recital as such Person or Persons may deem appropriate. The omission of any such notice or recital shall in no way operate to bind any Trustees, officers or Shareholders individually.

     Article VII, Section 3 of the Registrant’s Declaration of Trust further provides:

     Section 3. Trustee’s Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable to the Trust and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

     Article VII, Section 4 of the Registrant’s Declaration of Trust further provides:

     Section 4. Insurance. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee, officer, employee or agent of the Trust in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust.

     Article IV, Section 1 of the Registrant’s Bylaws provides:

     Section 1. No Personal Liability of Directors or Officers. No Director, advisory board member or officer of the Fund shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Fund or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the assets of the Fund for satisfaction of claims of any nature arising in connection with the affairs of the Fund. If any Director, advisory board member or officer, as such, of the Fund, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, such person shall not, on account thereof, be held to any personal liability. Any repeal or modification of the Charter or this Article IV Section 1 shall not adversely affect any right or protection of a Director, advisory board member or officer of the Fund existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     Article IV, Section 2 of Registrant’s Bylaws provides:

     Section 2. Mandatory Indemnification. The Fund hereby agrees to indemnify each person who is or was a Director, advisory board member or officer of the Fund (each such person being an “Indemnitee”) to the full extent permitted under applicable law against any and all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and legal fees and expenses reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while acting in any capacity set forth in this Article IV by reason of having acted in any such capacity, whether such liability or expense is asserted before or after service, except with respect to any matter as to which such person shall not have acted in good faith in the reasonable belief that his or her action was in the best interest of the Fund or, in the case of any criminal proceeding, as to which such person shall have had reasonable cause to believe that the conduct was unlawful; provided, however, that no Indemnitee shall be indemnified hereunder against any liability to any person or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of the Indemnitee’s position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “Disabling Conduct”). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnitee (A) was authorized by a majority of the Directors or (B) was instituted by the Indemnitee to enforce his or her rights to indemnification hereunder in a case in which the Indemnitee is found to be entitled to such indemnification. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Fund, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

     Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such Indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (A) a majority vote of a quorum of those Directors who are both Independent Directors and not parties to the proceeding (“Independent Non-Party Directors”), that the Indemnitee is entitled to indemnification hereunder, or (B) if such quorum is not obtainable or even if obtainable, if such majority so directs, a Special Counsel in a written opinion concludes that the Indemnitee should be entitled to indemnification hereunder.

     Notwithstanding the foregoing, to the extent that an Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     The Fund shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder, to the full extent permitted under applicable law, only if the Fund receives a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking by the Indemnitee to reimburse the Fund if it shall ultimately be determined that the standards of conduct necessary for indemnification have not been met. In addition, at least one of the following conditions must be met: (i) the Indemnitee shall provide adequate security for his or her undertaking, (ii) the Fund shall be insured against losses arising by reason of any lawful advances or (iii) a majority of a quorum of the Independent Non-Party Directors, or if such quorum is not obtainable or even if obtainable, if a majority vote of such quorum so direct, Special Counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

     The rights accruing to any Indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under the Charter, these Bylaws or any statute, insurance policy, agreement, vote of Shareholders or Independent Directors or any other right to which such person may be lawfully entitled.

     Subject to any limitations provided by the 1940 Act and the Charter, the Fund shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Fund or serving in any capacity at the request of the Fund to the full extent permitted for corporations organized under the corporations laws of the state in which the Fund was formed, provided that such indemnification has been approved by a majority of the Directors.

     Any repeal or modification of the Charter or Section 2 of this Article IV shall not adversely affect any right or protection of a Director, advisory board member or officer of the Fund existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     Article IV, Section 4 of the Registrant’s Bylaws further provides:

     Section 4. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IV or the Charter shall continue as to a person who has ceased to be a Director, advisory board member or officer of the Fund and shall inure to the benefit of the heirs, executors and personal and legal representatives of such a person.

     Article IV, Section 5 of the Registrant’s Bylaws further provides:

     Section 5. Insurance. The Directors may maintain insurance for the protection of the Fund’s property, the Shareholders, Directors, officers, employees and agents in such amount as the Directors shall deem adequate to cover possible tort liability, and such other insurance as the Directors in their sole judgment shall deem advisable or is required by the 1940 Act.

     Sections 9a. and 9b. of the Registrant’s Distribution Agreement further provide:

     a. Each Fund shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising by reason of any person acquiring any Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus and statement of additional information, as from time to time amended and supplemented, or an annual or interim report to the Fund’s shareholders, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Fund in favor of the Distributor and any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Fund or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under the agreement; or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability that it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. Each Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event a Fund elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses, as incurred, of any additional counsel retained by them, but in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses, as incurred, of any counsel retained by them. Each Fund shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issuance or sale of any of the Shares.

     b. The Distributor shall indemnify and hold harmless the Trust and each of its Trustees and officers, the applicable Fund, and each person, if any, who controls the Trust against any loss, liability, claim, damage or expense, as incurred, described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Fund in writing by or on behalf of the Distributor for use in connection with the registration statement or related prospectus and statement of additional information, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Trust or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Trust, and the Trust and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 9.

     The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust, By-laws and Distribution Agreement in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the Investment Company Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 31. Business and Other Connections of Investment Adviser.

     (a) BlackRock Advisors, LLC is an indirect wholly owned subsidiary of BlackRock, Inc. BlackRock Advisors, LLC was organized in 1994 for the purpose of providing advisory services to investment companies. The information required by this Item 26 about officers and directors of BlackRock Advisors, LLC, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BlackRock Advisors, LLC pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-47710).

     (b) BlackRock Investment Management, LLC (“BIM”), is an indirect, wholly owned subsidiary of BlackRock, Inc. BIM currently offers investment advisory services to institutional investors such as pension and profit-sharing plans or trusts, insurance companies and banks. The information required by this Item 26 about officers and directors of BIM, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Schedules A and D of Form ADV, filed by BIM pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-56972).

Item 32. Principal Underwriter.

     BlackRock Investments, LLC (“BRIL”) acts as the principal underwriter or the placement agent, as applicable, for each of the following open-end investment companies, including the Registrant:

BlackRock Balanced Capital Fund, Inc.	BlackRock Series, Inc.
BlackRock Basic Value Fund, Inc.	BlackRock Short-Term Bond Series, Inc.
BlackRock Bond Allocation Target Shares	BlackRock Utilities and Telecommunications Fund, Inc.
BlackRock Bond Fund, Inc.	BlackRock Value Opportunities Fund, Inc.
BlackRock California Municipal Series Trust	BlackRock Variable Series Funds, Inc.
BlackRock Equity Dividend Fund	BlackRock World Income Fund, Inc.
BlackRock EuroFund	CMA Government Securities Fund
BlackRock Financial Institutions Series Trust	CMA Money Fund
BlackRock Focus Growth Fund, Inc.	CMA Multi-State Municipal Series Trust
BlackRock Focus Value Fund, Inc.	CMA Tax-Exempt Fund
BlackRock Fundamental Growth Fund, Inc.	CMA Treasury Fund
BlackRock Funds	FDP Series, Inc.
BlackRock Funds II	Funds for Institutions Series
BlackRock Global Allocation Fund, Inc.	Global Financial Services Master LLC
BlackRock Global Dynamic Equity Fund	Managed Account Series
BlackRock Global Emerging Markets Fund, Inc.	Master Basic Value LLC
BlackRock Global Financial Services Fund, Inc.	Master Bond LLC
BlackRock Global Growth Fund., Inc.	Master Focus Growth LLC
BlackRock Global SmallCap Fund, Inc.	Master Government Securities LLC
BlackRock Global Value Fund, Inc.	Master Institutional Money Market LLC
BlackRock Healthcare Fund, Inc.	Master Large Cap Series LLC
BlackRock Index Funds, Inc.	Master Money LLC
BlackRock International Value Trust	Master Tax-Exempt LLC
BlackRock Large Cap Series Funds, Inc.	Master Treasury LLC
BlackRock Latin America Fund, Inc.	Master Value Opportunities LLC
BlackRock Liquidity Funds	Quantitative Master Series LLC
BlackRock Master LLC	Ready Assets Prime Money Fund
BlackRock Mid Cap Value Opportunities Series, Inc.	Ready Assets U.S.A. Government Reserves
BlackRock Multi-State Municipal Series Trust	Ready Assets US Treasury Money Fund
BlackRock Municipal Bond Fund, Inc.	Retirement Series Trust Short-Term Bond Master LLC
BlackRock Municipal Series Trust	WCMA Government Securities Fund
BlackRock Natural Resources Trust	WCMA Money Fund
BlackRock Pacific Fund, Inc.	WCMA Tax-exempt Fund
BlackRock Principal Protected Trust	WCMA Treasury Fund
BlackRock Series Fund, Inc.

     BRIL also acts as the principal underwriter or placement agent, as applicable, for each of the following closed-end registered investment companies:

BlackRock Fixed Income Value Opportunities	BlackRock Senior Floating Rate Fund II, Inc.
BlackRock Senior Floating Rate Fund, Inc.	Master Senior Floating Rate LLC

     On or about October 1, 2008, BRIL replaced BlackRock Distributors, Inc. and FAM Distributors, Inc. as principal underwriter for each of the open-end registered investment companies mentioned above, including the Registrant.

     (b) Set forth below is information concerning each director and officer of BRIL. The principal business address of each such person is 40 E. 52nd Street, New York, New York 10022.

Name	Position(s) and Office(s) with BRIL	Position(s) and Office(s) with Registrant
Laurence Fink	Chairman and Director	Director

Francis Porcelli	Chief Executive Officer and Managing Director	None

Anne Ackerley	Managing Director	President and Chief Executive Officer

Robert Connolly	General Counsel, Secretary and Managing Director	None

Paul Greenberg	Treasurer, Chief Financial Officer and Managing Director	None

Steven Hurwitz	Chief Compliance Officer, Assistant Secretary and Director	None

John Blevins	Assistant Secretary and Managing Director	None

Brian Schmidt	Managing Director	Vice President
Brenda Sklar	Managing Director	None
Stephen Hart	Associate	None
Robert Kapito	Director	None
Daniel Waltcher	Director	None

     (c) Not applicable.

Item 33. Location of Accounts and Records.

     All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder are maintained at the offices of

     (a) Registrant, 100 Bellevue Parkway, Wilmington, Delaware 19809.

     (b) BlackRock Investments, LLC, 40 East 52nd Street, New York, New York 10022 (records relating to its functions as distributor or placement agent, as applicable).

     (c) FAM Distributors, Inc., 800 Scudders Mill Road, Plainsboro, New Jersey 08536, BlackRock Distributors, Inc., 760 Moore Road, King of Prussia, Pennsylvania 19406 (records relating to their functions as previous distributors).

     (d) BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as manager).

     (e) BlackRock Investment Management, LLC, 800 Scudders Mill Road, Plainsboro, New Jersey 08536 (records relating to its functions as sub-adviser).

     (f) PNC Global Investment Servicing (U.S.) Inc., 301 Belleveue Parkway, Wilmington, Delaware 19809 (records relating to its functions as transfer agent and dividend disbursing agent).

     (g) State Street Bank and Trust Company, 600 College Road East, Princeton, New Jersey 08540 (records relating to its functions as accounting agent).

     (h) Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109-3661 (records relating to its functions as custodian).

Item 34. Management Services.

     Other than as set forth under the caption “Management, Organization and Capital Structure” in Part A of the Registration Statement and under “Management of the Fund and the Master LLC” in Part B of the Registration Statement, the Registrant is not a party to any management-related service contract.

Item 35. Undertakings.

     Capitalized terms used in these undertakings and not otherwise defined, have the respective meanings assigned to them in this Registration Statement.

1.	During the Guarantee Period, the Registrant hereby undertakes to mail notices to current shareholders promptly after the happening of significant events related to the insurance policy issued by Ambac under the Financial Guarantee Agreement. These significant events include (i) the termination of the Financial Guarantee Agreement; (ii) a default under the Financial Guarantee Agreement that has a material adverse effect on a shareholder’s right to receive his or her Guaranteed Amount on the Guarantee Maturity Date; (iii) the insolvency of Ambac; or (iv) a reduction in the credit rating of Ambac’s long-term debt as issued by Standard & Poor’s or Moody’s Investors Service, Inc. to BBB+ or lower or Baa1 or lower, respectively.

2.	If at any time during the Guarantee Period during which the Registrant is required to file amendments to its registration statement with respect to the Fund under the Investment Company Act of 1940, as amended (the “1940 Act”), Ambac Financial Group (“AFG”) on behalf of Ambac (or such successors or substituted entities, as applicable) ceases to file periodic reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Registrant hereby undertakes to update its registration statement on an annual basis under the 1940 Act to include updated audited financial statements for Ambac (or any successors or substituted entities thereto), as applicable, covering the periods that would otherwise have been required by Form 10-K under the Exchange Act. Further, the Registrant undertakes under such circumstances to include as an exhibit to its registration statement as it relates to the Fund, the consent of the independent auditors of Ambac (or such successors or substituted entities), as applicable, regarding such reports.

3.	During the Guarantee Period, the Registrant hereby undertakes to include in the Registrant’s annual and semiannual reports (with respect to the Fund) to shareholders, an offer to supply the most recent annual and/or quarterly report of AFG, or its successors to the Policy or Financial Guarantee Agreement, free of charge, upon a shareholder’s request.

4.	At such times as the Trust files an amendment to its Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “1933 Act”) which relates to the Fund, the Trust hereby undertakes to update its Registration Statement to incorporate by reference the annual report on Form 10-K or include the audited financial statements covering the periods that would otherwise have been required by Form 10-K for each of (i) AFG, as they relate to Ambac, (ii) Ambac’s successors to the Financial Guarantee Agreement, or (iii) any entity that is replaced or substituted for Ambac under a new financial guarantee agreement or the existing Financial Guarantee Agreement. Further, the Trust undertakes to include as an exhibit to any amendment to its Registration Statement filed under the 1933 Act, the consent of the independent auditors of AFG (or such successors or substituted entities, as applicable) regarding such reports.

SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 28th day of January, 2010.

BLACKROCK PRINCIPAL PROTECTED TRUST (Registrant)

By:	/s/ ANNE F. ACKERLEY
(Anne F. Ackerley, President and Chief Executive Officer)

SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, Master Large Series LLC has duly caused this amendment to the Registration Statement of BlackRock Principal Protected Trust to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 28th day of January, 2010.

MASTER LARGE CAP SERIES LLC

By:	/s/ ANNE F. ACKERLEY
(Anne F. Ackerley, President and Chief Executive Officer)

EXHIBIT INDEX

2	—	Amended and Restated Bylaws of the Registrant.

10	—	Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Registrant.